UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.   )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

GRIFFON CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if the other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PROXY STATEMENT
AND NOTICE OF
2024 ANNUAL MEETING
OF SHAREHOLDERS

Annual Meeting of Shareholders
March 20, 2024, 10:00 a.m. Eastern Time

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Items of Business:

1.  Election of thirteen directors for a term of one year

2.  Advisory vote on executive compensation

3.  Approval of Amendment No. 1 to the Amended and Restated 2016 Equity Incentive Plan to authorize an increase in the number of shares available for future awards

4.  Ratification of the selection by our Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2024

5.  Any other matters that properly come before the meeting

MEETING INFORMATION

Date:    March 20, 2024

Time:   10:00 a.m. Eastern Daylight Time

Place:   Dechert LLP
1095 Avenue of the Americas
New York, NY 10036

WHO MAY VOTE

You can vote if you were a stockholder at the close of business on January 22, 2024, the record date.

MATERIALS TO REVIEW

This booklet contains our Notice of Annual Meeting and Proxy Statement. You may access this booklet, as well as our 2023 Annual Report to Stockholders and our Annual Report on Form 10-K for the fiscal year ended September 30, 2023, at the following website: http://www.astproxyportal.com/ast/03170

Your vote is extremely important. It is important that your shares be represented at the Annual Meeting whether or not you are personally able to attend. Most stockholders are unable to attend the Annual Meeting. Even if you do plan to attend the Annual Meeting, we urge you to promptly vote by using the enclosed proxy card to vote by telephone or the Internet. You may also sign, date and return the proxy card in the postage-paid envelope provided. Proxy cards that are signed and returned but do not include voting instructions will be voted by the proxies as recommended by the Board of Directors. If your shares are held by a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee to vote your shares and you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting. You can change your voting instructions or revoke your proxy at any time prior to the Annual Meeting by following the instructions included in this Proxy Statement and on the proxy card.

If you have any questions or need help voting your shares, please call the firm assisting us with the proxy solicitation:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll free: (877) 800-5182
Banks and Brokers may call collect: (212) 750-5833

This Proxy Statement is dated January 29, 2024
and is being mailed with the form of proxy on or shortly after January 29, 2024.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with rules of the Securities and Exchange Commission, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Because we are using the Internet, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on Wednesday, March 20, 2024 at 10:00 a.m. at 1095 Avenue of the Americas, New York, NY 10036. The Company’s Proxy Statement, 2023 Annual Report on Form 10-K and Annual Report to Stockholders will be available online at http://www.astproxyportal.com/ast/03170.

By Order of the Board of Directors

Seth L. Kaplan
Senior Vice President, General Counsel and Secretary

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PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider. Please read the entire Proxy Statement carefully before voting.

AGENDA AND VOTING RECOMMENDATIONS

Proposal	Board Vote Recommendation	Page Reference
1. Election of thirteen directors for a term of one year	FOR	15
2. Advisory vote on executive compensation	FOR	87
3. Approval of Amendment No. 1 to the Amended and Restated 2016 Equity Incentive Plan to increase the number of shares available for future awards	FOR	88
4. Ratification of the selection by our Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2024	FOR	103

COMPOSITION OF BOARD OF DIRECTORS

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The following table provides summary information about each nominee for election at the Annual Meeting. Each nominee is currently a director on our Board. For more detailed information about our directors, see “Proposal 1–Election of Directors” on page 15.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Henry A. Alpert	76	1995	President, Spartan Petroleum Corp.		Nominating and Corporate Governance (NCG), Finance
Jerome L. Coben	79	2020	Retired Partner, Skadden, Arps, Slate, Meagher and Flom LLP		Compensation, Finance
Travis W. Cocke	36	2023	Founder and Chief Investment Officer of Voss Capital		NCG
H. C. Charles Diao	66	2022	Senior Vice President, Finance and Corporate Treasurer, Bally’s Corporation		Finance
Louis J. Grabowsky	72	2015	Founder and principal of Juniper Capital Management		Audit
Lacy M. Johnson	71	2019	Partner, Public Affairs Strategies Group, Taft Stettinius & Hollister LLP		Compensation, NCG
Ronald J. Kramer	65	1993	Chief Executive Officer and Chairman of the Board, Griffon Corporation
General Victor Eugene Renuart	74	2014	President, The Renuart Group, LLC		Finance
James W. Sight	68	2019	Private Investor		Audit
Samanta Hegedus Stewart	48	2018	Consumer, Technology and Financial Services practice of Egon Zehnder		Compensation, NCG
Kevin F. Sullivan	70	2013	Retired Executive		Audit, Finance
Michelle L. Taylor	55	2022	New Product Quality Director, Trane Technologies		Audit
Cheryl L. Turnbull	63	2018	Senior Director of the Keenan Center for Entrepreneurship at The Ohio State University		Compensation
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GOVERNANCE HIGHLIGHTS

We recognize that strong corporate governance contributes to long-term shareholder value. We strive to ensure that our corporate governance reflects best practices tailored, as necessary, to our culture, goals and strategy. Our corporate governance practices include the items below:

Recent Changes

We made the following changes in 2022:

•   Declassified the Board, so that each director is up for election at each annual meeting of shareholders

•   Reduced the percentage of outstanding voting power required to call a special meeting to 25%

Independence	Best Practices	Accountability

•   Every member of the Board except our CEO is independent

•   Strong independent Lead Director with clearly delineated duties

•   All standing Board Committees composed entirely of independent directors

•   Regular executive sessions of independent directors

•   Annual shareholder outreach program

•   Proactive Board that responded to shareholder feedback with clear actions including:

-   Declassification of the Board

-   Reduction of voting power needed to call a special meeting

-   Commitment to further diversify with an objective that, by 2025, 40% of independent directors will be women or persons of color

•   Diverse Board in terms of gender, ethnicity, and specific skills and qualifications

•   Regular Board refreshment (6 of 13 directors have joined the Board in the last five years)

•   Strategy and risk oversight by full Board and Committees

•   Periodic changes to membership of standing Board Committees

•   Long-standing commitment to sustainability and corporate social responsibility

•   Robust stock ownership guidelines for executive officers and nonemployee directors

•   Annual Board and Committee self-evaluations, including individual Board member evaluation

•   A substantial portion of compensation paid to our NEOs is performance-based

•   Clawback policy that applies to our short and long-term incentive plans

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2023 PERFORMANCE SNAPSHOT

Our 2023 operating results continue to reflect the impact of the strategic actions taken to strengthen Griffon and position ourselves for additional growth and increased profitability, while providing the flexibility to return substantial capital to shareholders.

Our business model is delivering results
We generated record adjusted EBITDA, adjusted EPS and free cash flow in fiscal 2023. Our fiscal 2023 free cash flow of $389 million allowed us to return a record $285 million to shareholders through a combination of dividends and share repurchases while reducing debt by $99 million. This contributed to a reduction in our net debt to EBITDA leverage ratio(1) from 2.9x at the end of fiscal 2022 to 2.6x at the end of 2023. Our strong balance sheet, coupled with our solid free cash flow and proven ability to access the capital markets, provides flexibility to both pursue strategic acquisitions and return capital to shareholders.

FISCAL YEAR 2023 RESULTS OVERVIEW

(1)	Calculated based on the applicable covenant in Griffon’s credit agreement.

(2)	On a continuing operations basis; excludes the results of the Telephonics business which was classified as discontinued operations in our Annual Report on Form 10-K filed on November 17, 2021.

(3)	For a reconciliation of Adjusted EBITDA (defined as Segment Adjusted EBITDA less Unallocated amounts, excluding depreciation) to Income (loss) before taxes from continuing operations for each of 2023, 2022, 2021 and 2020, see Appendix A to this Proxy Statement. Income (loss) before taxes from continuing operations was $112.7 million for 2023, ($270.9) million for 2022, $110.0 million for 2021, and $67.5 million for 2020.

(4)	For a reconciliation of Earnings (loss) per share from continuing operations to Adjusted EPS from continuing operations for each of 2023, 2022, 2021 and 2022, see Appendix A to this Proxy Statement. Earnings (loss) per share from continuing operations was $1.42 for 2023, $(5.57) for 2022, $1.32 for 2021, and $0.92 for 2020.

(5)	For a reconciliation of net cash from operating activities to free cash flow for each of 2023, 2022, 2021 and 2020, see Appendix A to this Proxy Statement. Net cash from operating activities was $431.8 million for 2023, $59.2 million for 2022, $69.8 million for 2021, and $106.9 million for 2020.
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EXECUTIVE COMPENSATION HIGHLIGHTS

We strive to provide incentives to senior management to achieve both short-term and long-term objectives and to reward exceptional performance. We believe our compensation practices and our overall level of executive compensation reflect our commitment to performance-based pay.

We provide highlights of our compensation program below. Please review our Compensation Discussion and Analysis and compensation-related tables beginning on page 36 of this Proxy Statement for a complete understanding of our compensation program.

Compensation program highlights
•

Based on shareholder feedback,

-

beginning in fiscal 2024, our CFO and General Counsel will receive restricted stock grants with the same performance metrics and goals as the CEO and COO

-

beginning in fiscal 2023, we included ESG as a performance metric for our short-term cash incentive program for our NEOs

-

beginning in fiscal 2022, we included free cash flow as a component of our long-term cash incentive program for our NEOs

-

beginning in fiscal 2022, we included return on invested capital as a performance measure for equity grants to our CEO and COO

•

For fiscal 2023 and fiscal 2024, we use three different performance metrics as the basis for our short-term cash program, with weightings of 75% assigned to EBITDA, 15% assigned to working capital and 10% assigned to ESG

•

We reduced our CEO’s total compensation by 8.2% from fiscal 2022 to fiscal 2023, and by 27.5% from fiscal 2021 to fiscal 2022, as reported in the summary compensation table, notwithstanding that the Company generated record operating results in fiscal 2023

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PERFORMANCE-BASED COMPENSATION STRUCTURE

[Note: equity awards are based upon grant date value]

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ABOUT THE MEETING

Why did I receive these proxy materials?

Beginning on or shortly after January 29, 2024, this Proxy Statement is being mailed to stockholders who were stockholders as of the January 22, 2024 record date, as part of the Board of Directors’ solicitation of proxies for Griffon’s Annual Meeting and any postponements or adjournments thereof. This Proxy Statement and Griffon’s 2023 Annual Report to Stockholders and Annual Report on Form 10-K (which have been made available to stockholders eligible to vote at the Annual Meeting) contain information that the Board of Directors believes offers an informed view of Griffon Corporation (referred to as “Griffon,” the “Company,” “we” or “us”) and meets the regulations of the Securities and Exchange Commission (the “SEC”) for proxy solicitations. Our management prepared this Proxy Statement for the Board of Directors.

What is the Notice of Internet Availability of Proxy Materials that I received in the mail instead of a full set of proxy materials?

As in past years, we are pleased to be using the SEC rule that allows companies to furnish their proxy materials over the Internet, instead of mailing printed copies of those materials to all stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. These stockholders will instead receive a “Notice of Internet Availability of Proxy Materials” with instructions for accessing our proxy materials, including our Proxy Statement and 2023 Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also contains instructions on how stockholders can obtain a paper copy of our proxy materials if they so choose. We believe this process will expedite stockholders’ receipt of proxy materials, lower the costs of our Annual Meeting and conserve natural resources. If you previously elected to receive our proxy materials electronically, these materials will continue to be sent via email unless you change your election. Stockholders who have elected to receive the proxy materials electronically will be receiving an email on or about January 29, 2024 with information on how to access stockholder information and instructions for voting.

What is being considered at the meeting?

You will be voting on the following matters:

1.	The election of thirteen directors for a term of one year

2.	An advisory vote on executive compensation

3.	The approval of Amendment No. 1 to the Amended and Restated 2016 Equity Incentive Plan to increase the number of shares available for future awards

4.	The ratification of the selection by our Audit Committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2024

We do not expect you to vote on any other matters at the meeting.

Who is entitled to vote at the meeting?

You are entitled to vote at the Annual Meeting if you owned stock as of the close of business on January 22, 2024. Each share of stock is entitled to one vote.

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How does the Board recommend I vote on each of the proposals?

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE AS FOLLOWS:

•	“FOR” THE ELECTION OF EACH OF THE THIRTEEN DIRECTORS LISTED IN THIS PROXY STATEMENT UNDER PROPOSAL 1

•	“FOR” THE NON-BINDING, ADVISORY VOTE ON THE COMPANY’S NAMED EXECUTIVE OFFICERS’ COMPENSATION UNDER PROPOSAL 2

•	“FOR” THE PROPOSAL TO APPROVE AMENDMENT NO. 1 TO THE AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR FUTURE AWARDS UNDER PROPOSAL 3

•	“FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM TO THE COMPANY FOR THE CURRENT FISCAL YEAR UNDER PROPOSAL 4

All valid proxies will be voted as the Board unanimously recommends, unless otherwise specified. A shareholder may revoke a proxy before the proxy is voted at the Annual Meeting by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later-dated proxy, by casting a new vote by telephone or the Internet or by attending the Annual Meeting in person and voting the shares the proxy represents at the Annual Meeting.

Can a Shareholder Raise Other Business at the Annual Meeting?

Under our governing documents, no other business may be raised by a shareholder at the Annual Meeting unless proper and timely notice has been given to us by the shareholder seeking to bring such business before the Annual Meeting. As of the date of this Proxy Statement, the Board knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named on the proxy card, to whom you are granting your proxy and to whom such proxy confers discretionary authority to vote on any unanticipated matters, to vote in accordance with their best judgment on such matters.

How do I vote?

VOTING BY PROXY

For stockholders whose shares are registered in their own names, as an alternative to voting in person at the Annual Meeting, you may vote by proxy via the Internet, by telephone or by mailing a completed proxy card. For those stockholders who receive a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials provides information on how to access your proxy card, which contains instructions on how to vote via the Internet or by telephone. For those stockholders who receive a paper proxy card, instructions for voting via the Internet or by telephone are set forth on the proxy card; alternatively such stockholders who receive a paper proxy card may vote by mail by signing and returning the proxy card in the prepaid and addressed envelope that is enclosed with the proxy materials. In each case, your shares will be voted at the Annual Meeting in the manner you direct.

If your shares are registered in the name of a bank or brokerage firm (your record holder), you may also submit your voting instructions over the Internet or by telephone by following the instructions provided by your record holder in the Notice of Internet Availability of Proxy Materials. If you received printed copies of the proxy materials, you can submit voting instructions by telephone or mail by following the instructions provided by your record holder on the enclosed voting instructions card. Those who elect to vote by mail should complete and return the voting instructions card in the prepaid and addressed envelope provided.

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VOTING AT THE MEETING

If your shares are registered in your own name, you have the right to vote in person at the Annual Meeting by using the ballot provided at the Annual Meeting. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the Annual Meeting, you must obtain a “legal proxy” from your brokerage firm, bank or other holder of record and present it to the inspector of elections with your ballot at the Annual Meeting. Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance of the meeting as described above so that your vote will be counted if you later decide not to attend the Annual Meeting. Submitting your proxy or voting instructions in advance of the meeting will not affect your right to vote in person should you decide to attend the Annual Meeting.

It is extremely important that your shares be represented and voted at the Annual Meeting. If you have any questions or need assistance voting, please call Innisfree, our proxy solicitor, at (212) 750-5833 (call collect) or (877) 800-5182 (toll-free from the U.S. and Canada).

Can I change my mind after I return my proxy?

Yes, you may change your mind at any time before the vote is taken at the meeting. You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy card with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Griffon’s Secretary at our principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting in person at the Annual Meeting if you obtain a legal proxy as described above.

What if I return my proxy card but do not include voting instructions?

If you signed and return a proxy card, but do not include voting instructions, your shares will be voted FOR the election of the nominee directors, FOR the approval, on an advisory basis, of the compensation of Griffon’s named executive officers as presented in this Proxy Statement, FOR the approval of Amendment No. 1 to the Amended and Restated 2016 Equity Compensation Plan to increase the number of shares available for future awards and FOR the ratification of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2024, and in the discretion of the proxy holders as to any other matters that may properly come before the Annual Meeting or any postponement or adjournment of the Annual Meeting.

What does it mean if I receive more than one proxy card?

If you receive multiple Proxy Statements or proxy cards, your shares are likely registered differently or are in more than one account, such as individually and also jointly with your spouse. Please vote each and every proxy card or voting instruction form you receive. Only the latest dated proxy you submit will be counted.

We recommend that, at some point, you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Equiniti Trust Company, LLC (“Equiniti”) and its telephone number is 718-921-8200.

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I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we are delivering a single copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this Proxy Statement and our 2023 Annual Report to multiple stockholders who share the same address unless we have received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs and fees, and conserves natural resources. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this Proxy Statement and our 2023 Annual Report to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the Notice of Internet Availability of Proxy Materials and, if applicable, this Proxy Statement or our 2023 Annual Report, stockholders may write or call our proxy solicitor at the following address and telephone number:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, NY 10022
Shareholders may call toll free: (877) 800-5182
Banks and Brokers may call collect: (212) 750-5833

Stockholders who are the beneficial, but not the record holder, of shares of Griffon stock may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, they will not be voted if you do not provide a proxy, unless you attend the meeting and vote in person.

Your shares may be voted under certain circumstances if they are held in the name of a brokerage firm. Under applicable NYSE rules, brokerage firms generally have the authority to vote customers’ shares on certain “routine” matters, including the ratification of the independent registered public accounting firm. At our meeting, these shares will be counted as voted by the brokerage firm with respect to the ratification of the independent registered public accounting firm in proposal four.

Brokers are prohibited from exercising discretionary authority on non-routine matters. Proposals one, two and three are considered non-routine matters, and therefore brokers cannot exercise discretionary authority regarding these proposals for beneficial owners who have not returned proxies to the brokers (so-called “broker non-votes”). In the case of broker non-votes, and in cases in which you abstain from voting on a matter when present at the meeting and entitled to vote, those shares will still be counted for purposes of determining if a quorum is present.

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How are shares in the Griffon Corporation Employee Stock Ownership Plan Voted?

If you are a participant in the Griffon Corporation Employee Stock Ownership Plan (“ESOP”), you may vote the shares you own through the ESOP via the Internet, by telephone or, if you receive a proxy card in the mail, by mailing a completed proxy card. Shares owned by ESOP participants may NOT be voted in person at the Annual Meeting.

Equiniti will tabulate the votes of participants in the ESOP. The results of the votes received from the ESOP participants will serve as voting instructions to Principal Financial Services, Inc., the trustee of the ESOP. The trustee will vote the shares as instructed by the ESOP participants. If a participant does not provide voting instructions, the trustee will vote the shares allocated to the participant’s ESOP account in the same manner and proportions as those votes cast by other participants submitting timely voting instructions. The trustee will also vote the unallocated shares in the ESOP in the same manner and proportions as those votes cast by participants submitting timely voting instructions. Equiniti will keep how you vote your shares confidential.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly submit your proxy. In order for us to conduct our meeting, the holders of a majority of our outstanding shares of common stock as of January 22, 2024 must be present at the meeting. This is referred to as a quorum. On January 22, 2024, there were 51,309,064 shares of common stock outstanding and entitled to vote.

What vote is required to elect directors?

Directors are elected by a plurality of the votes cast, so the thirteen director nominees receiving the most votes will be elected. You may vote “FOR” up to thirteen nominees to the Board, or you may WITHHOLD authority with respect to all nominees or one or more nominees. Broker non-votes will have no impact on the outcome of the vote.

What vote is required to approve the advisory vote on executive compensation?

Approval of the advisory vote on executive compensation requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will have the same impact as a vote against this proposal. Broker non-votes will have no impact on the outcome of this vote. Because this vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

What vote is required to approve Amendment No. 1 to the Amended and Restated 2016 Equity Incentive Plan?

Approval of Amendment No. 1 to the Amended and Restated 2016 Equity Incentive Plan requires the favorable vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. In determining whether the proposal to approve Amendment No. 1 receives the required number of affirmative votes, a vote to abstain will be counted and will have the same effect as a vote against the proposal. Under applicable NYSE rules, brokers are not permitted to vote shares held for a customer on this proposal without specific instructions from the customer. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

What vote is required to ratify the selection by our Audit Committee of Grant Thornton LLP as our independent registered public accounting firm?

The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote on the item will be required for approval. Abstentions will have the same impact as a vote against this proposal.

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PROPOSAL 1 - ELECTION OF DIRECTORS

Summary

We have the right board to continue executing on Griffon’s strategy to drive margin expansion and organic growth, while opportunistically pursuing value-enhancing acquisitions. We believe that our Board is composed of individuals who collectively possess the right mix of skills, qualifications, and experience to promote shareholder interests and oversee management as it executes on its strategic plans and positions Griffon for future growth and increased profitability.

Our certificate of incorporation currently provides for a Board of Directors consisting of not less than twelve nor more than fourteen directors. Our Board was previously divided into three classes, with the term of each class expiring in successive years. In 2022 we amended our Certificate of Incorporation to eliminate our classified structure over the course of two years. Beginning at the 2024 Annual Meeting of Stockholders, each director will be elected for a one-year term.

Our Board of Directors now consists of thirteen directors as set forth below. Each director on our Board has been nominated for re-election at the 2024 Annual Meeting of Stockholders. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board intends to evaluate and consider the appropriate size and composition of the Board on a go forward basis.

GRIFFON’S CURRENT BOARD OF DIRECTORS

Members of the Board	Henry A. Alpert
(To Serve Until the Annual Meeting of	Jerome L. Coben
Stockholders in 2024)	Travis W. Cocke
H. C. Charles Diao
Louis J. Grabowsky
Lacy M. Johnson
Ronald J. Kramer
General Victor Eugene Renuart (USAF Ret.)
James W. Sight
Samanta Hegedus Stewart
Kevin S. Sullivan
Michelle L. Taylor
Cheryl L. Turnbull
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Cooperation Agreement with Voss

Travis W. Cocke, a director of Griffon, is the Founder, Chief Investment Officer and Managing Member of Voss Capital, LLC. On January 8, 2023, Griffon entered into a cooperation agreement (the “Cooperation Agreement”) with Voss Capital, LLC and certain of its affiliates (collectively, “Voss”). Pursuant to the Cooperation Agreement, Mr. Cocke was appointed to the Board and to the Nominating and Corporate Governance Committee effective on January 9, 2023, and each of Mr. Cocke and H. C. Charles Diao were nominated for election at the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”). The Cooperation Agreement also provides that at Voss’s election, from and after the 2023 Annual Meeting, we will ensure that the size of the Board following the 2023 Annual Meeting is not more than thirteen members.

The Cooperation Agreement contains customary standstill restrictions, voting commitments, and other provisions restricting certain conduct and activities during the cooperation period, as specified in the Cooperation Agreement. The cooperation period generally continues for successive one-year periods so long as Mr. Cocke consents to be, and is, renominated for election to the Board at the annual meeting of shareholders. Upon such renomination, the cooperation period continues until at least the date (the “Cooperation Period Extension Date”) that is fifteen days prior to the end of the period during which stockholders can submit nominations for the election of directors at the next succeeding annual meeting of shareholders. Since Mr. Cocke has been renominated (with his consent) for election to the Board at the 2024 Annual Meeting of Shareholders, the cooperation period will continue until at least December 20, 2024. Should Mr. Cocke not be renominated for election at a future annual meeting of shareholders (or not consent to such renomination), the cooperation period will end five days after he ceases to be a member of the Board, but not prior to the then current Cooperation Period Extension Date. The Cooperation Agreement contains certain procedures for determining a replacement director for Mr. Cocke should he be unable or unwilling to serve as a director or resign at any time prior to the 2024 Annual Meeting of Shareholders.

A summary of the Cooperation Agreement is included in a Form 8-K filed with the U.S. Securities and Exchange Commission on January 9, 2023, with the full Cooperation Agreement filed as an exhibit to such Form 8-K.

Director Diversity

Our directors have a diverse mix of backgrounds, qualifications, skills and experiences that we believe contribute to a well-rounded Board that is positioned to effectively oversee our strategy. We have a balance of new and tenured directors, reflecting our commitment to proactive Board refreshment.

•	The average age of our directors is 65 years and the median tenure is 5 years

•	12 of our 13 directors, or 93%, are independent

•	31% of our directors are diverse
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The charts below provide additional information regarding our Board.

Board Composition

We believe that each of our directors should demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s supervision and oversight of the business and affairs of Griffon. We consider the following when selecting candidates for recommendation to our Board: character and business judgment; broad business knowledge; leadership, financial and industry-specific experience and expertise; technology and education experience; professional relationships; diversity; personal and professional integrity; time availability in light of other commitments; dedication; and such other factors that we consider appropriate, from time to time, in the context of the needs or stated requirements of the Board. The directors’ experiences, qualifications and skills that the Board considered in their nomination are included in their individual biographies.

The following matrix provides information regarding certain qualifications and experience possessed by the members of our Board, which our Board believes are relevant to our business and industry and provide a range of viewpoints that are invaluable for our Board’s discussions and decision-making processes. The matrix does not encompass all of the qualifications, experiences or attributes of the members of our Board, and the fact that a particular qualification, experience or attribute is not listed does not mean that a director does not possess it. In addition, the absence of a particular qualification, experience or attribute with respect to any of the members of our Board does not mean the director in question is unable to contribute to the decision-making process in that area. The type and degree of qualification and experience listed below may vary among the members of the Board.

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	Public Company Leadership (CEO/ Board)	Senior Leadership (C-Suite Executive or equivalent)	Operations Management	Relevant Industry Experience	Business Owner	Financial, Transactional, Accounting	Investment Asset Management	Legal
Alpert

Coben

Cocke

Diao

Grabowsky

Johnson

Kramer

Renuart

Sight

Stewart

Sullivan

Taylor

Turnbull
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DIRECTOR BIOGRAPHIES Each current member of our Board is nominated for election at the 2024 Annual Meeting of Shareholders.

Henry A. Alpert Age: 76 Independent Director Since: 1995 Committee: Nominating and Corporate Governance + Finance	Mr. Henry A. Alpert has been a director since 1995. Mr. Alpert has been President of Spartan Petroleum Corp., a real estate investment firm and a distributor of petroleum products, since 1985. Mr. Alpert is also a director of Boyar Value Fund, a mutual fund (NASDAQ: BOYAX). Mr. Alpert brings to the Board an understanding of the perspectives of public mutual fund stockholders, and experience in operations.

Jerome L. Coben Age: 79 Lead Independent Director Since: 2020 Committee: Compensation + Finance	Mr. Jerome L. Coben has been a director since 2020. For almost four decades, Mr. Coben was a corporate lawyer focusing on mergers and acquisitions, securities and finance matters and other business transactions. Mr. Coben co-founded the Los Angeles office of Skadden, Arps, Slate, Meagher and Flom LLP in 1983 and remained a partner at Skadden until his retirement from the practice of law in 2008, having served on various national firm management committees. From 2009 to 2011, Mr. Coben was a partner at the Zeughauser Group, a firm that provides management consulting services to law firms. Mr. Coben has served as a director of both public and private corporations and has occupied leadership roles with a variety of non-profit and community organizations, and continues to serve in similar roles today. Through his representation of countless public and private companies in connection with a wide variety of corporate and governance matters and business transactions, Mr. Coben brings to the Board a wealth of experience in advising public and private companies regarding corporate legal matters.

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Travis W. Cocke Age: 36 Independent Director Since: 2023 Committee: Nominating and Corporate Governance	Mr. Travis W. Cocke has been a Director since January 2023. Mr. Cocke was appointed to the Board of Directors effective January 9, 2023 pursuant to the Cooperation Agreement. Mr. Cocke has served as the Founder, Chief Investment Officer and Managing Member of Voss Capital, LLC, a fundamental research-driven, value-oriented hedge fund focused on special situations, since October 2011. Prior to founding Voss Capital, Mr. Cocke served as a Portfolio Manager at Farney Management Corp., a family investment office, from 2010 to 2011. Prior to that, Mr. Cocke served as a Generalist Research Analyst at Ascendant Advisors, LLC, a Houston-based registered investment adviser, from August 2009 to July 2010. Mr. Cocke is a designee of Voss Capital and brings to the Board experience as an investor in the public equity markets and the perspective of a significant stockholder.

H. C. Charles Diao Age: 66 Independent Director Since: 2022 Committee: Finance	Mr. H. C. Charles Diao has been a Director since February 2022. Since June 2023 Mr. Diao has served as Senior Vice President, Finance and Corporate Treasurer at Bally’s Corporation (NYSE: BALY), an international gaming and interactive entertainment company, with responsibility for and management of corporate finance, global treasury operations, tax, risk management/insurance, and capital markets. From 2012 until 2021, Mr. Diao was Senior Vice President of Finance and Corporate Development and Corporate Treasurer at DXC Technology Company (NYSE:DXC) and Vice President and Corporate Treasurer of its predecessor, Computer Sciences Corporation. From 2008 to 2012, and from 2021 to 2023, Mr. Diao provided strategic and M&A advisory services to corporate clients, and from 2008 to 2012 Mr. Diao was CIO of an investment management firm that managed alternative investments on behalf of institutional family offices. Mr. Diao was formerly a Senior Managing Director at Bear Stearns & Co. where he was Group Head of Special Situations Credit, a partner within the firm’s TMT investment banking practice and a member of the firm’s Investment Banking Committee and IPO Committee. Prior to that, Mr. Diao was Group Head of the Telecom & Media Group at Prudential Securities Inc. where he began his career in mergers & acquisitions and in the Merchant Banking group. Mr. Diao has served on the board of directors of Turning Point Brands, Inc. (NYSE: TPB), a manufacturer, marketer and distributor of branded consumer products, since 2012, where he is currently Chairman of the Audit Committee and a member of the Nominating and ESG Committee. Mr. Diao has served on the board of directors of Synechron Holdings Ltd., a global provider of digital transformation and technology consulting services focused on major financial institutions, since 2022, where he is currently Chair of the Nominating and Corporate Governance Committee and a member of the Compensation and Human Capital Committee. Mr. Diao also served as a member of the board of directors of television broadcaster and digital media company Media General Inc. (formerly NYSE: MEG), the successor via merger to New Young Broadcasting Holdings Inc., from August 2012 until January 2017. Mr. Diao has been an executive officer at numerous corporations and brings to the Board significant experience in finance and banking.

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Louis J. Grabowsky Age: 72 Independent Director Since: 2015 Committee: Audit	Mr. Louis J. Grabowsky has been a Director since 2015. He is a founder and principal of Juniper Capital Management, a financial sponsor that provides capital to high growth potential but under-resourced U.S. entrepreneurial companies. Prior to founding Juniper Capital, Mr. Grabowsky was a partner at Grant Thornton LLP from 2002 to 2014, serving as Chief Operating Officer from 2009 to 2013 and Senior Advisor, Operations from 2013 until his retirement in July 2014. Mr. Grabowsky currently serves on the boards of various portfolio companies in which Juniper Capital is an investor. From 2015 to 2019, Mr. Grabowsky served on the Board of Directors of Cambrex Corporation (NYSE: CBM). Mr. Grabowsky brings to the Board and the Audit Committee an in-depth understanding of the financial reporting, auditing and accounting issues that come before the Board and the Audit Committee.

Lacy M. Johnson Age: 71 Independent Director Since: 2019 Committee: Compensation + Nominating & Corporate Governance	Mr. Lacy M. Johnson has been a director since 2019. In 2021 Mr. Johnson joined the law firm Taft Stettinius & Hollister LLP, where he is a partner in the Public Affairs Strategies Group and partner-in-charge of the firm’s Washington D.C. office. From 1993 to February 2021, Mr. Johnson was a partner with the law firm of Ice Miller LLP, where his primary practice areas focused on public affairs services and he served as co-chair of the firm’s Public Affairs and Gaming Group. Before joining Ice Miller, Mr. Johnson served as Attorney, Government Relations Services, Sagamore-Bainbridge, Inc., Director of Security for the Indiana State Lottery, liaison with the Indiana General Assembly, and Lt. Colonel and deputy superintendent for Support Services for the Indiana State Police. He is a Democratic National Committeeman and former Lt. Commander of the United States Naval Intelligence Reserves. Mr. Johnson serves on the Board of Directors of Kemper Corporation (NYSE: KMPR). As a practicing attorney for over twenty years, Mr. Johnson brings to the Board broad experience and insight in various aspects of business law; in addition, Mr. Johnson’s background in public affairs and government relations brings a unique perspective to the Board.

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Ronald J. Kramer Age: 65 Chairman and CEO, Griffon Since: 1993 Committee: N/A	Mr. Ronald J. Kramer has been our Chief Executive Officer since April 2008, a director since 1993 and Chairman of the Board since January 2018. Mr. Kramer was Vice Chairman of the Board from 2003 until January 2018. From 2002 through March 2008, he was President and a director of Wynn Resorts, Ltd. (NASDAQ: WYNN), a developer, owner and operator of destination casino resorts. From 1999 to 2001, Mr. Kramer was a Managing Director at Dresdner Kleinwort Wasserstein, an investment banking firm, and its predecessor Wasserstein Perella & Co. He currently serves on the Board of Directors of Douglas Elliman Inc. (NYSE: DOUG), Franklin BSP Capital Corporation, Franklin BSP Lending Corporation and Franklin BSP Private Credit Fund. Mr. Kramer has been a senior executive officer of a number of corporations and brings to the Board extensive experience in all aspects of finance and business transactions.

General Victor Eugene Renuart (USAF Ret.) Age: 74 Independent Director Since: 2014 Committee: Finance	General Victor Eugene Renuart (USAF Ret.) has been a director since 2014. He was an officer in the United States Air Force for over thirty-nine years prior to his retirement in 2010. General Renuart’s military service culminated with his service as Commander, North American Aerospace Defense Command and United States Northern Command from 2007-2010. During his tenure in the U.S. Air Force, General Renuart served as Senior Military Assistant to the Secretary of Defense for Secretaries Donald Rumsfeld and Robert Gates; Director of Strategic Plans and Policy, The Joint Staff; Vice Commander, Pacific Air Forces; and Director of Operations, United States Central Command. From 2010 to 2012, General Renuart served as Vice President, National Security and Senior Military Advisor to the CEO for BAE Systems, Inc. Since 2012, General Renuart has been President of The Renuart Group, LLC, a defense, homeland security, energy, and leadership consulting firm. He currently serves on the Board of Kymeta Corp., a satellite systems manufacturer, Precision Aerospace Holdings, an aerospace machining corporation, as well as on the boards various private companies in the defense industry. As the former Chief Executive and Chief Operating Officer for large military organizations with responsibility for annual multi-billion dollar budgets, General Renuart brings to the Board experience in the management and fiscal oversight of large organizations.

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James W. Sight Age: 68 Independent Director Since: 2019 Committee: Audit*	Mr. James W. Sight has been a Director since 2019. He is currently on the Board of Fiduciary Benchmarks Insights, LLC, an independent, private company that provides consulting services to the retirement plan industry. Mr. Sight has been a private investor for over twenty-five years, serving on the boards of numerous public companies, including most recently ImageWare Systems, Inc. (OTCQB: IWSY) from May 2021 to September 2021 and Photomedex, Inc. (formerly NASDAQ: PHMD) from 2010 through 2015. Mr. Sight has over two decades of experience in corporate restructurings and financings, having advised both public companies and creditors in these areas serving as a board member, consultant and on creditors’ committees. From 2007 through 2012, Mr. Sight was a significant shareholder of Feldman Mall Properties, Inc., a real estate investment trust (formerly NYSE: FLMP), and served in the office of the REIT’s President; and from 1998 to 2006, he served as a consultant to LSB Industries (NYSE: LXU). Mr. Sight brings to the Board substantial experience regarding financing matters, as well as the perspective of a long-term investor.

Samanta Hegedus Stewart Age: 48 Independent Director Since: 2018 Committee: Compensation + Nominating and Corporate Governance	Ms. Samanta Hegedus Stewart has been a Director since 2018. In March 2022, Ms. Stewart joined the Consumer, Technology and Financial Services practice of Egon Zehnder, a preeminent global leadership advisory firm. She was Senior Vice President and Head of Investor Relations at Endeavor, a global leader in sports, entertainment and fashion with a portfolio of companies including WME, IMG and UFC, since February 2019. From 2013 to 2018, she was Head of Investor Relations for Manchester United, an English Premier League football team; Director of Investor Relations at Snap Inc. (NYSE: SNAP), leading the investor relations efforts behind its initial public offering; and Chief Investment Officer of Soho House, a global private membership club and lifestyle brand that features hotels, food and beverage venues, gyms and retail outlets. Prior to such time, Ms. Stewart was Vice President of Investor Relations for Wynn Resorts, Ltd. (NASDAQ: WYNN), a developer, owner and operator of destination casino resorts, for ten years. Ms. Stewart began her career in investment banking at Morgan Stanley. Ms. Stewart brings to the Board important perspectives regarding potential investments and acquisitions, as well as regarding investor relations and media and public relations.

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Kevin F. Sullivan Age: 70 Independent Director Since: 2013 Committee: Audit and Finance	Mr. Kevin F. Sullivan has been a Director since 2013. Mr. Sullivan was a Managing Director at MidOcean Credit Partners, a private investment firm that specializes in U.S. hedge fund investments, from 2013 until his retirement in December 2021. Prior to joining MidOcean in 2013, Mr. Sullivan was a Managing Director with Deutsche Bank, and a predecessor bank, Bankers Trust, from 1980 until November 2012. Mr. Sullivan held positions of increasing responsibility over his 32 years at Deutsche Bank and Bankers Trust, including Global Head for Loan Sales, Trading and Capital Markets; Head of Leveraged Finance—Asia; and last serving as Group Head for Asset Based Lending. He was also a member of the Capital Commitments Committee from 2002 to 2012 and a member of the Equity Investments Committee from 2008 to 2012. Mr. Sullivan serves on the Board of Directors of Studio City International Holdings Limited (NYSE:MSC). Mr. Sullivan’s decades of experience in finance, banking and capital markets allow him to assist the Board in evaluating all aspects of potential financing and capital markets transactions.

Michelle L. Taylor Age: 55 Independent Director Since: 2022 Committee: Audit	Ms. Michelle L. Taylor has been a director since February 2022. She has served as Director, New Product Quality, at Trane Technologies (NYSE: TT) since March 2021, responsible for leading the North America Commercial HVAC New Product Quality Team. Prior to joining Trane, Ms. Taylor spent ten years at Cummins, Inc. (NYSE: CMI), a global power leader, where she held several roles including Executive Director, Global Supplier Quality; Director, North America Defense and Government Sales; and Global Diversity Procurement Director. Prior to joining Cummins, Ms. Taylor held positions at the Allison Transmission Division of General Motors, Ford Motor Company and Delco Remy International, as well as with IC Leadership Training Group, a provider of professional and business development services for small businesses. Ms. Taylor brings to the Board a broad range of industrial experience, particularly in the areas of manufacturing, supply chain management and quality.

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Cheryl L. Turnbull Age: 63 Independent Director Since: 2018 Committee: Compensation	Ms. Cheryl L. Turnbull has been a director since 2018. She is the Senior Director of the Keenan Center for Entrepreneurship at The Ohio State University. Ms. Turnbull has been with Ohio State in a number of different capacities since 2013. From 2009 to 2012, Ms. Turnbull was a founding partner at Capital Transactions, LLC, a corporate advisory firm that partners with senior management teams and corporate boards at privately held companies to consult regarding business strategy, operating and financial plans and funding. Prior to 2012, Ms. Turnbull served in a variety of private equity, venture capital and other investment management roles, and served as a managing director at a merchant bank. Ms. Turnbull currently serves on the boards of directors of a number of non-profit and community organizations. Her extensive experience in working with corporate management teams and boards allows her to assist the Board in a wide array of operational and financial matters.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ELECTION OF EACH NOMINEE FOR DIRECTOR

Note: All ages as of January 1, 2024

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CORPORATE GOVERNANCE

Highlights

We strive to ensure that our corporate governance reflects best practices tailored, as necessary, to our culture, goals and strategy.

Key Corporate Governance Characteristics

   Independent Lead Director

   Stock Ownership Guidelines

   Executive Sessions of Independent Directors

   Independent Compensation Consultant

   Annual Board and Board Committee Self Evaluations

   Code of Business Conduct and Ethics

   Annual Stock Grant to Non-Employee Directors

   Ethics Hotline, with Anonymous Reporting

   Related Party Transaction Policy

   Disclosure Committee for Financial Reporting

   Annual Stockholder Approval of Executive Compensation

   Annual Shareholder Outreach to Solicit Input on Executive Compensation and Corporate Governance Matters

   Flexibility for Shareholders to Call Special Meetings of Shareholders

Board Leadership Structure

Our Board of Directors maintains a leadership structure composed of a lead independent director and a Chair who is not an independent director. Our Chief Executive Officer serves as Chairman of the Board; our lead independent director is selected by all independent directors on our Board and plays an active oversight role. As noted earlier, other than Mr. Kramer, each of our other twelve directors is independent.

CHAIRMAN

Currently, the Company’s Chairman and CEO roles are held by Mr. Kramer. The Board believes that this structure serves the Company and its shareholders well, based primarily on (i) Mr. Kramer’s background, skills and experience, as detailed in his biography above; (ii) his history with Griffon and successful track record spearheading the Company’s strategic positioning, including strong improvements to financial performance and operations; and (iii) a deliberate approach to capital allocation, M&A and divestitures.

The Chairman has the authority to call meetings of the Board and presides at such meetings. He has primary responsibility for shaping Board agendas (in consultation with the Lead Independent Director) and communicates with all directors on key issues and concerns outside of Board meetings.

LEAD INDEPENDENT DIRECTOR

Our lead independent director, Mr. Jerome L. Coben, has served in this role since March 2023. We believe that a lead independent director helps ensure independent oversight of the Company. The below list provides a comprehensive, but not exhaustive, list of the key duties and responsibilities of the lead independent director.

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Key Responsibilities of the Lead Independent Director

   Presides at meetings of the Board at which the Chairman is not present

   Presides at executive sessions of the independent directors

   Serves as a liaison between the Chairman and the independent directors

   Together with the Chairman, establishes the agenda for meetings of the Board

   Oversees the board and committee annual self-evaluation process

   Oversees the flow of information to the Board, and coordinates with the independent directors to ensure that they have access to information they request from time to time

   Collaborates with the Nominating and Corporate Governance Committee in monitoring the composition and structure of the Board

EXECUTIVE SESSIONS

Independent directors have the opportunity to meet in executive session without management present at their request. Executive sessions are chaired by the Independent Lead Director, Mr. Jerome L. Coben, and occur at least once annually. The Audit Committee and Compensation Committee also meet regularly in executive session. During executive sessions, the independent directors may review CEO performance and compensation; succession planning, strategy and risk; corporate governance matters; and any other matters of importance to the Company raised during a meeting or otherwise presented by the independent directors.

Director Independence

The Board of Directors has determined that each of Messrs. Alpert, Coben, Cocke, Diao, Grabowsky, Johnson, Renuart, Sight and Sullivan, and Ms. Stewart, Ms. Taylor and Ms. Turnbull, are independent under New York Stock Exchange Rule 303A. The Board of Directors affirmatively determined that no director (other than Ronald J. Kramer) has a material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

In making this determination, the Board considered all relevant facts and circumstances. With respect to Mr. Grabowsky, the Board considered that Mr. Grabowsky was a partner and member of the senior management of Grant Thornton LLP until his retirement from Grant Thornton LLP in August 2014. In determining that this former relationship does not constitute a “material relationship” that would impede the exercise of independent judgment by Mr. Grabowsky, the Board considered, among other things, that Mr. Grabowsky never personally performed any work on the audits of Griffon’s financial statements, and that Mr. Grabowsky has no financial relationship with Grant Thornton LLP and no ability to influence Grant Thornton LLP’s operations or policies.

With respect to Mr. Cocke, the Board considered that Mr. Cocke is the founder and Chief Investment Officer of Voss Capital, and considered the relationships and transactions between Griffon and Voss, which are described above under “Election of Directors—Cooperation Agreement with Voss” and below under “Certain Relationships and Related Person Transactions.” In concluding that these relationships and transactions do not result in a “material relationship” between Griffon and Voss that would impede the exercise of independent judgment by Mr. Cocke, the Board considered, among other things, that Voss’ rights and obligations arise directly as a result of its Griffon stock ownership; that the

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amount of certain expenses of Voss that Griffon agreed to reimburse is well below the threshold set forth in the applicable New York Stock Exchange Rule regarding independence; and that the purchase by Griffon of 400,000 shares of its common stock from funds managed by Voss was made at a discount to market and did not create any ongoing obligations between Griffon and Voss.

Board Committees

We currently have the following standing committees: the Compensation Committee, the Nominating and Corporate Governance Committee, the Audit Committee and the Finance Committee. All of the standing committees of the Board of Directors are composed entirely of independent directors.

COMPENSATION COMMITTEE

Chair:	Cheryl L. Turnbull	Members: Jerome L. Coben Lacy M. Johnson Samanta Hegedus Stewart Meetings in Fiscal 2023: 5

Key responsibilities

Our Compensation Committee has the responsibility for determining and approving the compensation of our Chief Executive Officer and other senior executive officers, as well as the Presidents of our business units. This includes reviewing and approving the annual base salaries and annual incentive opportunities paid to such persons. Our Compensation Committee awards restricted stock and other equity-based awards to officers and employees. The Compensation Committee may form and delegate authority to subcommittees as it deems appropriate. The Compensation Committee considers recommendations from our executive officers with respect to executive compensation matters. The Company utilizes the services of an independent consultant to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions. A copy of the Compensation Committee charter can be found on our website at www.griffon.com.

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NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Chair:	Lacy M. Johnson	Members: Henry A. Alpert Travis W. Cocke Samanta Hegedus Stewart Meetings in Fiscal 2023: 5

Key responsibilities

The Nominating and Corporate Governance Committee is responsible for (1) reviewing suggestions of candidates for director made by directors and others; (2) identifying individuals qualified to become Board members, and recommending to the Board the director nominees for the next annual meeting of stockholders or to fill vacancies that occur between annual meetings; (3) recommending to the Board director nominees for each committee of the Board; (4) recommending to the Board the corporate governance principles applicable to the Company; and (5) overseeing the annual evaluation of the Board and management. There is no difference in the manner in which a nominee is evaluated based on whether the nominee is recommended by a stockholder or otherwise. The Nominating and Corporate Governance Committee has nominated the directors to be elected at this meeting. A copy of the Nominating and Corporate Governance Committee charter can be found on our website at www.griffon.com.

AUDIT COMMITTEE

Chair:	Louis J. Grabowsky	Members: James W. Sight Kevin F. Sullivan Michelle L. Taylor Meetings in Fiscal 2023: 6

Key responsibilities

We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”). Our Audit Committee is involved in discussions with management and our independent registered public accounting firm with respect to financial reporting and our internal accounting controls. The Audit Committee has the sole authority and responsibility to select, evaluate and replace our independent registered public accounting firm. The Audit Committee must pre-approve all audit engagement fees and terms and all non-audit engagements with the independent registered public accounting firm. The Audit Committee is responsible for monitoring compliance with our Code of Business Conduct and Ethics. The Audit Committee consults with management but does not delegate these responsibilities. A copy of the Audit Committee charter can be found on our website at www.griffon.com.

The Board has determined that Louis J. Grabowsky, who became a member of the Audit Committee in November 2015, qualifies as an “Audit Committee Financial Expert,” as defined by SEC rules, based on his education, experience and background.

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FINANCE COMMITTEE

Chair:	Kevin F. Sullivan	Members: Henry A. Alpert Jerome L. Coben H. C. Charles Diao General Victor Eugene Renuart Meetings in Fiscal 2023: 3

Key responsibilities

The Finance Committee is responsible for reviewing proposed transactions that will materially impact the Company’s capital structure, as well as any material changes to the Company’s capital structure, after which it shall make a non-binding recommendation to the full Board of Directors. This includes any offerings or sales of debt or equity securities of the Company, and material credit agreements or other material financing arrangements. A copy of the Finance Committee Charter can be found on our website at www.griffon.com.

Board and Committee Meetings

During the fiscal year ended September 30, 2023, there were 13 meetings of the Board of Directors. Each of our directors attended or participated in at least 75% of the meetings of the Board of Directors, and of the respective committees of which he or she is a member, held during the period such director was a director during the fiscal year ended September 30, 2023.

We encourage all our directors to attend our annual meetings of stockholders. All 13 of our directors attended last year’s annual meeting of stockholders either in-person or via teleconference.

From May 2022 to April 2023, Griffon was engaged in a process to explore strategic alternatives under the oversight of a committee on strategic considerations that consisted of Messrs. Sight (Chair), Coben, Cocke, Diao, Grabowsky and Sullivan, and Ms. Turnbull. This committee met 15 times in fiscal 2023.

Risk Oversight

Management is responsible for the day-to-day management of risks for Griffon and its subsidiaries, while our Board of Directors, as a whole and through its committees, is responsible for the oversight of risk management. The Board sets our overall risk management strategy and our risk appetite and ensures the implementation of our risk management framework. Specific board committees are responsible for overseeing specific types of risk. Our Audit Committee periodically discusses risks as they relate to its review of the Company’s financial statements, the evaluation of the effectiveness of internal control over financial reporting, compliance with legal and regulatory requirements including the Sarbanes-Oxley Act, performance of the internal audit function, and review of related party transactions, among other responsibilities set forth in the Audit Committee’s charter. The Audit Committee also periodically reviews our currency exchange and hedging policies, tax exposures and our internal processes to ensure compliance with applicable laws and regulations. Our Audit Committee oversees the response of management to reports regarding suspected violations of our Code of Conduct. The Audit Committee meets regularly in executive sessions with our director of internal audit and our independent registered public accounting firm, without management present, to discuss if there are areas of concern of which the Committee or the Board should be aware. The Board, and at certain times, the Finance Committee, monitors risks related to financing matters such as acquisitions and dispositions, our capital structure, credit facilities, equity and

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debt issuances, and liquidity. Our Compensation Committee establishes our compensation policies and programs in such a manner that our executives are not incentivized to take on an inappropriate level of risk. Each of our board committees delivers periodic reports to the Board, in order to keep the Board informed about what transpires at committee meetings.

In addition, if a particular risk is material or where otherwise appropriate, the full Board may assume oversight over such risk, even if the risk was initially overseen by a committee.

Guidelines for Business Conduct and Governance Guidelines

Our Board of Directors has adopted a Code of Business Conduct and Ethics applicable to all employees in performing their duties. The Code of Business Conduct and Ethics sets forth information and procedures for employees to report ethical or accounting concerns, misconduct or violations of the Code in a confidential manner. The Code of Business Conduct and Ethics may be found on our website at www.griffon.com.

Our Board of Directors has also adopted Corporate Governance Guidelines, as required by the New York Stock Exchange rules, to assist the Board in exercising its responsibilities to Griffon and its stockholders. The Corporate Governance Guidelines may be found on our website at www.griffon.com.

Board Self-Evaluation

The Board is required to conduct an annual self-evaluation that is overseen by our Nominating and Corporate Governance Committee to determine whether the Board and its committees are functioning effectively. In addition, each of the Audit, Compensation, and Nominating and Corporate Governance committees is required to conduct an annual self-evaluation and all committees of the Board are required to periodically review and reassess the adequacy of their charters. Each of our standing committees is subject to an annual performance evaluation by the Board of Directors.

Interested Party Communications

Mail from stockholders and other interested parties can be addressed to Directors in care of the Office of the Secretary, Griffon Corporation, 712 Fifth Avenue, New York, New York 10019. At the direction of the Board of Directors, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Mail addressed to a particular Director will be forwarded or delivered to that Director. Mail addressed to “Outside Directors,” “Independent Directors,” “Non-Employee Directors” or “Non-Management Directors” will be forwarded or delivered to each such director. Mail addressed to the “Board of Directors” will be forwarded or delivered to the Chairman of the Board.

Director Nominations

Any stockholder who wants to nominate a candidate for election to the Board must deliver timely notice to our Secretary at our principal executive offices.

•	Annual Meeting. In the case of an annual meeting, in order to be timely, the notice must be delivered:

-	not less than 75 days nor more than 105 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, although if the annual meeting is called for a date that is not within 25 days before or after the anniversary date of the prior year’s annual meeting, the notice must be received not later than the close of business on the 10th day following the first to occur of the day on which notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made; however
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-	notwithstanding the foregoing, if we publicly disclose the date for our next annual meeting of stockholders (i) at least 120 days prior to the date of such meeting and (ii) at least 10 days prior to the time the period for submission of a notice would have otherwise begun (based on the date of the anniversary of the immediately preceding annual meeting) then, to be timely, the notice must be delivered not less than 75 days nor more than 105 days prior to the date publicly disclosed for such meeting.

•	Special Meeting. In the case of a special meeting of stockholders called for the purpose of electing directors, in order to be timely, the notice must be delivered not later than the close of business on the 10th day following the first to occur of the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made.

The stockholder’s notice to the Secretary must set forth

•	as to each person whom the stockholder proposes to nominate for election as a director

—	the nominee’s name, age, business address and residence address

—	the nominee’s principal occupation and employment

—	the class and series and number of shares of each class and series of capital stock of Griffon which are owned beneficially or of record by the nominee, and any other direct or indirect pecuniary or economic interest in any capital stock of Griffon held by the nominee, including without limitation, any derivative instrument, swap (including total return swaps), option, warrant, short interest, hedge or profit sharing arrangement, and the length of time that such interests have been held by the nominee

—	any other information relating to the nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder

•	as to the stockholder giving the notice

—	the stockholder’s name and record address

—	the class and series and number of shares of each class and series of capital stock of the Company which are owned beneficially or of record by the stockholder, and any other direct or indirect pecuniary or economic interest in any capital stock of Griffon held by the stockholder, including without limitation, any derivative instrument, swap (including total return swaps), option, warrant, short interest, hedge or profit sharing arrangement, and the length of time that such interests have been held by the stockholder

—	a description of all arrangements or understandings between the stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the stockholder

—	a representation by the stockholder that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons named in the stockholder’s notice, and

—	any other information relating to the stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.
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A stockholder providing notice of any nomination proposed to be made at an annual meeting or special meeting shall further be required, for such notice of nomination to be proper, to update and supplement the notice, if necessary, so that the information provided or required to be provided in the notice is true and correct as of the record date for the meeting, and such update and supplement must be delivered to, or mailed and received at, Griffon’s principal executive offices not later than five business days after the record date for the meeting.

The notice delivered by a stockholder must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. The stockholder must be a stockholder of record on the date on which the stockholder gives the notice described above and on the record date for the determination of stockholders entitled to vote at the meeting.

Compensation Committee Interlocks and Insider Participation

The members of our Compensation Committee are Jerome L. Coben, Lacy M. Johnson, Samanta Hegedus Stewart and Cheryl L. Turnbull. None of the current members of the Committee were our officers or employees during fiscal year 2023 and none has ever been an officer of the Company. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our board of directors or Compensation Committee.

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STOCK OWNERSHIP

The following information, including stock ownership, is submitted with respect to our directors, each executive officer named in the “Summary Compensation Table,” for all executive officers and directors as a group, and for each holder known to us to be the beneficial owner of more than five percent of our issued and outstanding common stock as of December 31, 2023, except as otherwise indicated below.

Name of Beneficial Owner	Common Stock Beneficially Owned	Percent of Class (1)
BlackRock, Inc. and affiliates (2)	6,424,178	12.5%
The Vanguard Group (3)	5,863,162	11.4%
Dimensional Fund Advisors LP (4)	3,258,644	6.3%
Voss Capital, LLC and affiliates (5)	2,833,852	5.5%
Gabelli Funds, LLC and affiliates (6)	2,538,659	4.9%
Henry A. Alpert (7)(8)	86,980	*
Jerome L. Coben (7)	19,052	*
Travis W. Cocke (9)	2,837,436	5.5%
H. C. Charles Diao (7)	7,554	*
Louis J. Grabowsky (7)	60,551	*
Brian G. Harris (10)	217,743	*
Lacy M. Johnson (7)	21,984	*
Seth L. Kaplan (10)	207,940	*
Ronald J. Kramer (10)(11)	3,461,570	6.7%
Robert F. Mehmel (10)	1,137,621	2.2%
General Victor Eugene Renuart (USAF Ret.) (7)	39,917	*
James W. Sight (7)	20,843	*
Samanta Hegedus Stewart (7)	25,927	*
Kevin F. Sullivan (7)	61,312	*
Michelle L. Taylor (7)	7,554	*
Cheryl L. Turnbull (7)	37,205	*
Directors and executive officers as a group (16 persons)	8,251,189	16.1%

*	Less than 1%.

(1)	Unless otherwise indicated and except as otherwise set forth in the Schedules 13D and 13G referred to in the footnotes below, ownership represents sole voting and investment power.

(2)	The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055. The number of shares beneficially owned is based solely on a Schedule 13G filed with the SEC by BlackRock, Inc. and certain of its affiliates on January 23,2024.

(3)	The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355. The number of shares beneficially owned is based solely on a Schedule 13G filed with the SEC by The Vanguard Group and certain of its affiliates on February 9, 2023.

(4)	The address for Dimensional Fund Advisors, LP is Building One, 6300 Bee Cave Road, Austin, Texas 78746. The number of shares beneficially owned is based solely on a Schedule 13G filed with the SEC by Dimensional Fund Advisors LP and certain of its affiliates on February 10, 2023.
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(5)	The address for Voss Capital, LLC (“Voss Capital”) and its affiliates is 3773 Richmond Avenue, Suite 500, Houston, Texas 77046. The number of shares beneficially owned is based on a Schedule 13D filed with the SEC by Voss Capital and certain of its affiliates on September 7, 2023, a Form 4 filed with the SEC by Travis W. Cocke on September 7, 2023, and other documents filed with the SEC.

(6)	The address for Gabelli Funds, LLC and its affiliates is One Corporate Center, Rye, New York 10580-1435. The number of shares beneficially owned is based solely on a Schedule 13D filed with the SEC by Gabelli Funds, LLC and certain of its affiliates on February 8, 2023.

(7)	Includes shares of restricted common stock granted pursuant to our director compensation program.

(8)	Includes 11,615 shares held in trust for the benefit of Mr. Alpert’s grandchildren. Mr. Alpert disclaims beneficial ownership of such shares of common stock.

(9)	Mr. Cocke is the managing member of Voss Capital and Voss Advisors GP, LLC (“Voss GP”). Voss GP, as the general partner of Voss Value Master Fund, L.P. (“Voss Value Master Fund”) and Voss Value-Oriented Special Situations Fund, L.P. (“Voss Value-Oriented Special Situations Fund”), may be deemed to beneficially own the securities owned directly by Voss Value Master Fund and Voss Value-Oriented Special Situations Fund. Voss Capital, as the investment manager of Voss Value Master Fund, Voss Value-Oriented Special Situations Fund and certain separately managed accounts (the “Voss Managed Accounts”) may be deemed to beneficially own the securities owned directly by Voss Value Master Fund, Voss Value-Oriented Special Situations Fund and the Voss Managed Accounts. As a result of the foregoing relationships, Mr. Cocke may be deemed to beneficially own the securities owned directly by Voss Value Master Fund, Voss Value-Oriented Special Situations Fund and the Voss Managed Accounts. The number of shares listed herein includes 3,584 shares of restricted common stock granted to Mr. Cocke in his capacity as a director, pursuant to our director compensation program. Mr. Cocke, Voss Capital, Voss GP, Voss Value Master Fund and Voss Value-Oriented Special Situations Fund each disclaim beneficial ownership of the securities listed herein except to the extent of his or its pecuniary interest therein.

(10)	Includes for Messrs. Kramer, Mehmel, Harris and Kaplan (i) 4,974 shares, 3,965 shares, 4,681 shares and 4,525 shares of common stock, respectively, allocated to each such person’s account under the ESOP as to which such person can direct the vote, and (ii) 1,330,628 shares, 516,814 shares, 41,901 shares and 38,678 shares of restricted stock, respectively.

(11)	Includes 40,298 shares of common stock owned by Mr. Kramer’s wife and children. Mr. Kramer disclaims beneficial ownership of such shares of common stock.

As of December 31, 2023, there were 4,510,202 shares of common stock held in Griffon’s Employee Stock Ownership Plan (“ESOP”), constituting 8.8% of our outstanding common stock. Of these shares, 4,324,524 were allocated to accounts of participants in the ESOP and 185,678 were unallocated and held in the ESOP’s general suspense account. The shares held in the ESOP are not deemed to be beneficially owned by the ESOP; the ESOP trustee votes the shares held in the ESOP based on voting instructions received from participants in the ESOP. For additional information on the ESOP, see “Elements of Executive Compensation—Retirement, Health and Welfare Benefits and Other Perquisites—Employee Stock Ownership Plan,” in the “Compensation Discussion and Analysis” section below.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation in Context	Philosophy: Pay for Performance	Company Performance
– Independent Process – Role of management in Griffon’s business structure – Overall limit on corporate expense, including compensation	– Alignment of compensation with shareholder interests – Incentivize long-term and short-term performance – Discourage excessive risk taking	– Strong operational results – Strong balance sheet achieved through deleveraging – Substantial Return of Capital to Shareholders
Shareholder Outreach	Performance Criteria	Structure and Risk Mitigation
– Comprehensive outreach program – Engagement on ESG performance – Responsiveness to shareholder input – Adjustment of performance criteria

–  Alignment with shareholders

–  Multiple operational targets

–  Stock TSR performance target

–  Balance sheet objective

–  Adjustment of objectives in response to shareholder input

–  NEOs aligned with identical performance criteria

–  Cliff vesting of equity awards

–  Use of multiple performance goals

–  Vesting of equity awards requires both achievement of performance goals and continued service of the executive

–  Restriction on selling restricted shares after vesting – two years

–  Clawback provisions

–  Stock ownership guidelines

Compensation Structure	Committee Process	Elements of Compensation
– Components of compensation balanced – Heavy emphasis on incentive compensation – Compensation reflects diverse management responsibilities	– Use of independent compensation consultant – Review of industrial peers	– Heavily weighted towards performance-based compensation – Significant proportion of equity-based compensation – Balance between long- and short-term incentives
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Griffon’s Compensation in Context

The Compensation Committee, composed entirely of independent directors, with the assistance of Gallagher Human Resources and Compensation Consulting (“Gallagher”), sets the compensation for the Company’s Chief Executive Officer; President and Chief Operating Officer; Senior Vice President and Chief Financial Officer; and Senior Vice President, General Counsel and Secretary (the Named Executive Officers, or “NEOs”). The Committee also sets the compensation for the heads of the Company’s operating business units and reviews and approves the incentive programs and targets for those units as well as for the corporate parent.

In establishing and adjusting the compensation program of our NEOs this year, the Compensation Committee considered feedback received from shareholders in recent years. Notably, the Committee reduced total CEO compensation for fiscal 2023 by over $1 million versus fiscal 2022, notwithstanding that the Company generated record operating results in fiscal 2023; this followed a reduction of more than $5 million in CEO compensation from fiscal 2021 to fiscal 2022.

Shortly after the Board determined to end the strategic alternatives process that began in the spring of 2022, the Company announced an expansion of the global sourcing strategy for the U.S. lawn and garden business of its Consumer and Professional Products segment (CPP). Management faced the challenge of motivating and retaining the executives and key employees at CPP critical to successfully implementing this initiative, which involves the closure of several large U.S. manufacturing facilities. Management designed and proposed, and the Compensation Committee approved, a number of incentive-based compensation programs for the CPP management team, with goals tied closely to the timely and successful implementation of this CPP initiative.

In response to shareholder feedback, the Committee made a number of changes to Griffon’s compensation program:

•	It reduced our CEO’s total compensation through a reduction in the grant date value of our CEO’s equity award

•	It added ESG as a performance metric for the short-term cash plan for the first time in fiscal 2023, and reduced the weight assigned to the working capital performance metric

•	Beginning in fiscal 2024, the Chief Financial Officer and General Counsel will receive equity grants using the same performance metrics and grant structure as the CEO and COO, further aligning the interests of our NEOs

In evaluating the overall level of compensation paid to our NEOs, we also consider Griffon’s aggregate expense at the corporate level. These expenses ($55.9 million in 2023) were approximately 2% of consolidated revenue in 2023, which we believe to be appropriate for the services provided at the corporate level and reasonable in light of the additional expense that the operating companies would have to incur without the assistance of the corporate parent. Included in our corporate expense in 2023 is approximately $25.6 million attributable to (a) company-wide use of restricted stock as an incentive, virtually all of which is performance based and subject to continued service, and a substantial portion of which is subject to post-vesting holding periods; and (b) ordinary course annual expenses related to our Employee Stock Ownership Plan, which covers substantially all U.S. employees at Griffon and its operating subsidiaries. Because Griffon’s corporate staff is compact, with each of the NEOs undertaking multiple responsibilities, we can pay our NEOs at levels higher than our industrial peers without exceeding our target for corporate expense.

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Our practice is to periodically change membership on our standing board committees. The composition of the Compensation Committee has changed over the last few years. Samanta Stewart joined the Committee in March 2023. In March 2022, Cheryl Turnbull, who joined the Committee in 2018, became Chair of the Committee; Henry A. Alpert rotated from the Compensation Committee to the Nominating and Corporate Governance Committee; and Lacy M. Johnson became a member of the Compensation Committee. Jerome L. Coben joined the Committee in early calendar 2021.

Roles and Responsibilities of our NEOs – Impact on Compensation

In designing the compensation program and setting the compensation for the NEOs, we apply the compensation philosophy described below in the context of the functions the Board expects the NEOs to perform as the senior management team of Griffon. We view Griffon as an operationally focused portfolio of market leading businesses; and the skills needed to perform the functions include BOTH the ability to closely oversee and direct the operations of our subsidiaries AND the ability to manage Griffon’s portfolio of operating companies by making acquisitions and divestures, allocating capital and arranging financings. We also consider the overall cost of Griffon’s holding company structure, in which the corporate parent provides both services and oversight for the benefit of our subsidiaries.

The NEOs identify potential acquisition candidates, oversee and conduct due diligence, negotiate transactions and arrange financing, generally at the holding company level to reduce the cost of capital. The NEOs evaluate Griffon’s portfolio of operating companies to determine whether those companies warrant the investment of additional capital, whether those companies should be retained or whether those companies or portions of them should be divested. In this regard, over the last ten years the NEOs have overseen twelve acquisitions, three divestitures and arranged over ten financings (inclusive of bond financings and bond tack-on offerings, and credit agreement increases and extensions). Most recently, in July of 2023, we amended, upsized and extended the revolving facility under our credit agreement to, among other things, increase the amount available for borrowing (from $400 million to $500 million) and extend its maturity from March 2025 to August 2028.

Following the end of the strategic alternatives process in May 2023, management has focused on overseeing the rapid growth of HBP’s business, which generated almost $100 million more in EBITDA in fiscal 2023 as compared to fiscal 2022, and the execution of the CPP initiative relating to expanding the global sourcing strategy for its U.S. lawn and garden business. Because Griffon has an operational as well as a financial orientation, Griffon also requires the NEOs to have substantial involvement in the operation of its subsidiaries. A substantial portion of the compensation of the NEOs is contingent on the attainment of performance goals and varies with the increase in the value of our shares; accordingly, the structure of NEO compensation is strongly linked to the value of our shares.

Philosophy and Objectives of Our Compensation Program

Our compensation programs are intended to enable us to attract, motivate, reward and retain the management talent required to achieve operational and corporate objectives, and thereby contribute to the success of the Company with the goal and intention of increasing shareholder value.

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A number of principles form the foundation for our compensation structure. As described below in greater detail, these principles include:

Pay for Performance
•

In 2023, over 87% of our CEO’s compensation, and over 71% of our other NEOs’ compensation, was tied to the performance of the Company; see the pie chart on page 52.

•

We set performance targets and objectives to align with the Company’s operational and strategic plans.

•

We set performance targets and objectives to align with performance that is most likely to result in attractive returns to our shareholders.

•

The performance targets and objectives that we set create incentives to maintain and improve the financial strength of the Company, while encouraging strong operational performance.

•

We set performance target levels that are challenging but attainable and consistent with the business plans reviewed by the Board, so that those targets appropriately motivate and incentivize management.

•

Performance targets and objectives include both short-term goals to focus management on day-to-day operations, as well as long-term goals that incentivize the long-term creation of shareholder value.

Alignment
•

The performance targets and objectives that we set align with performance that is most likely to result in attractive returns to our shareholders.

•

Our compensation programs deter excessive risk taking due to the mix of compensation elements, the variety of performance goals, cliff vesting equity awards, post-vesting stock ownership requirements and the potential for compensation clawbacks.

Industry / Talent Retention
•

Our compensation program promotes the retention of our most valued senior executives based on a combination of cliff vesting equity awards and post-vesting holding periods.

•

The aggregate cost to the Company of senior executive compensation should be comparable to the costs incurred by peer companies in obtaining comparable services.

The Compensation Committee believes that each executive should be responsible for the taxes payable with respect to his or her compensation. The Compensation Committee has therefore adopted a policy against providing tax gross-ups, with limited exceptions for housing and other relocation expenses and expatriate tax equalization. We do not provide any tax gross-up benefits in any of the compensation arrangements for our NEOs.

Company Performance

Operating performance of the Company and its subsidiaries is the most important factor considered by the Compensation Committee in making compensation decisions, comprising 79.4% of total cash compensation for our CEO at target levels in 2023 and over 96% of all incentive cash compensation for all our NEOs. Results achieved by the Company are compared to the operating plans reviewed by the Board and the performance targets we set based upon those plans. By these measures, the Company had an exceptional year in fiscal 2023, achieving all-time highs in EPS and EBITDA; and had outstanding years in fiscal 2022, 2021 and 2020 as well. In Fiscal 2023, the Company had Adjusted Earnings per Share from continuing operations of $4.54 and Adjusted EBITDA of $505.3 million, up 11.5% and 10.3%, respectively, as compared to the prior year; this followed increases in Adjusted EBITDA and Adjusted Earnings per Share of 86% and 142%, respectively, in fiscal 2022 as compared to fiscal 2021. We believe the Company’s performance in recent years demonstrates that our compensation programs create incentives that produce strong operational results and increase value for shareholders.

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The Compensation Committee viewed our fiscal 2023 results with consideration of the ongoing uncertainties and challenges relating to the U.S. and global economies resulting from a variety of factors such as ongoing international military conflicts and high interest rates. In addition, from May 2022 through April 2023 Griffon was engaged in a process to review a comprehensive range of strategic alternatives to maximize shareholder value, including a sale, merger, divestiture, recapitalization or other strategic transaction. As a result, for the first six months of fiscal 2023, Griffon’s senior management was tasked with ensuring that the executive teams and key employees at Griffon’s businesses, many of whom expended significant time and effort to support the strategic transactions process, stayed motivated, focused and productive with respect to Griffon’s businesses and operations. Further, in May of 2023, Griffon announced that its CPP segment would expand its global sourcing strategy to include long handle tools, material handling, and wood storage and organization product lines for the U.S. market. The transition of these product lines to an asset-light structure will result in the closure of four manufacturing facilities and four wood mills (a footprint reduction of approximately 1.2 million square feet), and the elimination of approximately 600 jobs in the U.S.; a portion of these actions occurred in calendar year 2023. This presented further challenges to Griffon senior management with respect to both retaining and motivating the Ames U.S. workforce, and ensuring that this initiative is implemented timely and on budget.

The following summarizes our strong performance since 2019:*

Revenue (mm)	Adjusted EBITDA* (mm)

Fiscal Year	Fiscal Year

* Each of 2019-2022 excludes the results of the Telephonics business that was classified as discontinued operations in our 2021 10-K. For a reconciliation of Adjusted EBITDA (defined as Segment Adjusted EBITDA less unallocated amounts, excluding depreciation) to Income (loss) before taxes from continuing operations for 2023, 2022, 2021, 2020 and 2019, see Appendix A to this Proxy Statement. Income (loss) before taxes from continuing operations was $112.7 million for 2023, ($270.9) million for 2022, $110.0 million for 2021, $67.5 million for 2020 and $46.2 million for 2019).

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Core EPS*

* For a reconciliation of Adjusted EPS from continuing operations (which equates to Core EPS) to Earnings (loss) per share from continuing operations for 2023, 2022, 2021, 2020 and 2019, see Appendix A to this Proxy Statement. Earnings (loss) per share from continuing operations was $1.42 for 2023, $(5.57) for 2022, $1.32 for 2021, $0.92 for 2020 and $0.59 for 2019.

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Shareholder Returns

  Our strong performance has led to solid returns for our shareholders. The following graph sets forth the cumulative total return to Griffon’s shareholders during the five years ended December 31, 2023, as well as the total return of an overall stock market index (the S&P Small Cap 600 Index) and the Dow Jones U.S. Diversified Industrials Index. This chart shows what an investment of $100, made at the end of calendar 2018, was worth at the end of calendar 2023, in each category assuming the reinvestment of dividends.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

Among Griffon Corporation, the S&P SmallCap 600 Index
and the Dow Jones US Diversified Industrials Index

* The performance graph does not constitute soliciting material, is not deemed filed with the SEC and is not incorporated by reference into any of Griffon’s filings under the Securities Act of 1933 or the Exchange Act of 1934, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in any such filings, except to the extent Griffon specifically incorporates this performance graph by reference therein.

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Shareholder Outreach

We consider shareholder feedback an important contributor to compensation decisions and other matters considered by the Board. The Committee has considered, and will continue to consider, the outcome of the non-binding, advisory vote on compensation practices when making compensation decisions for our Chief Executive Officer and other NEOs. At our annual meeting of shareholders held on March 15, 2023, approximately 84% of the shareholders who voted on the “say-on-pay” proposal (excluding those who abstained) approved the compensation of our NEOs, which we view as a strong endorsement of our executive compensation program.

Following our 2023 annual meeting, we engaged in our annual shareholder outreach program to solicit the views of our significant shareholders regarding our executive compensation program and any other matters concerning the Company that they wished to discuss. We sent an invitation to speak with the Chair of our Compensation Committee to each non-management shareholder then known by us to be in the list of our top 30 shareholders except for Voss Capital, which has a representative on our Board of Directors; this resulted in our extending this invitation to every shareholder that holds 0.45% or more of our common stock. Institutional investors holding approximately 60.5% of the Company’s outstanding shares of common stock were contacted (as compared to 57% the prior year). We spoke to all investors who accepted our invitation, representing approximately 5.3% of our outstanding common stock (as compared to 18% the prior year). During these conversations we asked these shareholders to bring to our attention any issues they felt should be considered by the Board or by the independent directors of the Company, and we specifically inquired as to whether they had any comments, suggestions or criticisms regarding any aspect of our executive compensation program or regarding any other aspect of the Company’s operations or governance. These conversations were reported to the Committee and the full Board.

We answered questions regarding various Environmental, Social and Governance (ESG) matters and noted that performance in certain ESG areas was the basis for a portion of our short-term bonus program for fiscal 2023. We discussed the composition of our Board and Board refreshment, indicating that eight of our thirteen directors joined the Board since 2018. We also responded to questions about Griffon’s executive compensation program, stressing the pay for performance approach taken by the Compensation Committee; and we noted that, despite outstanding company performance over the last few years, CEO compensation has been reduced each year since 2021. The view was also expressed that all of our NEOs should receive restricted stock grants using the same performance measures and the same grant structure.

In response to shareholder input suggesting that the interests of our NEOs be further aligned through the use of our restricted stock program, beginning in fiscal 2024, our CFO and General Counsel will receive restricted stock grants with the same performance metrics and goals as those used for the grants to our CEO and COO

In prior years, shareholders suggested that we reduce the importance of the working capital performance measure in our executive compensation program and expressed the view that operational measures, such as EBITDA, free cash flow and EPS, should carry substantially more weight. As a result, when we incorporated ESG into our short-term bonus program for fiscal 2023, we reduced the weight of the working capital performance measure. For fiscal 2023, the performance metrics for our short-term bonus program were weighted 75% based on EBITDA (the same as in fiscal 2022), 15% based on working capital (reduced from 25% in fiscal 2022), and 10% based on ESG goals.

In response to shareholder input suggesting that we reduce the importance of the working capital performance measure, we adjusted the weighting of the metrics under our short-term bonus program for fiscal 2023 to be 75% EBITDA, 15% working capital and 10% ESG
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We considered input of our shareholders from prior years in the design of our restricted stock program for our NEOs. Shareholders in prior years had suggested that we consider the use of a return measure, such as return on equity or return on invested capital (“ROIC”). In response, we added ROIC as the performance metric for half of the annual restricted stock grants to each of our CEO and COO for fiscal 2022 and fiscal 2023. As noted above, in response to shareholder input, going forward the restricted stock grants to our CFO and General Counsel will use the same performance metrics and goals as those used for the grants to our CEO and CFO.

We reduced the value of the equity grant to our CEO (as reported in the summary compensation table) from $3,637,347 in fiscal 2022 to $2,432,249 in fiscal 2023. The aggregate number of restricted shares granted to Mr. Kramer in fiscal 2023 represents a greater than 50% decrease from the aggregate number of restricted shares granted to him in fiscal 2022. This decrease results from both the substantial (33%) reduction in grant date value of the equity grants referenced above, as well as a greater than 47% increase in the Company’s stock price from March 10, 2022 (the grant date of the fiscal 2022 awards) to November 16, 2022 (the grant date of the fiscal 2023 awards).

The total compensation of our CEO, as reported in the summary compensation table, decreased from $14,288,968 in fiscal 2022 to $13,110,913 in fiscal 2023. This follows significant reductions from fiscal 2021 to fiscal 2022 in the value of the CEO’s equity grants (reduced almost $6.0 million) and total compensation as reported in the summary compensation table (reduced $5.4 million).

Notwithstanding that Griffon generated record operating results in fiscal 2023, in response to shareholder input, we reduced the value of our CEO’s total compensation by 8.2% from fiscal 2022 to fiscal 2023, as reported in the summary compensation table; this follows a reduction of 27.5% from fiscal 2021 to fiscal 2022

Our Compensation Committee Chair also indicated to the shareholders with whom she spoke that we are committed to having a regular, ongoing dialogue with our significant shareholders and encouraged each such shareholder to reach out at any time with any concerns it might have.

Over the years, we have made changes to the design of our compensation program based on shareholder input:

•	We changed the balance of bonus opportunity available under our annual cash performance bonus plan on the basis of operating results and working capital targets from 50%-50% to 75%-25%; and in fiscal 2022, we further reduced the portion based on working capital targets from 25% to 15%

•	We established a requirement that stock price targets be met for thirty consecutive trading days in order for the performance criteria to be met under prior grants of restricted stock to our CEO and COO (beginning in 2022, stock price was replaced by ROIC and relative TSR as the performance metrics used for restricted stock grants to our CEO and COO)

•	Beginning with fiscal 2022, we added free cash flow as a performance criterion for the bonus opportunity under the long-term cash performance bonus plan

•	Beginning with fiscal 2022 we used return on invested capital and relative TSR as the performance metrics for the restricted stock grants to our CEO and COO

•	Beginning with fiscal 2023, we added ESG as a performance metric under our short-term cash bonus plan
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•	Beginning with fiscal 2024, our CFO and General Counsel will receive restricted stock grants using the same performance metrics and goals as our CEO and COO

•	We implemented plan design features such as post-vesting holding period requirements

Components of Compensation

  We strive to provide incentives to senior management to achieve both short-term and long-term objectives and to reward exceptional performance. Our Compensation Committee utilizes several different performance metrics to incentivize management and evaluate and reward their performance. Our executive compensation program includes four key components:

Competitive Base Salary	Short-Term and Long-Term Cash Incentive Bonuses which, for our named executive officers, are based almost entirely upon objective company performance
Long-Term Equity Based Incentive Compensation designed to align the interests of our executives with the interests of our shareholders utilizing metrics that lead to increases in shareholder returns	Retirement, health and welfare benefits, and certain perquisites

We believe our compensation practices and our overall level of executive compensation demonstrate our commitment to performance-based pay. The compensation delivered to our executives in fiscal 2023 is indicative of this orientation.

ALL of our short- and long-term bonuses and incentive compensation are performance-based and constitute a substantial portion of senior executive compensation.

ALL of our long-term incentives, both cash and equity, require both performance and continued employment over a multi-year period.

ALL of our equity-based incentive compensation requires multi-year continued employment and, in the case of our CEO and COO, post-vesting holding periods (which, starting in fiscal 2024, will apply to our CFO and GC as well). Because equity awards can only be realized on a deferred basis, executives are subjected to the same risks to which our shareholders are subject during the relevant vesting and post-vesting holding periods for each equity award.

In setting compensation levels, we believe it is important to consider the aggregate amount expended by the Company for corporate management, in addition to considering individual compensation levels. We maintain a lean corporate executive staff, and therefore many of our executive officers have responsibilities in multiple functional areas. We believe that, as a result, the Company employs fewer senior executives at the corporate level than comparable companies. Thus, while total compensation to individuals may be at the upper range of compensation for such positions, reflecting the Company’s superior operational performance, we believe that the aggregate amount expended for such functions is well in line with our industrial peers.

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We believe that the compensation of our executives should reflect the executives’ level of job responsibility and be related to individual and company performance. We also believe that compensation should be competitive, reflecting the conditions in the geographic regions in which our executives are located. Because the performance of our executives greatly impacts our results, a significant portion of their compensation should be variable and based on individual and corporate performance. Our operational performance targets are challenging and consistent with the business plans reviewed by our Board.

With the exception of one grant of restricted stock to our NEOs in December 2020, all equity grants to our NEOs for the last ten years have been 100% performance-based, and all annual and long-term cash bonuses to all of our NEOs are 100% performance-based.

Our approach to compensation reflects, in large part, that our Company is a diversified holding company. As such, our senior corporate management’s responsibilities include managing and assessing the operational results of our segments and principal businesses, recruiting, developing and supervising management at both the subsidiary and corporate levels and overseeing various financial activities. Our senior corporate management is responsible for, and continuously evaluates and assesses, matters relating to:

•	the maintenance of our strong consolidated balance sheet;

•	the allocation of our capital and resources among our business segments;

•	the assessment and determination of our capital requirements and needs;

•	our cash and cash equivalent liquidity;

•	our financing transactions;

•	the identification and execution of acquisition or disposition opportunities, as well as the integration of businesses we acquire;

•	the return of capital to shareholders, including through corporate dividends as well as opportunistic repurchases of our stock;

•	the setting of operational and financial goals at the Company’s businesses, and overseeing the efforts of the business executive teams to meet or exceed those goals; and

•	the continuing evaluation of all our assets and operations.

Management was required to fulfill these responsibilities while conducting the process of exploring strategic alternatives, and then while overseeing the implementation of a significant initiative at CPP – the expansion of CPP’s global sourcing strategy for its U.S. lawn and garden business.

Our senior management is engaged in ongoing analysis of (i) where, when and how our capital resources should be allocated, with a view to optimizing that allocation, and (ii) whether our existing business lines should be expanded, curtailed or disposed of, and if we ought to further diversify into new business lines or activities. Our management is tasked with determining whether and how our capital is best deployed for future growth. Accordingly, acquisitions and divestitures are part of our ongoing strategy. In June 2022 we sold our Telephonics business to TTM Technologies, Inc. for $330 million, subject to post-closing adjustments. On January 24, 2022, we completed the acquisition of Hunter Fan Company, for $845 million, subject to customary post-closing adjustments. In May 2022 our Board of Directors initiated a process to review a comprehensive range of strategic alternatives to maximize shareholder value, including a sale, merger, divestiture, recapitalization or other strategic transaction. In April 2023 our Board of Directors determined to end its review of strategic alternatives, concluding that the ongoing execution of Griffon’s strategic plan is the best way to maximize value for shareholders.

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Our senior management is also charged with arranging financing in the bank and capital markets to ensure that we can provide adequate capital resources to our subsidiaries for organic growth and acquisitions while at the same time maintaining appropriate levels of leverage and appropriate maturities for our debt. Most recently, in July 2023, we amended, upsized and extended the revolving facility under our credit agreement to, among other things, increase the amount available for borrowing (from $400 million to $500 million) and extend its maturity from March 2025 to August 2028. Management has been tasked with negotiating and arranging multiple financings while maintaining a strong balance sheet so as to reduce the risks to which the Company is subject, during volatile capital markets. We do not have any material debt maturity until 2028.

Operating plans and significant capital expenditures for the Company are reviewed by the Board of Directors and serve as the basis for setting the operational and capital targets in our compensation programs. The Compensation Committee has sought to align the compensation programs under which our senior management is remunerated with these objectives, in a manner consistent with the business direction and strategic plan discussed with and reviewed by the Board of Directors.

Performance Criteria

Performance Metrics in Fiscal 2023:
	Short-term cash plan*		Long-term cash plan		Equity Awards*
-	EBIDTA (75%)	-	Core EPS (65%)	CEO, COO

-	Working Capital (15%)	-	Free Cash Flow (25%)	-	ROIC (50%)

-	ESG (10%)	-	Hunter EBITDA (10%)	-	TSR (50%)

CFO, General Counsel

				-	Consolidated EBITDA

*	For fiscal 2024, the CFO and General Counsel will receive equity awards with the same performance metrics and goals as the CEO and COO

The Compensation Committee, working with Gallagher, selected the performance metrics to be used for each of the short-term and long-term components of the Company’s cash bonus plan for the NEOs. The Committee selected EBITDA, working capital and ESG as performance measures for determining short-term cash bonuses for fiscal year 2023. The selection of EBITDA and working capital as performance measures reflects the Board’s mandate and belief that (i) operational results (including maximizing cash generation from operations) contribute to Griffon’s continuing financial success, and (ii) maintaining adequate levels of working capital is a key indicator of creating and maintaining a strong balance sheet and providing financial strength to withstand the continuing uncertainty that exists in the United States and global economies. Each of these objectives also acts as a check against the other, and therefore as a natural risk management tool with respect to the management of our businesses. The selection of ESG as a performance metric reflects the input of shareholders and the increased importance and focus on ESG today.

In determining the criteria for short term cash bonuses for fiscal 2023, the Compensation Committee reflected the input received from shareholders during its outreach program. The Committee placed a substantially greater relative emphasis on operational achievements than on balance sheet strength; and the Committee also utilized ESG goals as a performance metric. The relative weightings assigned were 75% to EBITDA, 15% to working capital and 10% to ESG goals.
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Our long-term cash incentive plan was adopted several years ago in response to input we received from shareholders in our outreach program. Based on those suggestions, cash incentive opportunities were divided into two roughly equal portions, the short-term (annual) incentive plan described above and the long-term cash plan. The Committee selected cumulative Core EPS as the performance measure for determining long-term cash bonuses for our NEOs for the performance period fiscal year 2021 through fiscal year 2023. “Core EPS” means the fully diluted earnings per share of the Company for the performance period prepared in accordance with GAAP, adjusted for the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is realized over a period that extends beyond the performance period and is unrelated to operations. The Compensation Committee had been advised by Gallagher that, absent market conditions not in control of management, Core EPS has a close, long-term correlation with stock price and achieving substantial growth in earnings per share over a multi-year period will increase the likelihood of providing an attractive level of total shareholder return over the same period.

Certain shareholders expressed a preference that we consider other performance metrics for our long-term cash incentive plan. The Committee asked Gallagher to evaluate and report on other criteria for possible use as bonus performance measures. We reviewed and discussed with shareholders alternative measures, such as return on equity, free cash flow generation and return on invested capital.

In response to shareholder input, in fiscal 2022 we added free cash flow generation as a component of the targets for our long-term cash incentive plan. We believe that this will create an incentive for management to focus on balance sheet considerations, especially working capital efficiency.

For the years 2016 through 2021, the Committee selected stock price growth as the performance measure for the equity grants awarded to the CEO and COO. Vesting of these grants requires that the Company’s stock close at a price at least 20% above the price on the date of grant for thirty consecutive trading days during the vesting period (and, if the threshold vesting condition is achieved, the actual number of shares to vest depends on the Company’s percentile TSR within the Russell 2000 during the relevant performance period). This target proved challenging, as demonstrated by the failure to meet this condition with respect to restricted stock awards of 360,000 and 120,000 shares at target granted to our CEO and COO, respectively, in January 2017. These grants were forfeited in their entirety upon their expiration in January 2021.

In response to shareholder input, in fiscal 2022 the Committee selected, as the performance criteria for restricted stock grants to the CEO and COO, ROIC and overall TSR as compared to a broad market index. Achievement under the relative TSR metric is determined based on the Company’s TSR during the performance period as measured against the TSRs of the stocks in the Russell 2000 over the same period. The terms of our performance-based restricted stock awards are discussed in greater detail below in this proxy statement.

For many years up to and including fiscal 2023, the Committee selected consolidated EBITDA as the performance metric for restricted stock grants to the CFO and General Counsel. If Griffon achieved the required level of EBITDA for at least one of the three years during the performance period, the restricted stock grants would vest in full at the end of the three-year period; otherwise the grants would be forfeited. In response to shareholder input, starting in fiscal 2024, restricted stock grants to the CFO and General Counsel will be structured in the same manner as grants to the CEO and COO.

In response to shareholder input, in fiscal 2022 we added ROIC as a performance measure for restricted stock grants to the CEO and COO. In response to further shareholder input, starting in fiscal 2024, restricted stock grants to the CFO and General Counsel will utilize the same performance metrics and targets as grants to the CEO and COO.
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Our Executive Compensation Program and Risk

We believe that our compensation programs are structured in such a manner so as not to reward inappropriate risk-taking, and have concluded that our compensation policies and practices are not reasonably likely to result in a material adverse effect on our businesses for several reasons, including the following:

•	Under both our annual and long-term performance bonus programs, we use multiple objective performance measures to determine cash bonus opportunities for our NEOs, which discourages focusing on a single performance measure and incentivizes the executives to focus on the overall financial strength of the Company as well as on operating results. Starting in fiscal 2023, we also use ESG as a performance measure under the annual bonus program.

•	With respect to each of our NEOs, we provide a mix of compensation components: fixed cash compensation in the form of base salaries, variable performance-based annual cash compensation (under our annual performance bonus plan), and long-term equity and cash compensation in the form of restricted stock awards and long-term cash bonuses, which are exclusively performance-based. We believe this combination of fixed and variable cash compensation, a long-term equity interest that is performance-based and vests over time, and a long-term cash bonus based on three-year performance cycles, appropriately incentivizes and rewards management while at the same time encouraging appropriate—but not excessive—levels of risk assumption.

•	The design of our cash compensation programs, which incorporate a variety of performance criteria established under our plans, encourages executives to focus on both our short-term and long-term operational and consolidated financial position and objectives; as a result, any incentive to take short-term risks is mitigated by the necessity for us to achieve success and maintain shareholder value over the long term. In this regard, a portion of compensation is delivered to executives in the form of an annual bonus, and a substantial portion of the compensation of each of our NEOs is delivered in the form of a long-term cash bonus. In the case of each of our NEOs, both the annual bonus and the long-term bonus are 100% performance-based, and, with the exception of ESG goals (which determine 10% of the annual bonus), both are tied exclusively to objective performance criteria.

•	A significant portion of compensation to our senior executives is delivered through the use of performance-based equity awards, which generally cliff vest after a minimum three-year period, provided the applicable performance criteria are achieved. In addition, we have required a post-vesting holding period for equity grants to our two most senior executives—every restricted stock grant to our CEO and COO since January 2014 contains a requirement that the executive hold the shares for a period of two years after vesting. The Compensation Committee believes that the cliff vesting feature of our restricted share awards, together with the applicable performance criteria and a required post-vesting holding period for grants to our most senior executives, focuses our executive team on the long-term success of the Company, aligns their interests with those of our shareholders and, because of the multi-year vesting feature and required post-vesting holding period, subjects senior management to the long-term consequences of risks undertaken to achieve short-term objectives. Beginning with fiscal 2024, grants to our CFO and General Counsel will also contain the requirement that the shares be retained for two years after vesting.

•	A significant portion of cash compensation to each of our NEOs is delivered through our long-term cash bonus program, which provides for the opportunity to earn cash bonuses over a three-year period. Bonuses paid under the long-term cash bonus program are exclusively performance-based and provide additional focus for our most senior executives on the long-term success of the Company, further aligning the interests of these executives with that of our shareholders.

•	We have adopted stock ownership guidelines that serve to align the interests of our directors and executives with those of our shareholders and encourage focus on long-term performance.

•	We have adopted an anti-hedging, anti-pledging policy which prohibits directors and executive officers from purchasing company securities on margin, pledging company securities or entering into a hedging transaction with respect to company securities.
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•	We have adopted a clawback policy that provides for the recovery from executive officers of improperly received incentive compensation going back three years in the event of an accounting restatement.

•	The Compensation Committee has, since 2012, engaged Gallagher, an independent compensation consultant, to guide it in making compensation decisions.

Executive Compensation Decisions—The Role of the Compensation Committee, Executives and Consultants

The Compensation Committee is responsible for evaluating and approving the compensation of our NEOs and the presidents of our business units. The Compensation Committee considers recommendations from our CEO with respect to executive compensation matters, except regarding his own compensation. The Compensation Committee regularly utilizes the services of Gallagher to perform analyses and provide recommendations relating to executive compensation matters and takes such information into consideration in making its compensation decisions.

Determination of Compensation Levels

In setting compensation levels, including bonus eligibility levels for our NEOs under our 2016 Performance Bonus Plan (the “Performance Bonus Plan”), and the mix of compensation for fiscal 2023, the Compensation Committee considered a number of factors. These include the desire to motivate our NEOs and business unit presidents, and align their compensation with the financial performance of the Company and the benefits to shareholders by providing the majority of these executives’ compensation in the form of performance-based compensation, and the Compensation Committee’s subjective assessment of the individual’s experience, responsibilities, management, leadership abilities and job performance. The Committee is also cognizant that the Company’s management, in addition to providing oversight and supervision of the operations of our subsidiaries, is called upon to perform strategic, transactional and financial functions on an ongoing basis.

The Compensation Committee, in consultation with, and based on the advice of, Gallagher, selects and utilizes a peer group of industrial companies (the “Peer Group”) to be used as a factor to consider in making decisions regarding the Company’s executive compensation. The Compensation Committee periodically requests that Gallagher reassess and suggest modifications to the Peer Group to reflect changes in the Company and the constituent companies included within the Peer Group. In July 2022, following the acquisition of Hunter Fan Company and the disposition of Telephonics Corporation, the Committee reconstituted the Peer Group such that the Peer Group better represents the composition of the Company’s businesses. The Peer Group currently consists of the following 20 companies:

Allegion plc Carlisle Companies Incorporated Dover Corporation Gibraltar Industries, Inc. Leggett & Platt, Incorporated Simpson Manufacturing Co., Inc. UFP Industries, Inc.	American Woodmark Corporation Central Garden & Pet Company Energizer Holdings, Inc. Helen of Troy Limited Lennox International Inc. Spectrum Brands Holdings, Inc.	Armstrong World Industries, Inc. Church & Dwight Co., Inc. Fortune Brands Home & Security, Inc. JELD-WEN Holding, Inc. Masonite International Corporation* Trex Company, Inc.

*	Weber Inc. was in the Peer Group in fiscal 2022; it was acquired, and ceased to be a public company, in February 2023.

The Committee believes this Peer Group, which consists mostly of public companies in the building products and consumer products industries, best reflects the diversity of the Company’s businesses. Two diversified manufacturing companies (Carlisle and Dover) are also included. Most of the companies chosen had annual revenue of between 40% and 250% of the annual revenue of Griffon, although a few companies with higher revenues were included due to their high concentration of branded products in a relevant industry or due to their status as a diversified manufacturing company identified as the most comparable to Griffon.

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While the Committee recognizes the benefit of using this type of comparative information in determining compensation at the corporate level, the Committee also recognizes the inherent limitations of using comparative compensation information from the Peer Group companies, in that such information does not reflect the significant additional responsibilities and skill sets required of the senior management team of a diversified manufacturing company such as ours (for example, with respect to focusing on growth and diversification and the appropriate deployment of and return on capital in our existing businesses, as well as the Company’s financing structure). The Committee therefore utilizes executive compensation within the Peer Group as one factor in setting the Company’s executive compensation levels but retains the flexibility to make decisions regarding executive compensation that it determines are in the best interests of the Company and that will motivate and retain the executive management team.

As noted above, the Compensation Committee evaluates and approves the compensation of our NEOs and the presidents of our business units. Although the Compensation Committee does not set the compensation of Griffon executives below the NEO level or of the executives of our segments below the president level, the Committee is presented with compensation information regarding these executives in order to consider how the compensation levels of these executives relate to the compensation that we pay to the NEOs and to our segment presidents. In addition, in evaluating compensation levels, the Compensation Committee has been cognizant of the challenges presented in attracting and retaining executive talent as well as the broad, expanded roles taken on by our lean corporate executive staff, as described above.

The Compensation Committee continually evaluates Griffon’s compensation practices for our senior management personnel. With respect to fiscal 2023 compensation, the Compensation Committee:

•	selected performance criteria, target levels and payment amounts to be used under the Performance Bonus Plan for fiscal 2023 (short-term component);

•	determined the performance criteria, target levels and payment amounts for our NEOs to be used for the three year period fiscal 2023 through fiscal 2025 under the long-term cash bonus program; and

•	evaluated short-term and long-term cash bonuses to be paid following the end of fiscal 2023 to each of the NEOs under the Performance Bonus Plan to determine their reasonableness in light of (i) the applicable performance measures and bonus opportunities established by the Compensation Committee and (ii) the operational and financial results of the Company for the applicable performance periods; and

•	determined the structure of restricted share grants to our NEOs (including the type of performance measures to be used, the target levels of performance, and the numbers of shares to be granted).

In making each of these decisions, the Compensation Committee consulted with and considered advice provided by Gallagher.

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Elements of Executive Compensation

As noted above, our executive compensation program includes four components—base salary; cash incentive bonuses; equity-based compensation; and retirement, health and welfare benefits and other perquisites. As shown in the pie charts below, 87.7% of our CEO’s 2023 compensation was performance-based, and 71.1% of our other NEOs’ 2023 compensation was performance-based.

CEO 2023 Compensation Mix	Other NEO 2023 Compensation Mix

[Note: equity awards are based upon grant date value]

Base Salary. We pay a base salary that the Compensation Committee determines is competitive with respect to the scope, responsibilities and skills required of the particular position in order to attract and retain qualified executives. As discussed above, the Compensation Committee assesses the salaries of our NEOs from time to time by analyzing the compensation paid in the marketplace, including within the Peer Group. Merit increases are considered after annual review, on a subjective basis. Mr. Kramer’s base salary was increased to $1,218,529, effective December 1, 2022 and increased to $1,255,085, effective December 1, 2023, representing a 3.0% increase in each year, the same percentage cost of living increase that was awarded generally to corporate employees.

Mr. Mehmel’s base salary was increased to $1,081,625 effective December 1, 2022, and to $1,114,074 effective December 1, 2023, representing a 3.0% increase in each year. Mr. Harris’ base salary was increased to $527,834 effective December 1, 2022, and to $554,226 effective December 1, 2023, a 5.0% increase each year; and Mr. Kaplan’s base salary was increased to $476,434 effective December 1, 2022, and to $495,491 effective December 1, 2023, a 4.0% increase each year. For each annual salary increase, 3.0% represents a cost-of-living adjustment, and any increase in excess of 3.0% represents a merit adjustment.

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Cash Incentive Bonuses. We provide cash incentive bonuses that are designed to provide variable incentive compensation opportunities to our executive officers on both an annual and long-term basis, based upon Company and individual performance. For our CEO and COO, all cash incentive bonuses have always been 100% performance-based.

Commencing with fiscal 2019, the Compensation Committee determined to provide our CFO and our General Counsel with annual and long-term cash incentive bonus opportunities based on the same financial performance objectives as our CEO and COO, so that all four NEOs receive bonuses on the basis of consistent performance objectives. As a result, all annual and long-term cash incentive bonus opportunities and awards to all four of our NEOs are 100% performance-based.

Annual and Long-Term Cash Incentive Bonuses. Our Performance Bonus Plan is the plan under which we provide cash incentive compensation to our NEOs. The Performance Bonus Plan is administered by the Compensation Committee, which selects the participants and establishes the performance periods and the specific performance goals to be achieved during those periods. The Compensation Committee believes that the Performance Bonus Plan supports our pay-for-performance philosophy by providing annual and long-term cash bonuses to our named executive officers contingent upon the achievement of pre-established and objective performance goals. The long-term bonus program was adopted in response to comments received from shareholders who recommended that cash bonuses be split between long- and short-term achievements.

The Compensation Committee, in consultation with, and based on the advice of, Gallagher, determined that, beginning with fiscal year 2016, it would base approximately 60% of Messrs. Kramer’s and Mehmel’s aggregate target cash incentive compensation opportunity on the achievement of long-term performance goals over a three-year period. As noted above, beginning with fiscal 2019, this applies to Messrs. Harris and Kaplan as well. The long-term bonus component is intended to discourage excessive risk taking and to better align management’s interests with the long-term interests of our shareholders by motivating management to create and maintain long-term, and not just near-term, shareholder value. Through the period beginning with fiscal 2021, the long-term incentive cash bonus opportunities for each performance period were based on achievement of Core EPS. “Core EPS” means the fully diluted earnings per share of the Company for the performance period prepared in accordance with GAAP, adjusted for the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is unrelated to operations. The Compensation Committee determined that Core EPS should be utilized as the long-term performance objective because it reflects the Company’s results from core ongoing operations and creates an appropriate incentive for our most senior executives to achieve a significant level of, and grow, EPS. The Compensation Committee was advised by Gallagher of the historical correlation between EPS and stock price, and the potential for increases in EPS to result in increases in shareholder value.

In response to comments received from shareholders, for the period beginning with fiscal 2022, the Compensation Committee decided to adopt free cash flow as an additional performance metric for the long-term incentive cash plan. “Free Cash Flow” means net cash provided by operating activities, less expenditures for the acquisition of property, plant and equipment, plus proceeds from the sale of property, plant and equipment, adjusted by the Compensation Committee for, and not taking into account, the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is realized over a period that extends beyond the performance period or is unrelated to operations. The Committee was advised by Gallagher that Free Cash Flow:

•	is a strong indicator of value creation;

•	is a standard metric used by investors to evaluate company performance;

•	is critical in creating optionality to fund ongoing operations, capital expenditures and dividends, and/or to deleverage; and

•	like EPS, has a strong correlation to stock price.
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Given the strategic importance of the then pending acquisition of Hunter Fan Company, the Compensation Committee determined to also adopt cumulative EBITDA of Hunter as a performance metric for the long-term cash bonus opportunity for the period fiscal 2022 to fiscal 2024. Hunter is the largest acquisition in Griffon’s history, and the Committee believed it critical that a portion of the NEOs’ long-term bonus opportunity during this period be solely dependent on the integration of Hunter into Griffon’s Consumer and Professional Products segment and the performance of the Hunter business during the first few years following the acquisition. The basis for the EBITDA target established was the forecast presented to Griffon’s Board of Directors at the time of the Board’s approval of the Hunter acquisition.

The Compensation Committee retains the power to reduce (but not increase) any annual or long-term cash bonus actually paid to any of our NEOs to ensure that any such bonus payments are, in the judgment of the Compensation Committee, reasonable and reflect the appropriate amount of compensation payable considering the performance of the Company and the overall compensation paid.

Long-Term Cash Incentive Awards Granted in Fiscal 2023. In early fiscal 2023, each of our NEOs was granted a long-term cash incentive bonus opportunity under the Performance Bonus Plan based on the Company’s aggregate “Core EPS” (75% of the aggregate bonus opportunity), and aggregate “Free Cash Flow” (25% of the aggregate bonus opportunity), for the performance period consisting of fiscal years 2023 to 2025. The following table sets forth the amount of the bonuses that each NEO is eligible to receive under these awards based on each of these metrics for the three-year performance period. With respect to each performance metric, none of the eligible bonus will be paid if the Company’s performance for such metric is below the specified minimum; and if any of the relevant performance metrics fall in between the amounts set forth below, the bonus amounts earned will be determined using linear interpolation.

Long-Term Cash Incentive Bonus Opportunities for the period fiscal 2023 to fiscal 2025 are as follows:

	Aggregate Core EPS	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$ 9.38	$1,350,000	$ 337,500	$135,000	$135,000
Target	$11.72	$2,700,000	$ 675,000	$270,000	$270,000
Maximum	$14.06	$4,050,000	$1,012,500	$405,000	$405,000

	Aggregate Free Cash Flow	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$515,680,000	$ 450,000	$112,500	$ 45,000	$ 45,000
Target	$644,600,000	$ 900,000	$225,000	$ 90,000	$ 90,000
Maximum	$773,520,000	$1,350,000	$337,500	$135,000	$135,000
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The Company has seen significant growth in Core EPS in recent years. As shown in the charts below, using fiscal 2019 as the base year, Core EPS has increased from $0.60 per share in fiscal 2019 to $4.54 per share in fiscal 2023, representing a 66% compounded annual growth rate during the five-year period fiscal 2019 through fiscal 2023:

Core EPS*

The aggregate target Core EPS level of $11.72 for the period fiscal 2023 to fiscal 2025 represents a 65.8% increase from the aggregate target Core EPS level of $7.07 for the immediately prior three-year period fiscal 2022 to fiscal 2024.

Long-Term Cash Incentive Awards Payable following Fiscal 2023. In December 2020 the Compensation Committee granted long-term cash incentive bonus opportunities to the NEOs. The following table sets forth the amount of the bonuses that Messrs. Kramer, Mehmel, Harris and Kaplan were eligible to receive under these awards based on the Company’s Core EPS for the performance period. No bonus would be paid if the Company’s Core EPS for the performance period was below the specified minimum, and bonuses for Core EPS between the amounts set forth below would be determined using linear interpolation.

Long-Term Cash Incentive Bonus Opportunities for the period fiscal 2021 to fiscal 2023 were as follows:

	Aggregate Core EPS for Period	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$3.99	$1,440,000	$ 360,000	$120,000	$120,000
Target	$4.99	$3,600,000	$ 900,000	$300,000	$300,000
Maximum	$5.99	$5,400,000	$1,350,000	$450,000	$450,000

*	For a reconciliation of Adjusted EPS from continuing operations (which equates to Core EPS) to Earnings (loss) per share from continuing operations, (a) for 2019, see MD&A in our 2021 10-K; (b) for 2020, see MD&A in our 2022 10-K; and (c) for 2021, 2022 and 2023, see MD&A in our 2023 10-K. Earnings (loss) per share from continuing operations was $1.42 for 2023, $(5.57) for 2022, $1.32 for 2021, $0.92 for 2020 and $0.59 for 2019.
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Because the Committee originally adopted the Core EPS target (and threshold and maximum) levels in early fiscal 2021, the original levels approved did not reflect the acquisition of Hunter or the sale of Telephonics. The levels set forth above reflect adjustments approved by the Committee following the Hunter acquisition and Telephonics disposition, to reflect the inclusion of Hunter’s results and the removal of any contributions from Telephonics for the stub period in fiscal 2022 (Telephonics was owned and operated by Griffon for all of fiscal 2020 and 2021). Such adjustments are contemplated by the Performance Bonus Plan and are consistent with the Committee’s past practice of making adjustments, as appropriate, to account for significant acquisitions and dispositions.

After the conclusion of fiscal 2023 and the preparation of the Company’s audited financial statements, the Compensation Committee reviewed the extent to which the Core EPS performance targets for the period fiscal 2021 to fiscal 2023 were attained. Using fiscal 2020 as the base year, Core EPS from continuing operations increased from $1.33 in 2020 to $4.54 in 2023, reflecting a compound annual growth rate of 50.6%. Aggregate Core EPS for the three-year period fiscal 2021 through 2023 was $10.47. Based on this aggregate Core EPS amount of $10.47, the Committee determined that Messrs. Kramer, Mehmel, Harris and Kaplan were eligible for, and would be awarded, long-term cash incentive bonuses in the amounts of $5,400,000, $1,350,000, $540,000 and $540,000, respectively. In making the determination not to reduce these amounts by applying negative discretion, and to award the amounts set forth above, the Committee noted the record performance of the Company in fiscal 2023, during which management conducted a strategic transactions process through the first half of the year and oversaw the implementation of a significant initiative to alter the structure of Ames’ U.S. lawn and garden business, to change it to an asset-light model, during the second half of the year. The Committee also took note of the upsizing and extension of the Company’s revolving credit facility which further strengthens the Company’s liquidity and balance sheet; the Company has no significant debt maturity until 2028.

2023 Annual Cash Incentive Bonuses. In accordance with and pursuant to the Performance Bonus Plan, the Compensation Committee established objective, calculable and prospective financial metrics on which 90% of annual bonuses for fiscal 2023 were dependent, with the remaining 10% eligible to be earned based on performance in certain ESG areas. The financial metrics were established by the Compensation Committee to be consistent with our operational, strategic and capital objectives for fiscal 2023 reviewed by the Board of Directors. Consistent with these objectives, the Compensation Committee determined that annual financial metrics should be established in two different areas—achieving strong operating results, as measured by EBITDA, and continuing to strengthen Griffon’s balance sheet, as measured by working capital level. For fiscal 2023, as in recent years, while the Compensation Committee continued to believe it important to use working capital as a performance measure to create an appropriate incentive to maintain liquidity and financial strength, the Compensation Committee desired to continue to put a significantly stronger emphasis on operating results and to weigh EBITDA performance more heavily. Thus, EBITDA performance was assigned a weighting accounting for approximately 75% of the annual cash bonus opportunities for our NEOs, and working capital targets were assigned an approximate 15% weighting.

As noted above, 10% of the annual cash bonus opportunity for fiscal 2023 was dependent on performance in certain areas of ESG. In particular, the Committee evaluated performance in the following six areas to determine if this component of the fiscal 2023 annual bonus opportunity was earned: (i) safety performance; (ii) use of sustainable forestry and/or recycled materials; (iii) employee satisfaction and turnover; (iv) diversity and inclusion; (v) supply chain oversight; and (vi) maintaining controls relating to legal and ethical business conduct. As this was the first year in which ESG was used as part of the bonus program and given that Griffon, like many companies, views many aspects of its ESG program as a long-term, multi-year undertaking (such as setting numerical goals and tracking the data necessary to measure achievement against such goals), the Committee determined that each NEO would be eligible to earn a single, fixed amount based on ESG achievement in fiscal 2023. Such amount would be earned if, and only if, the Company achieved overall satisfactory performance in fiscal 2023 in the six areas of ESG indicated above.

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Annual bonus eligibility amounts based on financial metrics were established based on various levels of achievement of EBITDA for fiscal 2023 and working capital as of September 30, 2023, as follows:

	EBITDA level	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Threshold	$377,400,000	$ 700,000	$175,000	$ 70,000	$ 70,000
Target	$444,000,000	$1,575,000	$393,750	$157,500	$157,500
Maximum	$488,400,000	$2,890,000	$722,500	$289,000	$289,000

	Working Capital level
Threshold	$657,000,000	$220,000	$ 55,000	$22,000	$22,000
Target	$677,000,000	$315,000	$ 78,750	$31,500	$31,500
Maximum	$697,000,000	$566,667	$141,667	$56,667	$56,667

The EBITDA levels at which a bonus would be paid to Messrs. Kramer, Mehmel, Harris and Kaplan increased from a range of $265 million (threshold) to $343 million (maximum) for 2022 to a range of $377 million (threshold) to $488 million (maximum) for 2023, representing an approximate 42% increase in the threshold and maximum levels. Because the Company sets robust targets to attain growth, the Committee believes a range is appropriate so that opportunities are meaningful given varying economic and operational conditions.

Against this background, the Compensation Committee establishes EBITDA targets after the Board has reviewed the Griffon operating plan developed by management for the coming fiscal year. That operating plan incorporates the plans and budgets of each of the Company’s operating subsidiaries as well as corporate expense, and requires that certain levels of organic growth be achieved for the payment of target bonuses at the subsidiary levels. The Compensation Committee considered a variety of factors when EBITDA target levels were set for fiscal 2023, such as

•	the challenging U.S. and global economic environment resulting from a number of factors, such as ongoing international military conflicts, high interest rates and the uncertainty regarding future trends relating to residential and commercial construction, remodeling and renovation, which has a direct impact on the Company’s businesses

•	the uncertainty of the ongoing strategic transactions process, and the resulting difficulties in retaining, motivating and incentivizing executives at both corporate and the businesses

•	that the setting of appropriate consolidated EBITDA targets would create an incentive to control general and administrative expenses.

In establishing working capital targets, the Compensation Committee considered the capital requirements necessary for the Company to maintain a strong balance sheet and desirable levels of liquidity for fiscal 2023. The Compensation Committee also considered anticipated cash expenditures for fiscal 2023. The Compensation Committee believes that working capital is an appropriate measure of financial strength and stability because it prevents excessive reliance on short-term borrowing, thereby reducing the Company’s exposure to uncertainties of the capital markets. Importantly, the Compensation Committee also recognized the inherent tension between maintaining a strong working capital position and the mandates of the Company’s Board of Directors to increase earnings growth through acquisitions of synergistic or complementary businesses and to return cash to shareholders through share repurchases and dividends. The Compensation Committee also recognized that in view of the Board’s role in establishing the level of share repurchases and in approving acquisitions, decisions with respect to these activities and the consequences of those decisions are not ultimately within the control of management. To address this balance, and to eliminate any disincentive for management to pursue strategic acquisitions as well as to avoid penalizing management for implementing the Board-authorized share repurchase program, the Compensation Committee determined that the appropriate barometer should be an adjusted

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working capital measure that is not reduced by amounts expended in connection with share repurchases, and that is reduced by 50% (as opposed to 100%) of acquisition expenses (the “adjusted working capital”).

In selecting the relevant areas of ESG to be considered for purposes of determining whether the ESG-based portion of the fiscal 2023 annual bonus opportunity is earned, the Committee considered Griffon’s ESG priorities, as set forth in Griffon’s first annual ESG report, which covered fiscal year 2021. This report was published to Griffon’s website in the summer of 2022 and, although it has since been replaced with Griffon’s second annual ESG report which covers calendar 2022, Griffon’s ESG priorities remain substantially the same.

After the conclusion of fiscal 2023 and the preparation of the Company’s audited financial statements, the Compensation Committee reviewed the extent to which EBITDA and working capital targets established for annual bonus opportunities for fiscal 2023 were attained and considered the extent to which annual bonuses based on such targets would be paid. The Committee also reviewed the Company’s achievements and progress in the six areas of ESG relevant to determining if the portion of the fiscal 2023 annual bonus based on ESG was earned. The Committee determined that Messrs. Kramer, Mehmel, Harris and Kaplan were eligible for, and would be awarded, bonus amounts as follows, based on achieving Adjusted EBITDA of $505.3 million and working capital as of the end of fiscal 2023 of $843.8 million, and based on the determination that the Company achieved better than satisfactory performance, overall, in the six areas of ESG referenced above:

Executive	Amount based on EBITDA	Amount based on Working Capital	Amount based on ESG	Total Bonus Awarded
Ronald J. Kramer	$2,890,000	$566,667	$210,000	$3,666,667
Robert F. Mehmel	$722,500	$141,667	$52,500	$916,667
Brian G. Harris	$289,000	$56,667	$21,000	$366,667
Seth L. Kaplan	$289,000	$56,667	$21,000	$366,667

In making the determination not to apply negative discretion and to therefore award each of our NEOs the bonus amount based on the calculations as described above, the Compensation Committee considered factors similar to those that it considered in determining the amounts to be awarded to our NEOs with respect to the long-term cash bonus incentive opportunity for the period fiscal 2021 through fiscal 2023, as described above.

Aggregate Cash Bonuses Paid to NEOs. Based on the above, the aggregate cash bonus amounts paid to our NEOs following the end of fiscal 2023 are as set forth below. These amounts appear in the Summary Compensation Table in the column “Non-Equity Incentive Plan Compensation” for the year 2023.

Executive	Amount based on long- term incentive bonus opportunity (performance period—October 1, 2020 to September 30, 2023)	Amount based on short- term incentive bonus opportunity (performance period— fiscal 2023)	Total bonus awarded
Ronald J. Kramer	$5,400,000	$3,666,667	$9,066,667
Robert F. Mehmel	$1,350,000	$916,667	$2,266,667
Brian G. Harris	$540,000	$366,667	$906,667
Seth L. Kaplan	$540,000	$366,667	$906,667
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Equity-based Compensation. Equity-based compensation is designed to provide incentives to our executive officers to build shareholder value over the long-term by aligning their interests with the interest of shareholders. Since 2006, we have granted equity-based awards in the form of restricted stock, as the Compensation Committee determined this was an effective vehicle for the motivation and retention of our executive officers.

Since fiscal 2012, all restricted share awards granted to our NEOs, with the exception of one award granted to each of our NEOs in December of 2020, have been 100% performance-based. This further reflects the Committee’s philosophy of aligning executive compensation with the financial performance of the Company, and motivating executives, by providing a substantial portion of our executives’ compensation in the form of performance-based compensation. We have been advised by Gallagher that the Company is included in a minority of public companies that has granted almost exclusively performance-based equity awards to its named executive officers in recent years.

The Compensation Committee believes that equity-based compensation provides an incentive that focuses the executive’s attention on managing our Company from the perspective of an owner with an equity stake in the business. In determining the amount of equity-based compensation to be awarded to our named executive officers, the Compensation Committee takes into consideration, among other things, the level of the officer’s responsibility, performance of the officer, other compensation elements and the amount of previous equity grants awarded to the individual. In addition, with respect to recruiting an executive officer to join our Company, the amount of equity consideration may be negotiated to reflect the amount necessary to hire the desired person. The largest grants are generally awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential to have an impact on our profitability, growth and financial position.

As of October 1, 2023, there were 328,473 shares of common stock available for future awards under our 2016 Equity Incentive Plan. The Compensation Committee believes that this Plan enables us to attract and retain executive management by providing them with appropriate equity-based incentives and rewards for superior performance.

On November 16, 2022, Messrs. Kramer and Mehmel each received two restricted stock grants of an equal number of shares eligible to vest on November 30, 2025. The first grant requires that the Company achieve average Return on Invested Capital (“Average ROIC”), for fiscal years 2023, 2024 and 2025, of at least 10.24%, at which level the threshold number of shares will vest. The following table shows the number of restricted shares eligible to be earned by each of Mr. Kramer and Mr. Mehmel, at various levels of achievement of Average ROIC:

	Average ROIC of 10.24% (threshold)	Average ROIC of 12.8% (target)	Average ROIC of 15.36% (max)
Ronald J. Kramer	17,108	34,216	68,432
Robert F. Mehmel	8,554	17,108	34,216

If Average ROIC is not at least 10.24%, the entire stock grant is forfeited. Linear interpolation will be used to determine the number of shares that will vest should Average ROIC be between the levels set forth above.

Average ROIC was first used as a performance metric for the equity grants to Messrs. Kramer and Mehmel in fiscal 2022. In selecting ROIC as a performance metric, the Compensation Committee took into account feedback from institutional shareholders in which it was suggested that some type of return measure, such as return on invested capital or return on equity, be incorporated as a performance metric into Griffon’s executive compensation program. Gallagher also advised the Committee that:

•	ROIC is an excellent measure of evaluating shareholders’ equity and long-term debt

•	Institutional investors commonly use ROIC to evaluate the performance of portfolio stocks

•	ISS utilizes ROIC as part of its financial performance review

•	ROIC is used by many public companies as part of their incentive compensation program for senior executives
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ROIC for a particular period is defined as net operating profit after tax (“NOPAT”) for such period divided by the average of invested capital as of the beginning of such period and invested capital as of the end of such period, where:

•	NOPAT = adjusted operating profit for the relevant period multiplied by the difference between 1 and the normalized tax rate for such period

•	adjusted operating profit = operating income plus other income plus amortization, adjusted, as determined by the Compensation Committee, for, and not taking into account, the impact of certain items such as changes in accounting principles, costs and expenses incurred in connection with financings, corporate restructuring charges, corporate acquisition expenses, dispositions, discrete tax items and any other similar non-recurring items, to the extent a substantial portion of the economic impact of any such item is realized over a period that extends beyond the performance period or is unrelated to operations

•	invested capital = the current portion of long-term debt plus long-term debt plus equity, minus cash

The second grant of restricted stock received by Messrs. Kramer and Mehmel on November 16, 2022 requires that the TSR of the Company’s common stock for the period November 16, 2022 through September 30, 2025 (the “Performance Period”) be in at least the 25th percentile of the TSRs of all companies that are included in the Russell 2000 at both the beginning and end of the Performance Period; at this level, the threshold number of shares will vest. The following table shows the number of restricted shares eligible to be earned by each of Mr. Kramer and Mr. Mehmel, at various levels of achievement of the TSR percentile as compared to the Russell 2000 during the Performance Period:

	TSR percentile of 25% (threshold)	TSR percentile of 50% (target)	TSR percentile of 75% (max)
Ronald J. Kramer	17,108	34,216	68,432
Robert F. Mehmel	8,554	17,108	34,216

If the TSR percentile is not at least 25%, the entire stock grant is forfeited. Linear interpolation will be used to determine the number of shares that will vest should the TSR percentile be between the levels set forth above. Notwithstanding the above, if Griffon’s TSR is not positive during the Performance Period, then the maximum number of shares that can vest is the target number of shares.

The aggregate number of restricted shares granted to each of Mr. Kramer and Mr. Mehmel pursuant to the above awards, at target (68,432 and 34,216, respectively) represents a greater than 50% decrease from the number of restricted shares granted, at target (151,382 and 75,692, respectively) pursuant to the equity grants they received in fiscal 2022. This decrease resulted from both a substantial (33%) reduction in grant date value of the equity grants (based on the value of such grants as reported in the summary compensation tables), as well as a greater than 47% increase in the Company’s stock price from March 10, 2022 (the grant date of the fiscal 2022 awards) to November 16, 2022 (the grant date of the fiscal 2023 awards).

In order to further mitigate incentives for excessive risk taking, these awards require the recipients to hold the shares for two years after they vest. These awards are subject to earlier vesting at the target level in the event of death or disability, or in the event of a termination without cause (or by the executive for good reason) in connection with a change in control of the Company. In the event of a termination without cause (or by the executive for good reason) other than in connection with a change of control, the award is subject to vesting on a pro rata basis at the end of the Performance Period (but only to the extent the applicable performance condition has been met).

On November 16, 2022, Mr. Harris and Mr. Kaplan were granted 19,339 and 17,852 shares, respectively, of restricted stock. Subject to the executive’s continued employment, all shares subject to the award will vest on November 30, 2025, as the Company has achieved the applicable performance criteria (which required that consolidated EBITDA be equal to or greater than $445 million in fiscal 2023, 2024 or 2025). If the EBITDA performance condition were not attained,

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the restricted shares would have been forfeited. These restricted shares are subject to earlier vesting if, within two years after a change in control, the executive is terminated without cause or leaves for good reason.

In response to shareholder input, beginning in fiscal 2024, Messrs. Harris and Kaplan will receive restricted stock structured in exactly the same manner as the restricted stock granted to Messrs. Kramer and Mehmel, which will further align the interests of our most senior executives.

Consistent with the philosophy descried above, the Compensation Committee determined to grant the equity awards described above to each of Messrs. Kramer, Mehmel, Harris and Kaplan (i) based on a subjective analysis of the executive’s performance, (ii) to provide enhanced retention and motivation for the executive, (iii) to reflect the Company’s philosophy that (a) a substantial portion of the compensation of its senior executives should be performance-based, and (b) the largest grants should be awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential to influence our profitability, growth and financial position, (iv) to align the interests of our NEOs more closely with the interests of our shareholders, and (v) as a measure of compensation risk to management in that it requires the executive to remain with the Company for a significant period of time before vesting of the equity award and effectively subjects the executive to the same share value risks to which our shareholders are subject during the cliff vesting period.

The Compensation Committee believes that the Company generally benefits from the retention and risk mitigation elements provided by a multi-year cliff vesting period (in addition to our performance vesting requirements and conditions), and has determined that cliff vesting, rather than pro-rata annual vesting, better aligns an executive’s compensation interests with the long-term business strategies and tactics of the Company over the vesting period. The Compensation Committee also believes that cliff-vesting (in addition to our performance vesting requirements and conditions), reduces the motivation to engage in short-term strategies that may increase the Company’s share price in the near term but may not create the best foundation for maximizing long-term shareholder value. The long-term vesting requirement is therefore also intended to discourage excessive risk taking by management, as any adverse consequences of such risks would be reflected in the value of the equity awards by the time those awards vest.

Accordingly, all outstanding restricted share awards granted to our NEOs provide for a multi-year cliff vesting period that is generally at least three years and is subject to satisfying the applicable performance vesting requirements.

Retirement, Health and Welfare Benefits and Other Perquisites. Our executive officers are entitled to participate in the employee benefit plans made available to our employees generally, including medical, dental, vision, group life, disability, accidental death and dismemberment insurance and our 401(k) Retirement Plan and the ESOP. We provide vacation and paid holidays to our executive officers. We provide additional medical benefits to our NEOs pursuant to supplemental health insurance plans that cover certain medical expenses not covered by our primary health insurance plan available to our employees generally. We also provide certain of our executive officers with a leased car, car allowance, long-term care insurance and/or additional life insurance not available to our employees generally. We provide these perquisites to Messrs. Kramer, Mehmel, Harris and Kaplan pursuant to the terms of their respective employment agreements and as a means to retain their services. We also reimburse Mr. Mehmel for certain financial, investment, estate planning, tax and insurance consulting services. See the Summary Compensation Table for details regarding the value of perquisites received by our executive officers.

Nonqualified Deferred Compensation Plan

We adopted a Nonqualified Deferred Compensation Plan (the “NDCP”) for a select group of eligible employees of Griffon Corporation, including the NEOs, that became effective as of October 1, 2020. Under the NDCP, each participating employee is permitted to defer up to 8% of such employee’s “excess” compensation for any plan year. “Excess” compensation

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means cash compensation in excess of the Internal Revenue Code (“IRC”) limit on compensation that can be taken into account under our qualified 401(k) Plan (this limit, which we refer to as the “IRC Limit”, is $330,000 for calendar year 2023), subject to a maximum of such excess compensation in any given year equal to the difference between $2,000,000 and the IRC Limit for that plan year. We will match 50% of the amount a participant defers into the NDCP, and so the aggregate matching contribution amount for a plan year will not exceed 4% of the participant’s excess compensation for that plan year. Participants’ elective deferrals are fully vested at all times; matching contributions are 50% vested after two years of service and 100% vested after three years of service, subject to accelerated vesting if a participant dies or becomes disabled, or upon a change in control. This is the same vesting schedule as under our 401(k) plan. All of our current executive officers have over three years of service and therefore are fully vested in their matching contributions. Participants are permitted to choose from a variety of investment options for their elective deferrals and matching contributions. Participants can elect for distributions to commence within 30 days after (a) termination of employment, or (b) twelve or twenty-four months after termination of employment, and can elect to receive either a single lump sum cash payment or a series of substantially equal instalments over a three, five or ten year period. See the table included under the section titled “Nonqualified Deferred Compensation Plan in 2023” on page 75 for details regarding the employee and employer contributions made to the NDCP during fiscal 2023, as well as certain other information, for each of the NEOs.

Employee Stock Ownership Plan. The Company has maintained an Employee Stock Ownership Plan (“ESOP”) since 1983. All of our U.S. employees who work 1,000 or more hours per year (a “Year of Service”), including our NEOs, are eligible to participate in the ESOP, except those who are members of a collective bargaining unit. Approximately 78% of our employees are in the U.S.; and of those, approximately 76% participate in the ESOP. Annual contributions are made to the ESOP in such amounts as the Company’s Board of Directors may determine in its discretion, although the Company will at a minimum make contributions sufficient to permit the ESOP to remit the scheduled debt repayments on its outstanding loan from the Company (discussed below). Contributions to the ESOP are invested primarily in the Company’s common stock.

The ESOP, through its trustee, currently Principal Financial Services, Inc. (the “Trustee”), may borrow funds for the purpose of purchasing Company common stock. In March 2019, a previously outstanding loan from a third-party bank to the ESOP was refinanced with an internal loan from the Company. The internal loan is secured by the shares purchased with the proceeds from the loan (including the shares purchased with that portion of the previously outstanding loan from the third-party bank that was refinanced with the internal loan). When payments of principal and interest on the loan are made, the number of shares of common stock acquired through such loan (based on the portion of principal and interest paid) are released and allocated to eligible participants at the end of the applicable plan year. Eligible participants are those employees who (i) are employed by the Company on the last day of the plan year and have completed at least one year of service prior to the end of the plan year, or (ii) terminated employment during the plan year due to attainment of age 65, death or disability during the plan year. Generally, the number of shares allocated to a participant for a plan year is based on the ratio of the participant’s compensation for the plan year (up to a maximum of the IRC Limit in effect at that time) to the total compensation for the plan year of all eligible participants. Participants vest in the contributions made on their behalf over time and become 100% vested after two years of service. No contributions are required of, nor accepted from, any employee. Historically, the amount of the Company’s annual contributions to the ESOP have solely been the amount necessary to satisfy the ESOP’s obligations for such plan year with respect to the ESOP’s loan.

The loan from Griffon to the ESOP is being repaid in quarterly instalments through December 2024. As of November 30, 2023, the ESOP had outstanding borrowings of $2.8 million, and there were 4,539,387 shares of common stock in the ESOP, of which 4,343,560 were allocated to participant accounts and 195,827 were unallocated.

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The Trustee is considered the shareholder for the purpose of exercising all owners’ and shareholders’ rights with respect to the Company’s common stock held in the ESOP, except for voting rights. Subject to the Trustee’s fiduciary duties with respect to the ESOP, the Trustee will vote the shares held by the ESOP as follows:

•	shares that have been allocated to a participant’s ESOP account (whether vested or unvested) for which voting instructions have been received are voted in accordance with such instructions;

•	shares that have been allocated to a participant’s ESOP account for which voting instructions have not been received are voted in the same proportions as those votes cast by participants who have submitted voting instructions; and

•	shares that have not been allocated to a participant’s account are voted in the same proportions as those votes cast with respect to shares allocated to participants’ accounts.

Employment Agreements

In March 16, 2008, we entered into an employment agreement with Ronald J. Kramer, pursuant to which he became our Chief Executive Officer effective April 1, 2008. We entered into amendments to this agreement with Mr. Kramer on each of February 3, 2011, December 12, 2013, April 28, 2022 and November 14, 2022. Pursuant to the terms of the employment agreement, as amended, Mr. Kramer’s term of employment continues for three years from the date on which either party gives notice that the term of employment will not be further renewed. The employment agreement provided an initial annual base salary to Mr. Kramer of $775,000, which base salary has been increased as described above. Under the employment agreement, Mr. Kramer received grants of restricted stock that have now vested and is eligible for an annual cash bonus as determined by the Compensation Committee. Mr. Kramer is also entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

On December 7, 2012, we entered into an employment agreement with Robert F. Mehmel, pursuant to which he became our President and Chief Operating Officer effective December 10, 2012. We entered into an amendment to this agreement with Mr. Mehmel on November 14, 2022. Under the employment agreement, as amended, Mr. Mehmel’s term of employment automatically renews for successive one-year periods unless either party provides 180 days’ notice of non-renewal to the other party. We provided an initial annual base salary to Mr. Mehmel of $700,000 per annum, which base salary has been increased as describe above. Mr. Mehmel is eligible for an annual cash bonus as determined by the Compensation Committee, with a target bonus amount not less than 100%, and a maximum potential bonus amount not less than 200%, of Mr. Mehmel’s base salary. We also provided a grant of 300,000 performance-based restricted shares to Mr. Mehmel as an inducement grant necessary to recruit him, which has since vested. Upon termination of his employment under certain circumstances, Mr. Mehmel is also entitled to certain severance payments, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

On June 1, 2015 and July 30, 2015, we entered into an offer letter and severance agreement, respectively, with Brian G. Harris, pursuant to which he became our Senior Vice President and Chief Financial Officer effective August 1, 2015. We entered into amendments to the severance agreement with Mr. Harris on each of April 28, 2022 and November 14, 2022. Pursuant to the offer letter and the severance agreement, as amended, Mr. Harris’ employment is on an at-will basis, and the terms of his severance agreement automatically renew for successive one-year periods unless either party provides 90 days’ notice of non-renewal to the other party. The offer letter provided for Mr. Harris to receive an initial annual base salary of $340,000, which base salary has been increased as described above. Mr. Harris is eligible for an annual cash bonus, with a target of 50% of base salary. Under his severance agreement, Mr. Harris is entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

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On April 27, 2010, we entered into an offer letter and severance agreement with Seth L. Kaplan, pursuant to which he became our Senior Vice President, General Counsel and Secretary effective on May 17, 2010. We entered into an amendment to the severance agreement with Mr. Kaplan on each of April 28, 2022 and November 14, 2022. Pursuant to the offer letter and the severance agreement, as amended, Mr. Kaplan’s employment is on an at-will basis, and the terms of his severance agreement automatically renew for successive one-year periods unless either party provides 90 days’ notice of non-renewal to the other party. The employment agreement provided for Mr. Kaplan to receive an initial annual base salary of $312,500, which base salary has been increased as described above. Mr. Kaplan is eligible for an annual cash bonus with a target of 50% of base salary. Pursuant to his employment agreement, Mr. Kaplan received a restricted stock grant of 40,000 shares of common stock, which has since vested. Under his severance agreement, Mr. Kaplan is entitled to receive severance payments upon termination of his employment under certain circumstances, as more fully described below under “Potential Payments Upon Termination or Change in Control.”

With respect to the agreements described above, each of Messrs. Kramer, Mehmel, Kaplan and Harris has agreed to customary non-competition and non-solicitation provisions that extend for post-termination periods of twelve to eighteen months, as well as customary terms regarding the protection and confidentiality of our trade secrets, proprietary information and technologies, designs and inventions. A “change in control” in these agreements is generally defined to include, among other things, (i) the acquisition by a person or entity of more than 30% of the voting securities of our Company, (ii) a change (or changes) in the current Board of Directors such that the current directors no longer constitute a majority of the Board (provided that directors approved by the existing Board will be considered to be part of the current Board for this purpose), and (iii) certain merger or sale of assets transactions. Pursuant to the agreements described above, we provide certain perquisites to our named executive officers, as described above under “Retirement, Health and Welfare Benefits and Other Perquisites” and as reflected in the Summary Compensation Table.

Stock Ownership Guidelines

In November 2010, we adopted stock ownership guidelines that require that our executive officers acquire over time, and retain, a certain number of shares of our common stock. These stock ownership guidelines were amended in 2012 and in March 2022. Under the Company’s stock ownership guidelines, as amended:

•	the target number of shares for compliance is stated in a dollar amount

•	the executive is required, within three years of the adoption of the policy (or, for future executive officers, within three years of assuming such position with the Company), to reach the target dollar value through ownership of shares of common stock and to retain the target amount of shares until termination of service

•	the target dollar value is as follows:

Position	Target Dollar Value
CEO	5x Salary
President	4x Salary
CFO	3x Salary
Other Executive Officers	2x Salary
Business Unit Presidents	2x Salary

•	until the target dollar value has been reached, the executive must retain all “net” shares received under any Company equity compensation program (“net” shares means all shares net of taxes and, in the case of options, exercise price)

•	testing for compliance is done quarterly
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•	once the executive holds the target dollar value as of a testing date, he is deemed to be in compliance with the policy so long as he continues to hold at least the number of shares he held as of that testing date

•	the following shares count toward reaching the applicable guideline amount:

—	restricted shares granted under our equity incentive plans

—	shares held by an investment fund or other investment vehicle with which the executive is affiliated

—	shares held by a parent, child or grandchild of the executive, or by a trust or other entity established for any such family members, so long as the executive retains the power to dispose of the shares

•	if an executive fails to be in compliance within the applicable three-year period, this can be considered by the Compensation Committee in determining future equity awards

Under these guidelines, each of our executive officers, and business unit presidents, holds shares with a value greater than the applicable target dollar value. If, at the end of the initial three-year period, an executive does not hold shares with the requisite target value, he is restricted from selling any shares received under our equity plans (net of shares that may be used to pay taxes). We monitor compliance with the guidelines on a periodic basis. Our stock ownership guidelines apply to directors as well, as described below in the discussion of director compensation. We amended our stock ownership guidelines in March 2022 to increase the value of shares of Griffon common stock expected to be acquired by each director (from three times to four times the base annual retainer fee); this amendment also lengthens the time after joining the board by which a new director is expected to acquire such value of shares, from three years to four years.

Mr. Kramer, our Chief Executive Officer, holds over 2,000,000 shares of our common stock directly, which is well in excess of his target number of shares under our stock ownership guidelines of approximately 102,000 (based on Griffon’s stock price as of December 29, 2023, the last trading day of 2023). Mr. Kramer acquired a substantial portion of his shares through investment of his personal assets.

Policy Against Pledging and Hedging Company Securities

Our Policy on Insider Trading prohibits our directors, officers, business unit Presidents and certain other key employees from (i) pledging company securities, (ii) engaging in hedging or monetization transactions that allow the person to lock in the value of his company security holdings, and (iii) purchasing company securities on margin or holding company securities in a margin account. Because these types of activities could result in a sale of company securities at a time when the director or employee has material inside information, or could create a situation in which a director or employee owns company securities without the full risks and rewards of ownership, our Board believes it prudent to prohibit our directors, officers and key employees from entering into these types of transactions. All directors and officers have indicated they are in compliance with this policy.

Clawback Policy; Potential Impact on Compensation from Executive Misconduct

We originally adopted a Clawback Policy in 2013; in 2023 we amended and restated our Clawback Policy to be in compliance with the final rules adopted by the SEC in June 2023. Under our Clawback Policy, if we are required to prepare an accounting restatement due to material noncompliance with the financial reporting requirements under United States securities laws, the Company shall be entitled to recover (and shall seek to recover), from our executive officers, any excess incentive-based compensation received by our executive officers during the three-year period prior to the date on which we are required to prepare the restatement. This policy applies to both equity-based and cash compensation awards. The “excess compensation” is the difference between the actual amount that was paid and the amount that would have been paid if the financial statements were prepared properly in the first instance. To ensure that we can enforce the Clawback

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Policy, we require each executive officer subject to the policy to execute an acknowledgement stating that the executive has received and reviewed the policy and agrees that he or she is fully bound by the policy. We also added a clawback provision to the form of agreement used for equity grants to our executive officers.

In addition, if the Board or an appropriate committee of the Board determines that an officer has engaged in fraudulent or intentional misconduct, we are authorized to take action to remedy the misconduct, prevent its recurrence, and impose appropriate discipline on the individual who engaged in the misconduct. Discipline would vary depending on the facts and circumstances, and may include termination of employment and initiating an action for breach of fiduciary duty. These remedies are in addition to any other remedies available to us or imposed by law enforcement agencies, regulators or other authorities.

Tax Implications

Internal Revenue Code Section 162(m) prevents publicly traded companies from receiving a tax deduction on certain compensation in excess of $1 million for each covered executive officer in any taxable year. Until 2018, compensation that was “performance-based” under the Internal Revenue Code’s definition was exempt from this limit. On December 22, 2017, the Tax Cuts and Jobs Act was signed into law, and one of its provisions eliminated the “performance-based” exception for deducting compensation in excess of $1 million under Section 162(m). In addition, under prior tax law, an individual would no longer be considered a “covered executive” under Section 162(m) if the individual was no longer classified as a named executive officer; however, under the new tax law, once a person is identified as a named executive officer, he will then permanently be considered to be a covered executive (and therefore subject to the $1 million deductibility limit even after such individual is no longer a named executive officer).

Our policy with respect to compensation paid to our covered executive officers is that compensation will generally be designed consistent with our compensation philosophy and with the intent of providing appropriate incentives to attract, retain, motivate and reward our executives. Although the Compensation Committee considers the tax impact of compensation to our executives and to the Company when designing our compensation programs, non-deductible compensation will be paid to covered executives when our Compensation Committee determines that providing such compensation is in the best interests of the Company.

The Compensation Committee believes that each executive should be responsible for the taxes payable with respect to such executive’s compensation. As stated above, the Compensation Committee has established a policy against providing tax gross-ups to executives, with limited exceptions for housing and other relocation expenses and expatriate tax equalization. We do not provide any tax gross-up benefits in any of the compensation arrangements for our NEOs.

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EQUITY COMPENSATION PLAN INFORMATION

The following sets forth information relating to our equity compensation plans as of September 30, 2023:

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders (1)	—	—	328,473
Equity compensation plans not approved by security holders	—	—	—

(1)	Excludes restricted shares and restricted stock units issued in connection with our equity compensation plans; as of September 30, 2023, 3,249,097 unvested shares of restricted stock had been awarded under our equity compensation plans and remained subject to certain forfeiture conditions. The total reflected in column (c) includes shares available for grant as any type of equity award under the 2016 Equity Incentive Plan.

Compensation Committee Report

We have reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. Based on such review and discussion, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2023.

Compensation Committee

Jerome L. Coben
Lacy M. Johnson
Samanta Hegedus Stewart*
Cheryl L. Turnbull (Chair)

*	Ms. Stewart became a member of the Compensation Committee on March 15, 2023.
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Summary Compensation Table

The following table sets forth all compensation for the fiscal years ended September 30, 2023, 2022 and 2021 awarded to or earned by our principal executive officer, principal financial officer and each of our other executive officers. We refer to these individuals as our “named executive officers” or “NEOs.”

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)(3)	Total($)
Ronald J. Kramer	2023	1,212,614	2,432,249	9,066,667	(2)	398,016	13,109,546
Chairman and Chief Executive Officer	2022	1,177,295	3,637,347	9,066,667		407,659	14,288,968
	2021	1,143,005	9,601,339	8,526,667		427,386	19,698,397

Robert F. Mehmel	2023	1,076,374	1,216,125	2,266,667	(2)	241,832	4,800,998
President and Chief Operating Officer	2022	1,045,023	1,818,673	2,266,667		224,339	5,354,702
	2021	1,014,586	2,889,340	2,131,667		179,095	6,214,688

Brian G. Harris	2023	523,645	649,984	906,667	(2)	175,531	2,255,827
Senior Vice President	2022	498,709	650,011	816,667		144,310	2,109,697
and Chief Financial Officer	2021	474,961	973,334	771,667		119,957	2,339,919

Seth L. Kaplan	2023	473,380	600,006	906,667	(2)	169,321	2,149,374
Senior Vice President,	2022	455,886	599,997	816,667		142,477	2,015,027
General Counsel and Secretary	2021	441,237	923,323	771,667		119,232	2,255,459

(1)	Represents the aggregate grant date fair value of shares of restricted stock granted to the NEO during the applicable fiscal year, computed in accordance with FASB ASC Topic 718. These amounts do not reflect the actual value that will eventually be realized by the NEO at the time the award becomes vested. For additional information regarding the assumptions used in calculating these amounts, see Note 15, “Stockholders’ Equity and Equity Compensation,” to the consolidated financial statements, and the discussion under the heading “ACCOUNTING POLICIES AND PRONOUNCEMENTS—Stock-Based Compensation” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended September 30, 2023.

(2)	Represents amounts paid under our 2016 Performance Bonus Plan as follows:

	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Amount paid with respect to the long-term performance period October 1, 2020 through September 30, 2023	$5,400,000	$1,350,000	$540,000	$540,000
Amount paid with respect to the short-term performance period October 1, 2022 through September 30, 2023	$3,666,667	$916,667	$366,667	$366,667
Total	$9,066,667	$2,266,667	$906,667	$906,667

For information regarding determination of the amounts described in this footnote, see “Compensation Discussion and Analysis—Elements of Executive Compensation—2023 Annual Cash Incentive Bonuses,” and “Compensation Discussion and Analysis—Elements of Executive Compensation—2023 Long-Term Cash Incentive Bonuses.”

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(3)	All Other Compensation in fiscal 2023 includes the following benefits paid or provided by the Company:

	Ronald J. Kramer	Robert F. Mehmel	Brian G. Harris	Seth L. Kaplan
Life insurance/long-term care insurance policies	$168,724	$44,319	$26,611	$28,580
401(k) Retirement Plan—company contributions	$13,200	$13,200	$13,200	$13,200
Nonqualified Deferred Compensation Plan—company contributions	$65,385	$69,135	$44,245	$42,235
Personal automobile use	$62,126	$40,354	$31,654	$25,917
Supplemental medical benefits	$49,070	$21,120	$21,120	$21,120
Contributions allocated under our ESOP	$39,511	$36,719	$38,701	$38,269
Financial, investment, estate planning, tax and insurance consulting fees	—	$16,985	—	—
Total	$398,016	$241,832	$175,531	$169,321
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Grants of Plan-Based Awards-Fiscal 2023

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards(1)			Grant Date Fair Value of
Name	Grant Date	Threshold ($)	Target ($)	Maxi- mum ($)		Thres- hold (#)	Target (#)	Maxi- mum (#)	Stock and Option Awards ($)
Ronald J. Kramer		1,050,000	2,100,000	3,666,667	(2)
Chairman and Chief Executive Officer		1,800,000	3,600,000	5,400,000	(3)
	11/16/22(4)					17,108	34,216	68,432	1,488,100
	11/16/22(5)					17,108	34,216	68,432	944,150

Robert F. Mehmel		262,500	525,000	916,667	(2)
President and Chief Operating Officer		450,000	900,000	1,350,000	(3)
	11/16/22(4)					8,554	17,108	34,216	744,050
	11/16/22(5)					8,554	17,108	34,216	472,075

Brian G. Harris		105,000	210,000	366,667	(2)
Senior Vice President and Chief Financial Officer		180,000	360,000	540,000	(3)
	11/16/22(6)						19,339		649,984

Seth L. Kaplan		105,000	210,000	366,667	(2)
Senior Vice President, General Counsel and Secretary		180,000	360,000	540,000	(3)

	11/16/22(6)						17,852		600,006

(1)	Dividends on shares underlying a restricted stock award that are declared during the period such award is outstanding and unvested are paid to the executive if and when, and to the extent, that such restricted stock award vests.

(2)	Represents short-term (annual) cash bonus award opportunities under the 2016 Performance Bonus Plan (based on certain EBITDA and working capital performance levels) for the fiscal year ended September 30, 2023.

(3)	Represents long-term cash bonus award opportunities established by the Committee under the 2016 Performance Bonus Plan (based on the Company’s aggregate Core EPS and free cash flow) for the period commencing October 1, 2022 and ending September 30, 2025. See “Compensation Discussion and Analysis—Performance Criteria” on page 47 for a description of how Core EPS and free cash flow is determined.

(4)	Represents awards of performance-based restricted stock that will vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on November 30, 2025 if the total shareholder return (“TSR”) of the Company’s common stock (the “Company TSR”) during the period November 16, 2022 to September 30, 2025 (the “Performance Period”) is at the 50th percentile of the TSRs of all companies that are in the Russell 2000 Index throughout the Performance Period. If the Company TSR is at the 25th percentile, the threshold number of shares will vest, and if Company TSR is at or above the 75% percentile, the maximum number of shares will vest; linear interpolation will be used to determine the number of shares that vest if the Company TSR is between the 25th and 50th percentile or between the 50th and 75th percentile. If the Company TSR is below the 25th percentile, the entire grant will be forfeited. This award is subject to earlier vesting at target in the event of death, disability or a termination by the Company without cause (or by the executive for good reason) within 24 months after a change in control of the Company; and in the event of a termination without cause (or by the executive for good reason) other than within 24 months after a change of control, the award is subject to pro rata vesting at the end of the performance period based upon the portion of the performance period that had elapsed as of the date of such termination and the Company TSR achieved during the entire Performance Period.
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(5)	Represents awards of performance-based restricted stock that will vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on November 30, 2025 if the Company achieves average return on invested capital of 12.8% for the three fiscal years 2023, 2024 and 2025 (“Average ROIC”). If Average ROIC is 10.24%, the threshold number of shares will vest, and if Average ROIC is at or above 15.36%, the maximum number of shares will vest; linear interpolation will be used to determine the number of shares that vest if Average ROIC is between the threshold and target level or between the target and maximum level. If Average ROIC is below the threshold level, the entire grant will be forfeited. This award is subject to earlier vesting at target in the event of death, disability or a termination by the Company without cause (or by the executive for good reason) within 24 months after a change in control of the Company; and in the event of a termination without cause (or by the executive for good reason) other than within 24 months after a change of control, the award is subject to pro rata vesting at the end of the performance period based upon the portion of the performance period that had elapsed as of the date of such termination and the Average ROIC achieved during the entire Performance Period.

(6)	Represents awards of performance-based restricted stock that vest in full, subject to the executive’s continued employment, on November 30, 2025 if, and only if, Company consolidated EBITDA is equal to or greater than $445 million in at least one of fiscal 2023, fiscal 2024 or fiscal 2025. If the EBITDA performance condition is not attained, the restricted shares will be forfeited. These restricted shares are subject to earlier vesting if, within two years after a change in control (i) the executive is terminated without cause or due to death or disability, or (ii) the executive resigns for good reason.
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Outstanding Equity Awards at Fiscal 2023 Year-End

The following table sets forth information with respect to the outstanding equity awards of the named executive officers as of September 30, 2023.

Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(9)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(10)
Ronald J. Kramer	360,000(1)	14,281,200(1)
Chairman and Chief Executive Officer	182,203(2)	7,227,993(2)
	288,000(3)	11,424,960(3)
			37,846(4)	1,501,351(4)
			37,846(5)	1,501,351(5)
			17,108(6)	678,674(6)
			17,108(7)	678,674(7)

Robert F. Mehmel	120,000(1)	4,760,400(1)
President and Chief Operating Officer	45,551(2)	1,807,008(2)
	96,000(3)	3,808,320(3)
			18,923(4)	750,675(4)
			18,923(5)	750,675(5)
			8,554(6)	339,337(6)
			8,554(7)	339,337(7)

Brian G. Harris	18,220(2)	722,787(2)
Senior Vice President and Chief Financial Officer	27,498(8)	1,090,846(8)
	22,562(9)	895,035(9)
	19,339(10)	767,178(10)

Seth L. Kaplan	18,220(2)	722,787(2)
Senior Vice President, General Counsel and	25,206(8)	999,922(8)
Secretary	20,826(9)	826,167(9)
	17,852(10)	708,189(10)

(1)	On January 30, 2020 Messrs. Kramer and Mehmel were granted awards with a target amount of 450,000 and 150,000 shares, respectively, of performance-based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on January 30, 2024 if the Company achieves a closing stock price of at least $26.46 on 30 consecutive trading days during the period commencing January 30, 2020 and ending January 30, 2024. However, the number of shares that ultimately vest is also subject to up to a ten percent increase, and up to a twenty percent decrease, based on the total shareholder return (“TSR”) of the Company compared to the TSR performance of all companies in the Russell 2000 during the period January 30, 2024 through December 31, 2023. On September 27, 2022, the Committee certified the achievement of the stock price performance criteria, such that these grants would, at a minimum, vest with respect to 360,000 and 120,000 of the total shares granted to Mr. Kramer and Mr. Mehmel, respectively, subject to the executive’s continued employment.
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(2)	On December 17, 2020 Messrs. Kramer, Mehmel, Harris and Kaplan were granted awards of 182,203, 45,551, 18,220 and 18,220 restricted shares, respectively, that vest in full, subject to the executive’s continued employment, on December 17, 2023.

(3)	On January 27, 2021 Messrs. Kramer and Mehmel were granted awards with a target amount of 360,000 and 120,000 shares, respectively, of performance-based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on January 27, 2025 if the Company achieves a closing stock price of at least $26.18 on 30 consecutive trading days during the period commencing January 27, 2021 and ending January 27, 2025. However, the number of shares that ultimately vest is also subject to up to a ten percent increase, and up to a twenty percent decrease, based on the total shareholder return (“TSR”) of the Company compared to the TSR performance of all companies in the Russell 2000 during this four-year period. On May 1, 2019 the Committee certified the achievement of the stock price performance criteria, such that these grants would, at a minimum, vest with respect to 288,000 and 96,000 of the total shares granted to Mr. Kramer and Mr. Mehmel, respectively, subject to the executive’s continued employment.

(4)	On March 10, 2022, Messrs. Kramer and Mehmel were granted awards with a target amount of 75,691 and 37,846 shares, respectively, of performance based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on December 31, 2024 if the Company’s TSR during the period March 10, 2022 to December 31, 2024 (the “Performance Period”) is at the 50th percentile of the TSRs of all companies that are in the Russell 2000 Index throughout the Performance Period. If the Company TSR is at the 25th percentile, the threshold number of shares will vest, and if Company TSR is at or above the 75% percentile, the maximum number of shares will vest; linear interpolation will be used to determine the number of shares that vest if the Company TSR is between the 25th and 50th percentile or between the 50th and 75th percentile. If the Company TSR is below the 25th percentile, the entire grant will be forfeited. The minimum (threshold) number of shares that could vest under these grants to Messrs. Kramer and Mehmel, subject to achievement of the threshold performance level, is 37,846 and 18,923 shares, respectively.

(5)	On March 10, 2022, Messrs. Kramer and Mehmel were granted awards with a target amount of 75,691 and 37,846 shares, respectively, of performance based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on December 31, 2024 if the Company achieves average return on invested capital of 9.4% for the three calendar years 2022, 2023 and 2024 (“Average ROIC”). If Average ROIC is 7.5%, the threshold number of shares will vest, and if Average ROIC is at or above 11.3%, the maximum number of shares will vest; linear interpolation will be used to determine the number of shares that vest if Average ROIC is between the threshold and target level or between the target and maximum level. If Average ROIC is below the threshold level, the entire grant will be forfeited. The minimum (threshold) number of shares that could vest under these grants to Messrs. Kramer and Mehmel, subject to achievement of the threshold performance level, is 37,846 and 18,923 shares, respectively.

(6)	On November 16, 2022, Messrs. Kramer and Mehmel were granted awards with a target amount of 34,216 and 17,108 shares, respectively, of performance based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on November 30, 2025 if the Company’s TSR during the period November 16, 2022 to September 30, 2025 (the “Performance Period”) is at the 50th percentile of the TSRs of all companies that are in the Russell 2000 Index throughout the Performance Period. If the Company TSR is at the 25th percentile, the threshold number of shares will vest, and if Company TSR is at or above the 75% percentile, the maximum number of shares will vest; linear interpolation will be used to determine the number of shares that vest if the Company TSR is between the 25th and 50th percentile or between the 50th and 75th percentile. If the Company TSR is below the 25th percentile, the entire grant will be forfeited. The minimum (threshold) number of shares that could vest under these grants to Messrs. Kramer and Mehmel, subject to achievement of the threshold performance level, is 17,108 and 8,554 shares, respectively.

(7)	On November 16 2022, Messrs. Kramer and Mehmel were granted awards with a target amount of 34,216 and 17,108 shares, respectively, of performance based restricted stock that vest, subject to the executive’s continued employment, as to 100% of the target amount of shares on November 30, 2025 if the Company achieves average return on invested capital of 12.8% for the three fiscal years 2023, 2024 and 2025 (“Average ROIC”). If Average ROIC is 10.24%, the threshold number of shares will vest, and if Average ROIC is at or above 15.36%, the maximum number of shares will vest; linear interpolation will be used to determine the number of shares that vest if Average ROIC is between the threshold and target level or between the target and maximum level. If Average ROIC is below the threshold level, the entire grant will be forfeited. The minimum (threshold) number of shares that could vest under these grants to Messrs. Kramer and Mehmel, subject to achievement of the threshold performance level, is 17,108 and 8,554 shares, respectively.

(8)	On January 27, 2021 Messrs. Harris and Kaplan received awards of 27,498 and 25,206 shares, respectively, of performance-based restricted stock. On November 15, 2021, the Committee certified the achievement of the performance criteria with respect to these restricted stock awards; these awards vested on November 30, 2023.

(9)	On November 15, 2021 Messrs. Harris and Kaplan received awards of 22,562 and 20,826 shares, respectively, of performance-based restricted stock. On November 16, 2022, the Committee certified the achievement of the performance criteria with respect to these restricted stock awards; these awards will vest, subject to the executive’s continued employment, on November 30, 2024.

(10)	On November 16, 2022 Messrs. Harris and Kaplan received awards of 19,339 and 17,852 shares, respectively, of performance-based restricted stock. On November 14, 2023, the Committee certified the achievement of the performance criteria with respect to these restricted stock awards; these awards will vest, subject to the executive’s continued employment, on November 30, 2025.

(11)	The value reflected is based upon the closing price per share of the common stock of $39.67 on September 29, 2023.
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Option Exercises and Stock Vested in Fiscal 2023

The following table sets forth information with respect to the number of options and shares of restricted stock granted to the named executive officers in previous years that were exercised or vested during the fiscal year ended September 30, 2023, as well as the value of the stock on the exercise or vesting date.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Ronald J. Kramer	396,000	13,856,040(2)
Chairman and Chief Executive Officer
Robert F. Mehmel	132,000	4,618,680(2)
President and Chief Operating Officer
Brian G. Harris	27,211	960,820(3)
Senior Vice President and Chief Financial Officer
Seth L. Kaplan	24,943	880,737(3)
Senior Vice President, General Counsel and Secretary

(1)	Value is based on the closing price of Griffon common stock on the date of vesting.

(2)	Represents the value of 396,000 shares and 132,000 shares of restricted stock on the vesting date of December 20, 2022; the closing price of Griffon common stock on such date was $34.99.

(3)	Represents the value of 27,211 shares and 24,943 shares of restricted stock on the vesting date of November 30, 2022; the closing price of Griffon common stock on such date was $35.31.
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Nonqualified Deferred Compensation Plan in 2023

Under the NDCP, eligible employees of Griffon Corporation, including our NEOs, may defer up to 8% of their cash compensation that is in excess of the statutory contribution limits applicable to our 401(k) Plan, up to a certain limit. We match 50% of a participant’s contributions to the NDCP. Participants’ elective deferrals are fully vested at all times; matching contributions are 50% vested after two years of service and 100% vested after three years of service. All of our NEOs have over three years of service and therefore are fully vested in all matching contributions at all times. Participants are permitted to choose from a variety of investment options for investing their elective deferrals and matching contributions. See “Compensation Discussion and Analysis—Elements of Executive Compensation—Retirement, Health and Welfare Benefits and Other Perquisites” for additional information.

All of our NEOs participated in the NDCP in 2023.

	Executive Contributions in Fiscal 2023	Company Contributions in Fiscal 2023	Aggregate earnings in Fiscal 2023	Aggregate balance at September 30, 2023
Ronald J. Kramer	$130,769	$65,385	$26,315	$570,718
Chairman and Chief Executive Officer
Robert F. Mehmel	$138,270	$69,135	$14,484	$479,704
President and Chief Operating Officer
Brian G. Harris	$88,489	$44,245	$6,478	$251,376
Senior Vice President and Chief Financial Officer
Seth L. Kaplan	$84,469	$42,235	$6,208	$239,187
Senior Vice President, General Counsel and Secretary

Potential Payments Upon Termination or Change in Control

As described above under the section entitled “Compensation Discussion and Analysis—Employment Agreements,” we have entered into employment agreements with Ronald J. Kramer, our Chief Executive Officer, and Robert F. Mehmel, our President and Chief Operating Officer, and severance agreements with Brian G. Harris, our Senior Vice President and Chief Financial Officer, and Seth L. Kaplan, our Senior Vice President, General Counsel and Secretary. These agreements provide for certain severance payments and other post-termination benefits in the event of employment termination under certain circumstances.

The following tables provide estimates of the potential severance and other post-termination benefits that Mr. Kramer, Mr. Mehmel, Mr. Harris and Mr. Kaplan would be entitled to receive assuming their respective employment was terminated as of September 30, 2023 for the reason set forth in each of the columns. As discussed above under the section entitled “Compensation Discussion and Analysis—Tax Implications,” we do not provide any tax gross-ups in connection with the compensation arrangements, including any severance or change in control payments, for our named executive officers.

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Ronald J. Kramer

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$1,218,529	$2,437,058		$3,655,587
Bonus (2)	—	$9,066,667	$18,133,334		$27,200,001
Pro-Rata Bonus (3)	—	$1,827,794	—		$9,066,667
Accelerated Restricted Stock Vesting (4)	$50,795,412	$50,795,412	$32,569,779	(5)	$50,795,412
Dividend Vesting (6)	$6,184,091	$6,184,091	$4,097,583		$6,184,091
Value of health benefits provided after termination (7)	—	$53,188	$53,188		$64,781
Modified 280G Cutback (8)	—	—	—		(10,845,579)
Totals	$56,979,503	$69,145,681	$57,290,942		$86,120,960

(1)	Upon a termination due to disability, Mr. Kramer is entitled to an amount equal to his base salary, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Kramer is entitled to an amount equal to two times base salary, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Kramer is entitled to a lump sum payment equal to three times his base salary.

(2)	Upon a termination due to disability, Mr. Kramer is entitled to an amount equal to the highest bonus received by Mr. Kramer over the three-year period prior to the assumed termination date of September 30, 2023, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Kramer is entitled to an amount equal to two times such highest bonus, payable in 12 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Kramer is entitled to a lump sum payment equal to three times such highest bonus. The highest bonus received by Mr. Kramer over the three years prior to the year ending September 30, 2023 was $9,066,667.

(3)	Upon a termination due to disability, Mr. Kramer is entitled to receive a pro-rata bonus based on an assumed target bonus equal to 150% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last day of the fiscal year, the bonus reflected above is 150% of his full salary for the fiscal year. Such amount would be paid in a lump sum. Mr. Kramer may also be entitled to a pro-rata bonus in the event of a resignation for Good Reason or termination by the Company without Cause other than within 24 months following a Change in Control; however, such pro-rata bonus would only be payable to the extent that the applicable performance targets were attained and the Compensation Committee did not exercise its negative discretion to reduce such bonus. Accordingly, such bonus is not set forth in the table above. In the event of a resignation for Good Reason or termination by the Company without Cause, in each case, within 24 months following a Change in Control, Mr. Kramer is entitled to receive a pro-rata portion of the greater of the actual bonus that Mr. Kramer received for the most recently completed fiscal year and Mr. Kramer’s target bonus. Because Mr. Kramer’s bonus for the 2022 fiscal year exceeds his target bonus for the 2023 fiscal year, and because the assumed termination date occurs on the last date of the 2022 fiscal year, the bonus reflected above is the full amount of Mr. Mehmel’s bonus for the 2022 fiscal year. Such amount would be paid in a lump sum. If Mr. Kramer’s bonus for fiscal year 2023 had been used, the amount included above would be $9,066,667.

(4)	Upon a termination due to death or disability at any time, the performance-based restricted stock awards granted to Mr. Kramer on January 30, 2020, January 27, 2021, March 10, 2022 and November 16, 2022 will vest at target levels, and the time-based restricted stock award granted on December 17, 2020 will vest in full. Such performance-based restricted stock awards will also vest at target levels, and the time-based restricted stock award granted on December 17, 2020 will vest in full, if Mr. Kramer’s employment is terminated within 24 months after a Change in Control by the Company without Cause or by Mr. Kramer for Good Reason. The values provided above are calculated based on a value of $39.67 per share, the closing price of the Company’s common stock on September 29, 2023.

(5)	No portion of Mr. Kramer’s January 30, 2020 or January 27, 2021 restricted stock awards will vest upon Mr. Kramer’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months following a Change in Control, unless certain minimum performance conditions have been satisfied (as described above under the section entitled “COMPENSATION DISCUSSION AND ANALYSIS—Elements of Executive Compensation—Equity-based Compensation”). With respect to Mr. Kramer’s January 27, 2021 restricted stock award, the performance conditions have been satisfied with respect to 288,000 shares, and with respect to Mr. Kramer’s January 30, 2020 restricted stock award, the performance conditions have been satisfied with respect to 360,000 shares. Each of these grants would vest pro rata (for each grant, based upon the portion of the performance period that has elapsed with respect to such grant multiplied by the number of shares with respect to which the performance conditions have been satisfied for such grant) upon Mr. Kramer’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control. In addition, upon Mr. Kramer’s
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resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, (i) Mr. Kramer’s December 17, 2020 time-based restricted stock award would immediately vest pro rata based on the portion of the vesting period that has elapsed at the time of such termination, and (ii) both March 10, 2022 performance-based restricted stock awards and both November 16, 2022 performance-based restricted stock awards would vest pro-rata (based upon the portion of the performance period elapsed at the time of such termination), with the vesting of each March 10, 2022 award and each November 16, 2023 award taking into account the extent to which the applicable performance goal is achieved once the performance period has ended. Assuming a termination date of September 30, 2023, the pro-rata portion of shares granted under Mr. Kramer’s January 30, 2020 and January 27, 2021 restricted stock awards for which the performance conditions were satisfied are 329,938 shares and 192,394 shares, respectively; the pro rata portion of shares granted under Mr. Kramer’s December 17, 2020 time-based restricted stock award is 169,224; and, assuming performance at target levels, the pro rata portions of shares granted under Mr. Kramer’s March 10, 2022 awards and November 16, 2023 awards are (in the aggregate) is 85,968 and 43,493, respectively. The value of these shares is reflected in the table above based on a value of $39.67 per share, the closing price of the Company’s common stock on September 29, 2023.

(6)	Represents the value of dividends that have been accrued by the Company with respect to unvested shares of restricted stock held by Mr. Kramer, which dividends only become payable upon the lapse of restrictions relating to the applicable number of shares of common stock.

(7)	Mr. Kramer and his eligible dependents will be provided health benefits (i) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control or a termination for disability that occurs at any time; and (ii) until December 31 of the second year following termination of employment in the case of a resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control. The amounts set forth above represent the present value of the estimated cost of providing such health benefits.

(8)	Mr. Kramer’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net after-tax amount (taking into account all applicable taxes payable by Mr. Kramer) that Mr. Kramer would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Kramer would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be payable to Mr. Kramer without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2022, Mr. Kramer would receive a greater benefit by having such benefits and payments reduced than by receiving such benefits and payments and paying the excise tax. The amount included above (which reduces the total for the column) is the amount by which such payments and benefits must be reduced in order for Mr. Kramer to avoid paying the excise tax.

Robert F. Mehmel

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$811,219	$1,622,438		$2,704,063
Bonus (2)	—	—	$3,142,501		$5,237,501
Pro-Rata Bonus (3)	$1,081,625	$1,081,625	—		$2,266,667
Accelerated Restricted Stock Vesting (4)	$18,830,357	$18,830,357	$11,589,440	(5)	$18,830,357
Dividend Acceleration (6)	$2,237,720	$2,237,720	$1,437,642		$2,237,720
Value of health benefits provided after termination (7)	—	$47,930	$76,132		$92,726
Modified 280G Cutback (8)	—	—	—		$(573,907)
Totals	$22,149,702	$23,008,851	$17,868,153		$30,795,127

(1)	Upon a termination due to disability, Mr. Mehmel is entitled to nine month’s salary continuation, payable in nine monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Mehmel is entitled to 18 month’s salary continuation, payable in 18 monthly installments. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Mehmel is entitled to a lump sum payment equal to two and a half times his base salary.

(2)	Upon a resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Mehmel will receive an amount equal to one and a half times the average of the total annual bonuses Mr. Mehmel received in the three years prior to his assumed termination date, such amount to be paid in 18 equal monthly installments. Upon a resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Mehmel is entitled to a lump sum payment equal to two and a half times the average of the total amount of such bonuses.
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(3)	Upon a termination due to death or disability, Mr. Mehmel is entitled to receive a pro-rata bonus based on an assumed target bonus of 100% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum. Upon a termination within 24 months after a Change in Control by Mr. Mehmel for Good Reason or by the Company without Cause, Mr. Mehmel is entitled to receive a pro-rata bonus based on the higher of Mr. Mehmel’s target bonus for the year in which such termination occurs or the total bonus earned for the preceding fiscal year. Because Mr. Mehmel’s bonus for the 2022 fiscal year exceeds his target bonus for the 2023 fiscal year, and because the assumed termination date occurs on the last date of the 2023 fiscal year, the bonus reflected above is the full amount of Mr. Mehmel’s bonus for the 2022 fiscal year. Such amount would be paid in a lump sum.

(4)	Upon a termination due to death or disability at any time, the performance-based restricted stock awards granted to Mr. Mehmel on January 30, 2020, January 27, 2021, March 10, 2022 and November 16, 2023 will vest at target levels, and the time-based restricted stock award granted on December 17, 2020 will vest in full. Such performance-based restricted stock awards will also vest at target levels, and the time-based restricted stock award granted on December 17, 2020 will vest in full, if Mr. Mehmel’s employment is terminated within 24 months after a Change in Control by the Company without Cause or by Mr. Mehmel for Good Reason. The values provided above are calculated based on a value of $39.67 per share, the closing price of the Company’s common stock on September 29, 2023.

(5)	No portion of Mr. Mehmel’s January 30, 2020 or January 27, 2021 restricted stock awards will vest upon Mr. Mehmel’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months following a Change in Control, unless certain minimum performance conditions have been satisfied (as described above under the section entitled “COMPENSATION DISCUSSION AND ANALYSIS—Elements of Executive Compensation—Equity-based Compensation”). With respect to Mr. Mehmel’s January 27, 2021 restricted stock award, the performance conditions have been satisfied with respect to 96,000 shares, and with respect to Mr. Mehmel’s January 30, 2020 restricted stock award, the performance conditions have been satisfied with respect to 77,000 shares. Each of these grants would vest pro rata (for each grant, based upon the portion of the performance period that has elapsed with respect to such grant multiplied by the number of shares with respect to which the performance conditions have been satisfied for such grant) upon Mr. Mehmel’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control. In addition, upon Mr. Mehmel’s resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, (i) Mr. Mehmel’s December 17, 2020 time-based restricted stock award would immediately vest pro rata based on the portion of the vesting period that has elapsed at the time of such termination, and (ii) both March 10, 2022 performance-based restricted stock awards and both November 16, 2023 performance-based restricted stock awards would vest pro-rata (based upon the portion of the performance period elapsed at the time of such termination), with the vesting of each March 10, 2022 award and each November 16, 2023 award taking into account the extent to which the applicable performance goal is achieved once the performance period has ended. Assuming a termination date of September 30, 2023, the pro-rata portion of shares granted under Mr. Mehmel’s January 30, 2020 and January 27, 2021 restricted stock awards for which the performance conditions were satisfied are 120,977 shares and 64,131 shares, respectively; the pro rata portion of shares granted under Mr. Mehmel’s December 17, 2020 time-based restricted stock award is 42,306; and, assuming performance at target levels, the pro rata portions of the shares granted under Mr. Mehmel’s March 10, 2022 and November 16, 2023 awards are (in the aggregate) 42,984 and 21,746, respectively. The value of these shares is reflected in the table above based on a value of $39.67 per share, the closing price of the Company’s common stock on September 29, 2023.

(6)	Represents the value of dividends that have been accrued by the Company with respect to unvested shares of restricted stock held by Mr. Mehmel, which dividends only become payable upon the lapse of restrictions relating to the applicable number of shares of common stock.

(7)	Mr. Mehmel and his eligible dependents will be provided health benefits (i) for nine months following his termination of employment due to disability; (ii) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control; and (iii) until the earlier of December 31 of the second year following termination of employment and Mr. Mehmel’s commencing employment with another employer in the case of a resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control. The amounts set forth above represent the present value of the estimated cost of providing such health benefits.

(8)	Mr. Mehmel’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net after-tax amount (taking into account all applicable taxes payable by Mr. Mehmel) that Mr. Mehmel would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Mehmel would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be payable to Mr. Mehmel without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2022, Mr. Mehmel would receive a greater benefit by having such benefits and payments reduced than by receiving such benefits and payments and paying the excise tax. The amount included above (which reduces the total for the column) is the amount by which such payments and benefits must be reduced in order for Mr. Mehmel to avoid paying the excise tax.
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Brian G. Harris

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$263,917	$791,751		$1,319,585
Bonus	—	—	—	(2)	$1,945,834	(3)
Pro-Rata Bonus (4)	$263,917	$263,917	—		$816,667
Accelerated Restricted Stock Vesting (5)	$722,787	$722,787	$671,301		$3,475,846
Dividend Vesting (6)	$92,011	$92,011	$85,457		$386,780
Value of health benefits provided after termination (7)	—	$34,681	$76,132		$92,726
Modified 280G Cutback (8)	—	—	—		—
Totals	$1,078,715	$1,377,313	$1,624,641		$8,037,438

(1)	Upon a termination due to disability, Mr. Harris is entitled to six month’s salary continuation, payable in six monthly installments. Mr. Harris is entitled to continuation of base salary for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control. The base salary component of severance will be paid in 18 equal monthly installments. Mr. Harris is entitled to a lump sum payment equal to two and a half times base salary upon his resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control.

(2)	Upon resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control of the Company, Mr. Harris will receive a lump sum payment equal to the bonus he would otherwise have been paid for the year of such termination. The amount of the bonus, if any, Mr. Harris would receive in the year of such termination is subject to the discretion of the Compensation Committee. Accordingly, no amount is included above. If Mr. Harris’ bonus of $906,667 for fiscal year 2023 had been used in this calculation, the amount included above would be $906,667.

(3)	Upon resignation for Good Reason or termination by the Company without Cause, in each case within 24 months following a Change in Control, Mr. Harris is entitled to a lump sum payment equal to two and a half times the average annual bonuses paid to him in the three-year period immediately prior to such termination.

(4)	Upon termination due to death or disability, Mr. Harris is entitled to receive a pro-rata bonus based on an assumed target bonus of 50% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum. Upon resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Harris is entitled to receive a pro-rata bonus based on the greater of Mr. Harris’ target bonus for the year in which such termination occurs or the bonus received for the most recently completed fiscal year. Because Mr. Harris’ bonus for the 2022 fiscal year exceeds his target bonus for the 2023 fiscal year, and because the assumed termination date occurs on the last date of the 2023 fiscal year, the bonus reflected above is the full amount of Mr. Harris’ bonus for the 2022 fiscal year. Such amount would be paid in a lump sum.

(5)	Upon a termination due to death or disability at any time, Mr. Harris’ time-based restricted stock award granted on December 17, 2020 will vest in full and, unless such termination occurs within 12 months after a Change in Control, Mr. Harris’ performance-based stock awards would be forfeited. Upon a termination due to death or disability, a resignation for Good Reason or a termination by the Company without Cause, in each case, within 24 months after a Change in Control, all of Mr. Harris’ unvested restricted stock awards will vest in full. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Harris’ December 17, 2020 time-based restricted stock award would vest pro-rata (based upon the portion of the vesting period that has elapsed at the time of such termination) and Mr. Harris’ performance-based stock awards would be forfeited. Assuming a termination date of September 30, 2023, the pro-rata portion of shares granted under Mr. Harris’ December 17, 2020 time-based restricted stock award is 16,922 shares. The values provided above are calculated based on a value of $39.67 per share, the closing price of the Company’s common stock on September 29, 2023.

(6)	Represents the value of dividends that have been accrued by the Company with respect to unvested shares of restricted stock held by Mr. Kramer, which dividends only become payable upon the lapse of restrictions relating to the applicable number of shares of common stock.

(7)	Mr. Harris and his eligible dependents will be provided health benefits (i) for six months following his termination of employment due to disability; (ii) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control; and (iii) until December 31 of the second calendar year following termination of employment in the case of a resignation for Good Reason or termination
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by the Company without Cause, in each case within 24 months after a Change in Control. The amounts set forth above represent the present value of the estimated cost of providing such health benefits.

(8)	Mr. Harris’ benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net-after tax amount (taking into account all applicable taxes payable by Mr. Harris) that Mr. Harris would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Harris would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be paid to Mr. Harris without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2023, Mr. Harris’ benefits and payments would not be subject to an excise tax under Section 4999 of the Code. Accordingly, no cut-back would be imposed.

Seth L. Kaplan

Benefit	Termination Due to Death	Termination Due to Disability	Resignation for Good Reason or Termination by the Company Without Cause Prior to a Change in Control		Resignation for Good Reason or Termination by the Company Without Cause After a Change in Control
Salary (1)	—	$238,217	$714,651		$1,191,085
Bonus	—	—	—	(2)	$1,945,834	(3)
Pro-Rata Bonus (4)	$238,217	$238,217	—		$816,667
Accelerated Restricted Stock Vesting (5)	$722,787	$722,787	$671,301		$3,257,066
Dividend Vesting (6)	$92,011	$92,011	$85,457		$363,212
Value of health benefits provided after termination (7)	—	$24,459	$53,693		$65,395
Modified 280G Cutback (8)	—	—	—		—
Totals	$1,053,015	$1,315,691	$1,525,102		$7,639,259

(1)	Upon a termination due to disability, Mr. Kaplan is entitled to six month’s salary continuation, payable in six monthly installments. Mr. Kaplan is entitled to continuation of base salary for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control. The base salary component of severance will be paid in 18 equal monthly installments. Mr. Kaplan is entitled to a lump sum payment equal to two and a half times base salary upon his resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control.

(2)	Upon a resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control of the Company, Mr. Kaplan will receive a lump sum payment equal to the bonus he would otherwise have been paid for the year of such termination. The amount of the bonus, if any, Mr. Kaplan would receive in the year of such termination is subject to the discretion of the Compensation Committee. Accordingly, no amount is included above. If Mr. Kaplan’s bonus of $906,667 for fiscal year 2023 had been used in this calculation, the amount included above would be $906,667.

(3)	Upon a resignation for Good Reason or termination by the Company without Cause, in each case within 24 months following a Change in Control, Mr. Kaplan is entitled to a lump sum payment equal to two and a half times the average annual bonuses paid to him in the three-year period immediately prior to such termination.

(4)	Upon a termination due to death or disability, Mr. Kaplan is entitled to receive a pro-rata bonus based on an assumed target bonus of 50% of his then current salary for the year in which such termination occurs. Because the assumed termination date occurs on the last date of the fiscal year, the bonus reflected above is his full target bonus for the fiscal year. Such amount would be paid in a lump sum. Upon resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control, Mr. Kaplan is entitled to receive a pro-rata bonus based on the greater of Mr. Kaplan’s target bonus for the year in which such termination occurs or the bonus received for the most recently completed fiscal year. Because Mr. Kaplan’s bonus for the 2022 fiscal year exceeds his target bonus for the 2023 fiscal year, and because the assumed termination date occurs on the last date of the 2023 fiscal year, the bonus reflected above is the full amount of Mr. Kaplan’s bonus for the 2022 fiscal year. Such amount would be paid in a lump sum.

(5)	Upon a termination due to death or disability at any time, Mr. Kaplan’s time-based restricted stock award granted on December 17, 2020 will vest in full and, unless such termination occurs within 12 months after a Change in Control, Mr. Kaplan’s performance-based stock awards would be forfeited. Upon a termination due to death or disability, a resignation for Good Reason or a termination by the Company without Cause, in each case, within 24 months after a Change in Control, all of Mr. Kaplan’s unvested restricted stock awards will vest in full. Upon a resignation for Good Reason or a termination by the Company without Cause, in each case other than within 24 months after a Change in Control, Mr. Kaplan’s December 17, 2020 time-based restricted stock award would vest pro-rata (based upon the portion of the vesting period that has elapsed at the time of such termination) and Mr. Kaplan’s performance-based stock awards would be forfeited. Assuming a termination
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date of September 30, 2023, the pro-rata portion of shares granted under Mr. Kaplan’s December 17, 2020 time-based restricted stock award is 16,922 shares. The values provided above are calculated based on a value of $39.67 per share, the closing price of the Company’s common stock on September 29, 2023.

(6)	Represents the value of dividends that have been accrued by the Company with respect to unvested shares of restricted stock held by Mr. Kramer, which dividends only become payable upon the lapse of restrictions relating to the applicable number of shares of common stock.

(7)	Mr. Kaplan and his eligible dependents will be provided health benefits (i) for six months following his termination of employment due to disability; (ii) for 18 months following his resignation for Good Reason or termination by the Company without Cause, in each case other than within 24 months after a Change in Control; and (iii) until December 31 of the second calendar year following termination of employment in the case of a resignation for Good Reason or termination by the Company without Cause, in each case within 24 months after a Change in Control. The amounts set forth above represent the present value of the total estimated cost of providing such health benefits.

(8)	Mr. Kaplan’s benefits and payments are subject to a modified cutback to eliminate any excise tax payable under section 4999 of the Code if the net-after tax amount (taking into account all applicable taxes payable by Mr. Kaplan) that Mr. Kaplan would receive with respect to such payments or benefits does not exceed the net after-tax amount Mr. Kaplan would receive if the amounts of such payments and benefits were reduced to the maximum amount which could otherwise be paid to Mr. Kaplan without the imposition of the excise tax. In respect of a termination occurring as of September 30, 2023, Mr. Kaplan’s benefits and payments would not be subject to an excise tax under Section 4999 of the Code. Accordingly, no cut-back would be imposed.

CEO Pay Ratio

Applicable SEC rules require the disclosure of our median employee’s pay and the ratio of our CEO’s pay to the median employee’s pay. Mr. Kramer’s pay for fiscal 2023, as indicated in our 2023 Summary Compensation Table, was $13,110,715, and the fiscal 2023 pay of our median employee, determined in the manner set forth below, was $63,177.64. The ratio of Mr. Kramer’s pay to our median employee’s pay as determined under applicable SEC rules is therefore 208:1.

In selecting the median employee, we used our global employment roster, other than our CEO, as of June 30, 2021. Pursuant to SEC rules, once we identify our median employee, we can generally use that median employee for three years, unless changes in our employee population or employee compensation arrangements would result in a significant change in our CEO pay ratio. In calculating our CEO pay ratio, we have continued to use the individual identified in 2021 as the median employee because we believe that any change to our actual median employee that would result from changes in our employee population or employee compensation arrangements would not result in a significant change in our CEO pay ratio. In identifying that median employee, we used annual taxable earnings for calendar year 2020 as our compensation definition, which we gathered from payroll records. For any foreign country in which the latest period for which annual taxable earnings was calculated was not calendar year 2020, we used the most recent annual period. We did not utilize cost-of-living adjustments. We annualized pay for permanent employees who commenced work during 2020. We did not exclude any employees in a foreign country. Our total number of employees as of the determination date was 7,449, with U.S. employees totaling 5,563 and employees in a foreign country totaling 1,886. Approximately one-third of these employees are salaried and approximately two-thirds of these employees, including the person who was determined to be the median employee, are paid on an hourly basis.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” or “CAP” and certain financial performance of the Company. You should refer to the “Compensation Discission and Analysis” section in this proxy statement for a description of our pay-for-performance philosophy and how we design our compensation programs to align executive compensation with the Company’s performance.

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Pay for Performance Table

The following table shows, for the fiscal years 2023, 2022 and 2021:

•	the total compensation for our CEO as set forth in the Summary Compensation Table (“SCT”);

•	the CAP for our CEO (as determined under SEC rules);

•	the total compensation for our other NEOs, on an average basis, as set forth in the SCT;

•	the CAP for our other NEOs, on an average basis (as determined under SEC rules);

•	our total shareholder return, or “TSR”;

•	the TSR of the Peer Group we selected, which is the Dow Jones Diversified Industrials Index;

•	our net income (loss); and

•	Adjusted Earnings Per Share, or “Adjusted EPS” – which is the financial performance measure we selected as being the most important measure for linking compensation for our NEOs to company performance.

					Value of $100 Investment Based on
Year	Summary Compensation Table Total for CEO (1)	Compensation Actually Paid for CEO (2)	Average Summary Compensation Table Total for other NEOs (3)	Average Compensation Actually Paid for other NEOs (4)	TSR (5)	Peer Group TSR (6)	Net Income (loss) $ in millions (7)	Company Selected Measure: Adjusted EPS (8)
2023	13,109,546	33,349,818	3,068,733	6,436,219	242.24	137.06	77.62	4.54
2022	14,288,968	29,725,481	3,159,809	5,393,548	166.95	99.97	(191.56)	4.07
2021	19,698,397	28,421,393	3,603,355	4,912,235	127.63	136.69	79.21	1.86

(1)	Our CEO was Ronald J. Kramer for each of 2023, 2022 and 2021.

(2)	The “compensation actually paid” (or “CAP”) to our CEO reflects the following adjustments from Total Compensation as reported in our Summary Compensation Table for the fiscal years 2023, 2022 and 2021:

Year	2023	2022	2021
CEO
SCT Total Compensation	13,109,546	14,288,968	19,698,397
Less: Stock Award Values Reported in SCT for the Covered Year ($)	(2,432,249)	(3,637,347)	(9,601,339)
Plus: Fair Value for Stock Awards Granted in the Year that are Unvested ($)	4,905,206	5,630,653	10,759,835
Change in Fair Value of Outstanding Stock Awards from Prior Years that are Unvested ($)	15,785,875	12,936,636	7,830,900
Plus: Fair Value of Stock Awards Granted and Vested in the Year	—	—	—
Change in Fair Value of Stock Awards Granted that Vested in the Year ($)	1,981,440	506,570	—
Less: Fair Value of Stock Awards Forfeited during the Covered Year ($)	—	—	(266,400)
Value of Dividends Paid on Equity Awards not Reflected in Fair Value or Total Compensation ($)	—	—	—
Compensation Actually Paid ($)	33,349,818	29,725,481	28,421,393
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(3)	Our other NEOs for each of the fiscal years 2023, 2022 and 2021 were Robert F. Mehmel, our President and Chief Operating Officer; Brian G. Harris, our Senior Vice President and Chief Financial Officer; and Seth L. Kaplan, our Senior Vice President, General Counsel and Secretary.

(4)	The average CAP to our other NEOs reflects the following adjustments from Total Compensation as reported in our Summary Compensation Table for the fiscal years 2023, 2022 and 2021:

Year	2023	2022	2021
Other NEOs
Average SCT Total Compensation	3,068,733	3,159,809	3,603,355
Less: Average Stock Award Values Reported in SCT for the Covered Year ($)	(822,038)	(1,022,894)	(1,595,332)
Plus: Average Fair Value for Stock Awards Granted in the Year that are Unvested ($)	1,339,696	1,399,524	1,774,842
Average Change in Fair Value of Outstanding Stock Awards from Prior Years that are Unvested ($)	2,527,272	1,744,080	1,133,229
Plus: Average Fair Value of Stock Awards Granted and Vested in the Year	—	—	—
Average Change in Fair Value of Stock Awards Granted that Vested in the Year ($)	322,556	113,029	25,741
Less: Average Fair Value of Stock Awards Forfeited during the Covered Year ($)	—	—	(29,600)
Value of Dividends Paid on Equity Awards not Reflected in Fair Value or Total Compensation ($)	—	—	—
Average Compensation Actually Paid ($)	6,436,219	5,393,548	4,912,235

(5)	For each fiscal year, represents our cumulative TSR for the period beginning October 1, 2020 and ending on September 30 of such year, assuming $100 invested in Griffon common stock on October 1, 2020 and reinvestment of all dividends.

(6)	For purposes of this analysis, our peer group TSR is calculated using the Dow Jones Diversified Industrials Index.

(7)	Reflects “Net Income (Loss)” as reported in our Consolidated Income Statements included in our Annual Reports on Form 10-K for each of the fiscal years ended September 30, 2023, 2022 and 2021.

(8)	Company selected measure is Adjusted EPS. For a reconciliation of income (loss) from continuing operations to Adjusted EPS for each of fiscal years 2023, 2022 and 2021, see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended September 30, 2023.
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Relationship between Pay and Performance.

CAP, as determined under SEC rules, reflects adjustments to values ascribed to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions and projected performance modifiers, but does not reflect actual amounts paid out for those awards. CAP generally fluctuates due to stock price performance and varying levels of projected and actual achievement of performance goals relating to our restricted stock grants. For the period fiscal 2021 to fiscal 2023, our TSR has substantially outperformed our Peer Group TSR. For a discussion of how our Compensation Committee assessed our performance and the pay of our named executive officers for each of these years, see the “Compensation Discussion and Analysis” section in this proxy statement and in our 2022 and 2021 proxy statements.

Compensation Actually Paid vs. TSR
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0.00
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to NEOs
GFF TSR
Dow Jones US Diversified Industrials Index

Compensation Actually Paid vs. Net Income
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$400,000
$300,000
$200,000
$100,000
$0
($100,000)
($200,000)
($300,000)
($400,000)
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to NEOs
Net Income (in thousands)

Compensation Actually Paid vs. Net Income & Adjusted Net Income
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
$400,000
$200,000
$0
($200,000)
($400,000)
2021
2022
2023
Compensation Actually Paid to PEO
Average Compensation Actually Paid to NEOs
Net Income (in thousands)
Adjusted Net Income (in thousands)

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The above charts show CAP for our NEOs compared to both Net Income and Adjusted Net Income. Our Net Income declined significantly in 2022 due to a non-cash impairment charge that significantly and adversely impacted our Net Income. We believe that Adjusted Net Income, which omits the impact of this impairment charge, reflects a more appropriate comparison against compensation for our NEOs.

Most Important Financial Performance Metrics.

Listed below are the financial performance measures which, in our view, represent the most important financial performance measures we used to link compensation actually paid to our named executive officers for 2023 to company performance:

•	Adjusted Earnings Per Share

•	EBITDA

•	Working Capital

•	Return on Invested Capital

•	Relative Total Shareholder Return

Directors’ Compensation

Directors who are not our employees receive a base annual retainer fee of $70,000 and a fee of $1,500 for each Board of Directors meeting attended. Audit Committee members receive $2,500 for each committee meeting attended and members of each other committee receive $1,500 for each committee meeting attended. Our lead independent director receives an additional fee of $25,000 per annum. The chair of each of our audit, compensation, finance, and nominating and corporate governance committees receives an additional fee per annum of $20,000, $17,500, $15,000 and $15,000, respectively. The chair of the Committee on Strategic Considerations, a special committee that was formed and operated to oversee the Company’s strategic alternatives process, received an annual fee of $15,000. All of these fees are paid to our non-employee directors in cash. Directors who are employees are not eligible to receive director fees.

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At the time of the annual meeting of stockholders each year, each non-employee director receives a grant of restricted shares of our common stock with a value of $100,000. If a director is elected to the Board at any time other than at the annual meeting of stockholders, that director would receive a pro-rated grant. These restricted shares vest in full after one year.

Our directors are subject to our stock ownership guidelines, which are described above. Each director is expected to acquire, within four years of joining the Board, shares of Griffon’s common stock equal in value to four times the base annual retainer fee. Each of our directors either holds shares with a value greater than the applicable target dollar value, or we believe will own such amount of shares within the specified four year period.

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended September 30, 2023.

Fiscal 2023 Directors’ Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	Total ($)(3)
Henry A. Alpert	101,500	100,001	201,501
Thomas J. Brosig (1)	24,000	—	24,000
Jerome L. Coben	146,000	100,001	246,001
Travis W. Cocke	99,979	110,696	210,675
H. C. Charles Diao	118,000	100,001	218,001
Louis J. Grabowsky	147,000	100,001	247,001
Lacy M. Johnson	119,500	100,001	219,501
General Victor E. Renuart	89,500	100,001	189,501
James W. Sight	143,500	100,001	243,501
Samanta Hegedus Stewart	97,000	100,001	197,001
Kevin F. Sullivan	148,000	100,001	248,001
Michelle L. Taylor	104,500	100,001	204,501
Cheryl L. Turnbull	138,500	100,001	238,501

(1)	Mr. Brosig retired from the Board on March 15, 2023.

(2)	Represents the aggregate grant date fair value of shares of restricted stock granted to the director during the applicable fiscal year, computed in accordance with FASB ASC Topic 718. The amounts in this column do not correspond to the actual value that will be realized by the director. For information regarding the assumptions made in calculating these amounts, see Note 15, “Stockholders’ Equity and Equity Compensation,” to the consolidated financial statements, and the discussion under the heading “ACCOUNTING POLICIES AND PRONOUNCEMENTS—Stock-Based Compensation” in Management’s Discussion and Analysis of Financial Condition and Results of Operations, each included in our Annual Report on Form 10-K for the year ended September 30, 2023.

As of September 30, 2023, each of Messrs. Alpert, Coben, Grabowsky, Johnson, Renuart, Sight and Sullivan, and Ms. Stewart and Ms. Turnbull, had 4,544 shares of restricted stock outstanding; each of Mr. Diao and Ms. Taylor had 3,308 shares of restricted stock outstanding; and Mr. Cocke had 3,584 shares of restricted stock outstanding. Mr. Brosig held no shares of restricted stock as of September 30, 2023.

(3)	Through December 31, 2022, each of our non-employee directors participated in group life and accidental death and dismemberment policies maintained by us for our U.S. employees, for which we paid the group premiums. We also maintain a healthcare consulting service for our U.S. employees and offer our non-employee directors the opportunity to participate in this service at our cost. The total allocated cost in fiscal 2023 for each such individual for the foregoing services is less than $3,000 per year and is not reflected in this chart.
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PROPOSAL 2 – ADVISORY VOTE REGARDING EXECUTIVE COMPENSATION

Summary

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their view regarding compensation to our named executive officers.

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with applicable SEC rules.

Our compensation programs are designed to enable us to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase stockholder value. It is our policy to provide incentives to senior management to achieve both short-term and long-term objectives, to reward exceptional performance and contributions to the development of our businesses and to motivate our senior executives to balance risk and reward in the management of our businesses. Please see the section “Compensation Discussion and Analysis” and the related compensation tables above for additional details about our executive compensation programs, including information about the fiscal year 2023 compensation of our named executive officers.

We currently conduct an advisory vote on the compensation of our named executives annually and the next such stockholder advisory vote after our 2024 Annual Meeting will take place at our 2025 Annual Meeting. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider the results of the vote in future compensation deliberations.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RESOLUTION APPROVING THE COMPENSATION OF OUR EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT
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PROPOSAL 3 – APPROVAL OF AMENDMENT NO. 1 TO THE GRIFFON CORPORATION AMENDED AND RESTATED 2016 EQUITY
INCENTIVE PLAN

Summary

The Board of Directors approved Amendment No. 1 (the “Amendment”) to the Griffon Corporation Amended and Restated 2016 Equity Incentive Plan (the “Incentive Plan”) to increase by 2,600,000 the number of shares of common stock available for future awards of equity-based compensation as described below. The Board believes that equity awards are an important part of our executive compensation program and serve to align the interests of award recipients with the interests of our stockholders. Therefore, we are asking our stockholders to approve the Amendment at the Annual Meeting. The approval of stockholders holding a majority of the shares present (in person or by proxy) at the Annual Meeting is required for the Amendment to become effective.

The Board approved the Amendment with the goal of preserving the Company’s flexibility to use equity-based compensation in order to incentivize and attract valued directors, employees and other service providers, and to motivate them to make significant contributions to the Company, thereby increasing shareholder value. Each equity award vests over a period of time, and the vast majority of our equity awards vest only if certain performance criteria is achieved. We believe the service-based vesting requirements, performance criteria, and other features of our equity incentive compensation program as described below in this Proposal No. 3, and in the Compensation Discussion and Analysis section of this Proxy Statement, serve to retain employees and align the interests of our employees, directors and other service providers with the interests of our stockholders.

General

The Board adopted the Incentive Plan on December 17, 2021, and the Incentive Plan was approved by our stockholders at our Annual Meeting of Stockholders held on February 17, 2022. When adopted, the Incentive Plan reserved a total of 6,250,000 shares for issuance pursuant to awards, which included (i) the share reserve of 2,350,000 shares under the Griffon Corporation 2016 Equity Incentive Plan (the “Original Plan”), which was approved by our stockholders in January 2016; (ii) increases in the share reserve included in two amendments to the Original Plan, approved by our stockholders in 2018 and 2020, in the amounts of 1,000,000 shares and 1,700,000 shares, respectively; and (iii) 1,200,000 shares added when the Incentive Plan was approved by shareholders on February 17, 2022. Immediately prior to approval of the Incentive Plan, there were 256,225 shares available to be granted for future awards under the Original Plan such that, immediately following the approval of the Incentive Plan at our Annual Meeting of Stockholders held on February 17, 2022, there were a total of 1,456,225 shares available for issuance pursuant to future awards under the Incentive Plan. As of the record date, January 22, 2024, there were 178,221 shares available for grant under the Incentive Plan.

The general purpose of the Incentive Plan is to attract, motivate and retain selected employees, consultants and non-employee directors of Griffon and its subsidiaries, to provide them with incentives and rewards for superior performance and to better align their interests with the interests of our stockholders. The Company is seeking approval of the Amendment by our stockholders in order to increase the number of shares available for the grant of equity-based incentive compensation.

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If our stockholders approve the Amendment, then the Incentive Plan, as amended by the Amendment (the “Amended Incentive Plan”), will reserve a total of 8,850,000 shares. This aggregate number of shares includes the share reserve of 6,250,000 under the Incentive Plan, as described above, plus 2,600,000 shares to be added pursuant to the Amendment for which the Company is currently seeking stockholder approval. In light of awards that were previously granted under the Incentive Plan, if our stockholders approve the Amendment, 2,778,221 shares of our common stock will be available for future awards under the Amended Incentive Plan (calculated as of January 22, 2024). In making this recommendation to increase the number of shares available for equity-based compensation awards, the Board considered various aspects of our equity grant program, including the number of shares reserved under the Incentive Plan and subsequently approved by our stockholders, the number of shares currently available for awards under the Incentive Plan, the Company’s historic grant rates, the cost of issuing additional shares, the impact of share dilution on our stockholders and the central role of equity-based incentive compensation in our executive compensation program, as described more fully in the Compensation Discussion and Analysis section of this Proxy Statement. The Board believes that the proposed increase in the number of shares available for issuance under the Incentive Plan is necessary for Griffon to retain the flexibility to grant equity-based incentive compensation to attract and retain executive talent and to motivate and reward the Company’s employees for their contributions to the success of the Company and the growth in value of our stock.

The Incentive Plan, and the Amendment, are attached to this Proxy Statement as Appendix B.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO APPROVE AMENDMENT NO. 1 TO THE GRIFFON CORPORATION AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN.

Outstanding Awards / Three Year Burn Rate

As of the record date, January 22, 2024,

•	we had an aggregate total of 2,839,990 shares that were subject to outstanding unvested awards of restricted shares and restricted share units;
•	we had zero options outstanding; and
•	there were 178,221 shares available for grant under the Incentive Plan.

We have no active equity plans other than the Incentive Plan. The closing price of our common stock, as reported on the New York Stock Exchange on January 22, 2024, was $59.39 per share.

We have set forth below a calculation of our burn rate for the last three fiscal years:

Fiscal Year	Total Full-Value Shares Granted (includes performance-based shares) (1)	Weighted Average Number of Common Shares Outstanding (CSO)		Burn Rate (= Total Granted divided by CSO)
2023	404,001	52,110,758		0.78%
2022	777,683	51,672,000		1.51%
2021	1,239,330	50,830,000		2.44%
		Average three-year burn rate	=	1.97%

(1)	For performance shares granted with a potential threshold, target and maximum number of shares that could be earned, the number listed here reflects the target number of shares.
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Promotion of Good Corporate Governance Practices

The Amended Incentive Plan contains many best practice provisions that reinforce the alignment between stockholders’ interests and the interests of the employees, consultants and directors who participate in the Amended Incentive Plan. These provisions include, but are not limited to, the following:

•	No Liberal Share Recycling. Shares retained by or delivered to Griffon to pay either the exercise price of an outstanding stock option or the withholding taxes in connection with the exercise of a stock option or the vesting of restricted stock awards or restricted stock units, and shares purchased by Griffon in the open market using the proceeds of option exercises, do not become available for issuance as future awards under the Amended Incentive Plan.
•	Minimum Vesting Requirements. No award under the Amended Incentive Plan may be issued with a vesting period of less than one year.
•	No Single-Trigger Vesting upon a Change in Control. The Amended Incentive Plan does not provide for acceleration of unvested equity awards solely in connection with a change in control.
•	Limited Discretion to Accelerate Vesting. Except in the case of a participant’s death or disability, the Committee does not have the authority to accelerate the vesting, exercise, or payment of any award or the performance period for any award.
•	No Dividends Prior to Vesting. No dividend or other distribution may be paid with respect to a restricted share award (or with respect to any other award) unless the restricted share award (or other award) vests.
•	No Evergreen Provision. There is no “evergreen” feature pursuant to which the shares authorized for issuance under the Amended Incentive Plan are automatically replenished.
•	No Discounted Options. A stock option may not be granted with an exercise price lower than the fair market value of Griffon common stock on the date of grant.
•	No Repricing Without Stockholder Approval. Griffon cannot, without stockholder approval, “reprice” an award by reducing the exercise price of a stock option or exchanging a stock option for a new stock option with a reduced exercise price.
•	No Buyout of Underwater Options. The Amended Incentive Plan prohibits us from purchasing stock options with respect to which the exercise price is higher than the price of Griffon common stock.
•	No Automatic Grants. The Amended Incentive Plan does not provide for automatic grants to any participant.
•	No Tax Gross-ups. The Amended Incentive Plan does not provide for any tax gross-ups.
•	Clawback Policy. All equity awards granted to executive officers under the Amended Incentive Plan are subject to Griffon’s Clawback Policy.

Summary of the Amended Incentive Plan

The following summary sets forth the principal features of the Amended Incentive Plan, in the form proposed for approval by our stockholders. This summary is qualified in its entirety by reference to the Incentive Plan and the Amendment, a copy of each which is attached hereto as part of Appendix B.

General. The Amended Incentive Plan authorizes the grant of Performance Shares, Performance Units, Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares, and Other Stock-Based Awards

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(collectively called “Awards”). Stock options, or “Options,” granted under the Amended Incentive Plan may be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options, as determined by the Compensation Committee (the “Committee”).

Number of Shares Authorized. As of January 22, 2024, the number of shares of our common stock available for future awards under the Incentive Plan was 178,221 shares. If our stockholders approve this Proposal No. 3, the number of shares available for future awards will increase by 2,600,000 to a total of 2,778,221 shares (as of January 22, 2024).

If any Award is forfeited, or if any Option terminates, expires or lapses without being exercised, shares of our common stock subject to such Award will again be available for future grant. However, shares subject to an Award will not be available for grant if such shares are (a) tendered to, or withheld by, the Company in payment of the exercise price of Options, (b) tendered to, or withheld by, the Company to satisfy any tax withholding obligation, (c) covered by a Stock Appreciation Right or other Award and not issued upon the settlement of such Award, or (d) purchased by the Company in the open market with cash proceeds delivered to the Company by a Participant in payment of the exercise price in connection with the exercise of an Option. In addition, any shares under the Amended Incentive Plan that are used to satisfy award obligations under the plan of another entity that is acquired by Griffon will not count against the remaining number of shares available. Finally, if there is any change in our corporate capitalization, the Committee may cancel and make substitutions of Awards or may adjust the number of shares available for Awards under the Amended Incentive Plan, the number and kind of shares covered by Awards then outstanding under the Amended Incentive Plan and the exercise price of outstanding Options and Stock Appreciation Rights.

Administration. The Committee will administer the Amended Incentive Plan. Subject to the other provisions of the Amended Incentive Plan, the Committee has the authority to:

•	interpret the Amended Incentive Plan;
•	establish and amend rules and regulations relating to the Amended Incentive Plan;
•	select the participants and determine the type of Awards to be made to participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and
•	make all other determinations it deems necessary or advisable for the administration of the Amended Incentive Plan.

The Committee may also delegate to one or more officers of our Company the authority to grant Awards to participants who are not subject to Section 16 of the Exchange Act.

Eligibility. The Amended Incentive Plan provides that Awards may be granted to employees, non-employee directors and consultants of our Company or its subsidiaries. Incentive stock options may be granted only to employees. The maximum number of shares that may be awarded to a participant in any fiscal year shall not in the aggregate exceed 2,000,000 with respect to Option Awards or 1,000,000 with respect to Awards other than an Option Award.

Any employee or consultant of Griffon or any of its subsidiaries, and any member of the Board, is eligible to receive an Award under the Plan. As of January 22, 2024, Griffon and its subsidiaries had approximately 5,500 employees and approximately 25 consultants, and there were twelve non-employee members of the Board. Participation in the Amended Incentive Plan is discretionary and determined by the Committee from time to time. As of January 22, 2024, 63 individuals held awards that were outstanding under the Amended Incentive Plan.

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Each Award granted under the Amended Incentive Plan will be evidenced by a written award agreement between the participant and our Company, which will describe the Award and state the terms and conditions to which the Award is subject. The principal terms and conditions of each particular type of Award are described below.

Performance Awards

Awards of Performance Shares and Performance Units may be made under the Amended Incentive Plan. A Performance Share is a book-entry unit with a value equal to one share of common stock. A Performance Unit is a book-entry unit with a value equal to $1.00. A grant of Performance Shares or Performance Units will vest and become payable to the participant upon the achievement during a specified performance period of performance objectives established by the Committee. The Committee may modify performance objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the grant date that are unrelated to the performance of the participant and result in distortion of the performance objectives or the related minimum acceptable level of achievement.

Performance objectives may be established on a company-wide basis; with respect to one or more subsidiaries, business units, divisions, department or functions; and in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies. Performance objectives, the number of units to which they pertain and the time and manner of payment of the Award, shall be specified in the Award agreement. Payment of Performance Shares and Performance Units will be made in shares of common stock.

Applicable performance objectives may be one or more of the following, or any other metric selected by the Committee:

•	specified levels of or increases in our Company’s, a division’s, or a subsidiary’s return on capital, equity or assets;
•	earnings measures/ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes (“EBIT”) and earnings before interest, taxes, depreciation and amortization (“EBITDA”);
•	net economic profit (which is operating earnings minus a charge to capital);
•	net income;
•	operating income;
•	sales;
•	sales growth;
•	gross margin;
•	direct margin;
•	share price (including but not limited to growth measures and total stockholder return);
•	operating profit;
•	per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital);
•	inventory turns;
•	financial return ratios;
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•	market share;
•	balance sheet measurements such as receivable turnover;
•	improvement in or attainment of expense levels;
•	improvement in or attainment of working capital levels;
•	debt reduction;
•	strategic innovations;
•	customer or employee satisfaction
•	the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed above; and
•	individual objectives.

The Committee may also condition the grant and vesting or exercise of Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares and Other Stock-Based Awards on the achievement of performance objectives as described above.

Options

An Option is the right to purchase shares of common stock for a specified period of time at a fixed price (the “exercise price”). Each Option agreement will specify the number of shares to which it pertains, the exercise price, the type of Option, the term of the Option, the date when the Option will become exercisable and any applicable performance goals.

Exercise Price. The Committee will determine the exercise price of an Option at the time the Option is granted. The exercise price of an option will not be less than 100% of the fair market value of common stock on the date the Option is granted. However, any incentive stock option granted to an individual who owns more than 10% of the combined voting power of all classes of our Company’s outstanding common stock (a “10% Stockholder”) shall have an exercise price that is at least 110% of the fair market value of our common stock on the date of grant.

Consideration. The means of payment for shares issued upon exercise of an Option will be specified in each Option agreement and generally may be made by cash or check, or subject to approval by the Committee, by certain other shares of common stock owned by the optionee for at least six months, by shares underlying the Option being exercised, or by deferred payment through a broker or bank from the proceeds of the sale of the shares purchased through the exercise of the Option, or by any combination of the foregoing methods.

Term of the Option. The term of an Option granted under the Amended Incentive Plan will be no longer than ten years from the date of grant. In the case of an Option granted to a 10% Stockholder, the term of an incentive stock option will be for no more than five years from the date of grant.

Stock Appreciation Rights

A stock appreciation right (“SAR”) entitles the recipient to receive, upon exercise of the SAR, the increase in the fair market value of a specified number of shares of common stock from the date of the grant of the SAR and the date of exercise payable in shares of common stock. Any grant may specify a waiting period or periods before the SAR may become exercisable and permissible dates or periods on or during which the SAR shall be exercisable, and may specify

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that the SAR may be exercised only in the event of a change in control of our Company or similar event. No SAR may be exercised more than ten years from the grant date. The Committee may provide that an SAR is deemed to be exercised at the close of business on the date the SAR expires if such an exercise would result in a payment to the SAR holder.

Restricted Shares and Deferred Shares

An Award of Restricted Shares is a grant to the recipient of a specified number of shares of common stock which are subject to forfeiture upon specified events during the restriction period. Each grant of Restricted Shares will specify the length of the restriction period and will include restrictions on transfer to third parties during the restriction period.

An Award of Deferred Shares is an agreement by our Company to deliver to the recipient a specified number of shares of common stock at the end of a specified deferral period, subject to the fulfillment of conditions specified by the Committee.

Restricted Stock Units

An award of a Restricted Stock Unit is a grant to the recipient of the right to receive, on the date of settlement, one share or an amount equal to the fair market value of one Share. Each Award agreement with respect to Restricted Stock Units shall specify the duration of the period of time and conditions under which such Award may be forfeited. Restricted Stock Units may be settled in cash, shares or any combination thereof; provided, however, that unless otherwise provided in an award agreement, Restricted Stock Units shall be settled in shares.

Other Stock-Based Awards

Other Stock-Based Awards may be granted by the Committee in the form and on such terms and conditions as the Committee shall determine.

General Provisions

Vesting. Each grant of Performance Shares and Performance Units will specify the performance objectives that must be achieved in order for payment to be made. Each grant of Options or SARs shall specify the length of service and/ or any applicable performance goals that must be achieved before it becomes exercisable. Each grant of Restricted Shares and Restricted Stock Units shall specify the duration of the restriction period and any other conditions under which the Restricted Shares or Restricted Stock Units would be forfeitable to the Company, including any applicable performance goals. Each grant of Deferred Shares shall specify the deferral period and any other conditions to which future delivery of shares to the recipient is subject, including any applicable performance goals. Each grant may provide for the early exercise of rights or termination of a restriction or deferral period in the event of a Change in Control or similar transaction or event. In no event will the vesting period for any Award be less than one year.

Dividends, Dividend Equivalents and Ownership Rights. Unless otherwise provided by the Committee, an Award of Restricted Shares entitles the participant to dividend, voting and other ownership rights during the restriction period. The Committee may, in its sole discretion, provide for dividends, dividend equivalents or other distributions to be payable with respect to other Awards as well. Notwithstanding the foregoing, any dividends, dividend equivalents or other distributions paid with respect to any Restricted Share Award or other Award shall be subject to the same restrictions that apply to the underlying Award during the restriction period, and shall not be paid unless and until all restrictions applicable to the underlying Award have lapsed. Unless provided otherwise in the applicable Award agreement, an Award of Deferred Shares or Performance Shares does not entitle the participant to dividend equivalents or any dividend, voting or any other ownership rights with respect to the Deferred Shares or Performance Shares.

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Nontransferability of Awards. In general, during a participant’s lifetime, his or her Awards shall be exercisable only by the participant and shall not be transferable other than by will or laws of descent and distribution. However, the Committee may provide for limited lifetime transfers of Awards, other than incentive stock options, to certain family members, and to certain family entities for estate planning purposes. In addition, an Award grant may provide for additional transfer restrictions on vested shares received upon exercise, delivery or payment of an Award, including restrictions relating to minimum share ownership requirements applicable to any participant.

Certain Terminations of Employment, Hardship and Approved Leaves of Absence. The Committee may take actions which it believes equitable under the circumstances or in the best interest of our Company with respect to Awards that are not fully vested in the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Committee, other termination or a leave of absence that is approved by the Committee, or in the event of hardship or other special circumstances that are approved by the Committee. Such action may include waiving or modifying any limitation or requirement with respect to any Award, and providing for post-termination exercise periods with respect to any Option or SAR, provided that in the case of any Award that is subject to Section 409A of the Code, the Committee shall not take any action unless such action is permissible under Section 409A of the Code and the corresponding treasury regulations. Unless otherwise determined by the Committee, a participant who is terminated for “Cause” (as defined in an applicable employment/consulting or severance agreement or Award agreement, or, if no such agreement applies or contains such term, as defined in the Amended Incentive Plan) shall forfeit all unexercised, unearned, and/or unpaid Awards, including vested Awards. However, notwithstanding the foregoing or anything else in the Amended Incentive Plan to the contrary, except in the case of a participant’s death or disability, the Committee shall not have the authority to accelerate the vesting, exercise, or payment of any Award or the performance period of any Award.

Award Deferrals. An Award Agreement may provide for the deferral of any Award or dividend until a time established by the Committee. Deferrals shall be accomplished by the delivery of a written, irrevocable election by the participant on a form provided by our Company. Deferred Awards may also be credited with interest at rates determined by the Committee.

Change in Control

Unless otherwise provided in the participant’s Award Agreement, in the event of a participant’s termination for any reason other than Cause within two years following a Change in Control, such participant’s Awards other than Options, SARs, Performance Shares, Performance Units and other performance-based Awards, shall become non-forfeitable, and converted to shares of our common stock where applicable, and any unexercised Option or SAR shall become fully exercisable. Alternatively, the Committee may cancel and cash out outstanding Awards or arrange for the substitution of outstanding Awards with fully vested new awards of equal value.

Performance-based Awards. If a Change of Control occurs during one or more performance periods for which the Committee has not yet made a determination as to whether the applicable performance objectives were met, the performance period shall immediately terminate and it shall be assumed that the applicable performance objectives have been attained at a level of one hundred percent (100%). However, a participant’s entitlement to any performance-based Award is conditioned on such participant’s continued employment with the Company or its subsidiaries until the end of the original performance period or the original date upon which restrictions applicable to the Award were to lapse. However, any performance-based Award shall immediately vest, and any applicable restrictions shall lapse, if, within twenty-four (24) months following the Change in Control, the participant’s employment with the Company or its subsidiaries is terminated by the Company or applicable subsidiary without Cause or as a result of the participant’s death.

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A “Change in Control” is defined in the Amended Incentive Plan as:

•	an acquisition of more than twenty percent (20%) of the voting power of our Company’s securities, other than (a) an acquisition by or from our Company, or any subsidiary of our Company, or by an employee benefit plan maintained by our Company or any subsidiary, (b) an acquisition by an individual who is a member of the Board as of the effective date of the Amended Incentive Plan, (c) an acquisition by an underwriter in a firm commitment underwriting of securities to be issued by our Company, or (d) an acquisition by any corporation or other entity if immediately following such acquisition, 65% or more of that Company’s equity and voting power are owned by the same individuals or entities who owned our Company prior to the acquisition, in substantially the same proportions;

•	a sale or other disposition of all or substantially all of our Company’s assets;

•	the consummation of a reorganization, merger or consolidation of our Company, other than such an event which would result in the voting power of our Company’s securities prior to the transaction continuing to represent 65% or more of the voting power of our Company’s or other surviving entity’s securities immediately after the event;

•	the consummation of a plan of liquidation or dissolution of our Company;

•	the individuals on the Board as of the effective date of the Incentive Plan or new directors whose directorship was approved by at least two-thirds of the directors still in office who were directors (or whose directorship was previously approved) on the effective date of the Incentive Plan cease to constitute a majority of the Board;

•	the sale or other disposition of our Company and/or its subsidiaries, in one transaction or a series of related transactions within 18 consecutive months, of assets accounting for fifty percent (50%) or more of the consolidated revenues of our Company and its subsidiaries, other than transactions in which substantially all the proceeds are used to continue conducting the business of our Company and/or its subsidiaries; or

•	notwithstanding the above-listed events, in the case of a distribution under the Amended Incentive Plan of “deferred compensation” subject to Section 409A of the Code, an event which constitutes a change in control under Section 409A of the Code.

Foreign Participants. The Committee may provide for special terms for Awards to participants who are foreign nationals, or who are employed by or perform services for us or one of our subsidiaries outside of the United States, as the Committee considers necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, the Amended Incentive Plan as it considers necessary or appropriate for such purposes without thereby affecting the terms of the Amended Incentive Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of the Amended Incentive Plan unless the Amended Incentive Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

Prohibition on Repricing and Buyouts of Underwater Options. No Award may be repriced, replaced, regranted through cancellation, or modified, directly or indirectly, without the approval of our stockholders. Further, without the approval of our stockholders, we are prohibited from cancelling or acquiring in exchange for cash or other property, any option on any given date if, on such date, the exercise price of such option exceeds the fair market value of our common stock.

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Effective Date, Amendments, and Termination of the Amended Incentive Plan. The Amended Plan will be effective upon its approval by our Company’s stockholders. The Board has the authority to amend or terminate the Amended Incentive Plan at any time; provided, however, that stockholder approval is required for any amendment that (i) increases the number of shares available for Awards under the Amended Incentive Plan (other than to reflect a change in our Company’s capital structure), (ii) increases the maximum number of shares allowed for grants to any participant, (iii) changes the class of persons eligible to receive grants of Awards or the types of Awards available under the Amended Incentive Plan, (iv) increases the benefits to participants under the Amended Incentive Plan, or (v) as otherwise required by applicable law or under the rules of any applicable exchange. Finally, the Amended Plan terminates automatically on December 17, 2031, the tenth anniversary of its adoption by the Board.

Certain Federal Income Tax Considerations

The following discussion is a summary of certain federal income tax considerations that may be relevant to participants in the Amended Incentive Plan. The discussion is for general informational purposes only and does not purport to address specific federal income tax considerations that may apply to a participant based on his or her particular circumstances, nor does it address state or local income tax or other tax considerations that may be relevant to a participant.

PARTICIPANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE PARTICULAR FEDERAL INCOME TAX CONSEQUENCES TO THEM OF PARTICIPATING IN THE AMENDED INCENTIVE PLAN, AS WELL AS WITH RESPECT TO ANY APPLICABLE STATE OR LOCAL INCOME TAX OR OTHER TAX CONSIDERATIONS.

Performance Units and Performance Shares

A participant recognizes no taxable income and neither Griffon nor the applicable subsidiary is entitled to a deduction when Performance Units or Performance Shares are awarded. When the Performance Units or Performance Shares vest and become payable upon the achievement of the performance objectives, the participant will recognize ordinary income equal to the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction. A participant’s tax basis in shares of common stock received upon vesting will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Deferred Shares

A participant recognizes no taxable income and neither Griffon nor the applicable subsidiary is entitled to a deduction when Deferred Shares are awarded. When the deferral period for the award ends and the participant receives shares of common stock, the participant will recognize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction. A participant’s tax basis in shares of our common stock received at the end of a deferral period will be equal to the fair market value of such shares when the participant receives them. Upon sale of the shares, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

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Restricted Shares and Restricted Stock Units

Restricted Shares and Restricted Stock Units received pursuant to awards will be considered subject to a substantial risk of forfeiture for federal income tax purposes. Any participant who receives such Restricted Shares who does not make the election described below, and any participant who receives Restricted Stock Units, recognizes no taxable income upon the receipt of Restricted Shares or Restricted Stock Units and neither Griffon nor the applicable subsidiary is entitled to a deduction at such time. When the forfeiture restrictions with respect to the Restricted Shares or Restricted Stock Units lapse the participant will recognize ordinary income equal to the fair market value of the shares at that time, and, subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction. A participant’s tax basis in Restricted Shares or in the shares received upon settlement of Restricted Stock Units will be equal to their fair market value when the forfeiture restrictions lapse with respect to Restricted Shares and when the shares are delivered to the participant in settlement of Restricted Stock Units, as applicable, and the participant’s holding period for the shares will begin when the forfeiture restrictions lapse or such shares are delivered to the Participant, as applicable. Upon sale of the shares, the participant will recognize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Participants receiving Restricted Shares (but not Restricted Stock Units) may make an election under Section 83(b) of the Code with respect to the shares. By making a Section 83(b) election, the participant elects to recognize compensation income with respect to the shares when the shares are received rather than at the time the forfeiture restrictions lapse. The amount of such compensation income will be equal to the fair market value of the shares when the participant receives them (valued without taking the restrictions into account), and Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction at that time. By making a Section 83(b) election, the participant will recognize no additional compensation income with respect to the shares when the forfeiture restrictions lapse, and will instead recognize gain or loss with respect to the shares when they are sold. The participant’s tax basis in the shares with respect to which a Section 83(b) election is made will be equal to their fair market value when received by the participant, and the participant’s holding period for such shares begins at that time. If, however, the shares are subsequently forfeited, the participant will not be entitled to claim a loss with respect to the shares to the extent of the income recognized by the participant upon the making of the Section 83(b) election. To make a Section 83(b) election, a participant must file an appropriate form of election with the Internal Revenue Service within 30 days after shares of restricted stock are received, and the participant must provide a copy of his or her election to his or her employer.

Nonqualified Options

A participant recognizes no taxable income and neither Griffon nor the applicable subsidiary is entitled to a deduction when a non-qualified option is granted. Upon exercise of a nonqualified option, a participant will recognize ordinary income equal to the excess of the fair market value of the shares received over the exercise price of the non-qualified option, and, subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a nonqualified option will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a non-qualified option, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares, and the participant’s tax basis in such shares.

Under the Amended Incentive Plan, non-qualified options may, at the option of the Committee, be exercised in whole or in part with shares of common stock or Restricted Shares held by the participant. Payment in common stock or Restricted Shares will be treated as a tax-free exchange of the shares surrendered for an equivalent number of shares of

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common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in Restricted Shares, however, the equivalent number of shares of common stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Shares surrendered. The fair market value of shares of common stock received in excess of the number of shares surrendered will be treated as ordinary income and such shares have a tax basis equal to their fair market value on the date of the exercise of the nonqualified option.

Incentive Stock Options

A participant recognizes no taxable income and neither Griffon nor the applicable subsidiary is entitled to a deduction when an incentive stock option is granted or exercised. Provided the participant meets the applicable holding period requirements for the shares received upon exercise of an incentive stock option (two years from the date of grant and one year from the date of exercise), gain or loss recognized by a participant upon sale of the shares received upon exercise will be long-term capital gain or loss, and Griffon (or one of our subsidiaries) will not be entitled to a deduction. If, however, the participant disposes of the shares before meeting the applicable holding period requirements (a “disqualifying disposition”), the participant will recognize ordinary income at that time equal to the excess of the fair market value of the shares on the exercise date over the exercise price of the incentive stock option, and, subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction for the taxable year in which the disqualifying disposition occurred. Any amount recognized upon a disqualifying disposition in excess of the fair market value of the shares on the exercise date of the incentive stock option will be treated as capital gain and will be treated as long-term capital gain if the shares have been held for more than one year. If the sale price of the shares is less than the sum of the exercise price of the incentive stock option and the amount included in ordinary income due to the disqualifying disposition, this amount will be treated as a short-term or long-term capital loss, depending upon whether the shares have been held for more than one year. Notwithstanding the above, individuals who are subject to Alternative Minimum Tax may recognize ordinary income upon exercise of an incentive stock option.

Under the Amended Incentive Plan, incentive stock options may, at the option of the Committee, be exercised in whole or in part with shares of common stock or Restricted Shares held by the participant. Such an exercise will be treated as a tax-free exchange of the shares of common stock or Restricted Shares surrendered (assuming the surrender of the previously owned shares does not constitute a disqualifying disposition of those shares) for an equivalent number of shares of common stock received, and the equivalent number of shares received will have a tax basis equal to the tax basis of the surrendered shares. In the case of payment in Restricted Shares, however, the equivalent number of shares of common stock received shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the Restricted Shares surrendered. Shares of common stock received in excess of the number of shares surrendered will have a tax basis of zero.

SARs

A participant recognizes no taxable income and neither Griffon nor the applicable subsidiary is entitled to a deduction when a SAR is granted. Upon exercising a SAR, a participant will recognize ordinary income in an amount equal to the fair market value of the shares received minus any amount paid for the shares, and, subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding deduction. A participant’s tax basis in the shares of common stock received upon exercise of a SAR will be equal to the fair market value of such shares on the exercise date, and the participant’s holding period for such shares will begin at that time. Upon sale of the shares of common stock received upon exercise of a SAR, the participant will recognize short-term or long-term capital gain or loss, depending upon whether the shares have been held for more than one year. The amount of such gain or loss will be equal to the difference between the amount realized in connection with the sale of the shares and the participant’s tax basis in such shares.

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Other Stock-Based Awards

The tax consequences of receiving Other Stock-Based Awards will generally be governed by the principles set forth in Sections 61, 83 and 451 of the Code. These tax consequences may vary depending upon the terms and conditions of such awards, but should generally be analogous to the tax consequences for Stock Options, Restricted Shares, Deferred Shares, Performance Units and Shares and SARs, as described above, as the case may be. Accordingly, in most cases, an Other Stock-Based Award, if payable in the form of shares, will be subject to ordinary income taxation when the forfeiture restrictions, if any, in respect of any such award lapse and the shares are transferred to the participant, whichever occurs later and, if an Other Stock-Based Award is payable in cash, such award will be taxable upon the actual or constructive receipt of any such cash payment. Subject to Section 162(m) of the Code, Griffon (or one of our subsidiaries) will be entitled to a corresponding tax deduction. A participant’s tax basis in any shares received will generally be equal to the fair market value of such shares when the forfeiture restrictions lapse or the shares are transferred, whichever occurs later. The participant’s holding period for the shares will generally begin when the forfeiture restrictions lapse or when the shares are transferred, whichever occurs later. Upon sale of the shares, the participant will recognize short-term or long-term gain or loss, depending upon whether the shares have been held for more than one year at the time of sale. Such gain or loss will be equal to the difference between the amount realized upon the sale of the shares and the tax basis of the shares in the participant’s hands.

Withholding

Griffon or the applicable subsidiary is entitled to deduct from the payment of any Award all applicable income and employment taxes required by federal, state, local or foreign law to be withheld, or may require the participant to pay such withholding taxes as a condition of receiving payment of the Award. The Committee may allow a participant to satisfy his or her withholding obligations by directing us to retain the number of shares necessary to satisfy the minimum withholding obligation, or by delivering shares held by the participant in an amount permitted by the administrative guidelines promulgated by the Committee to satisfy all or a portion of the applicable income and employment taxes related to the Award.

Code Section 162(m)

Under Section 162(m) of the Code, compensation paid to our chief executive officer, our chief financial officer and to each of our other named executive officers (as required to be disclosed in our annual proxy statement pursuant to the Exchange Act) will not be deductible for federal income tax purposes to the extent such compensation exceeds $1 million. This limitation on deductibility applies to each individual who was a “covered employee” (as defined in Section 162(m)) in 2017 or became or becomes a covered employee in any subsequent year, and continues to apply to each such individual for all future years, regardless of whether such individual remains a named executive officer.

Code Section 280G

If the vesting or payment of an award made to a “disqualified individual” (as defined in Section 280G of the Code) occurs in connection with, or is otherwise “contingent” or deemed to be contingent (within the meaning of Section 280G) upon a change in control, such vesting or payment, either alone or when combined with other compensation payments which such disqualified individual is entitled to receive, may result in an “excess parachute payment” (as defined in Section 280G of the Code). Section 4999 of the Code generally imposes a 20% excise tax on the amount of any such “excess parachute payment” received by such “disqualified individual” and Section 280G of the Code would prevent us (or one of our subsidiaries) from deducting such “excess parachute payment.” Under certain agreements that we have entered into with our employees, if the employee would receive a greater net amount by having his or her parachute

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payments reduced rather than receiving all such payments and paying the excise tax, then we may be required to reduce the transaction-based payments due to such individual.

New Plan Benefits

Because benefits under the Amended Incentive Plan will depend on the actions of the Committee and the value of our common stock, it is not possible to determine the benefits that will be received if stockholders approve the Amended Incentive Plan. For the last completed fiscal year, the total number of shares underlying awards that were granted to each of our named executive officers is set forth in the “Grants of Plan Based Awards in 2023” table; as of January 22, 2024, the total number of shares underlying outstanding awards granted to our current named executive officers as a group was 1,928,021 shares; and the total number of shares underlying outstanding awards granted to all other participants (including both employees and directors, but excluding our current named executive officers) was 911,969 shares.

Vote Required and the Recommendation of the Board

Approval of the Amendment requires the favorable vote of a majority of the shares present in person or by proxy voting on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal. Broker non-votes will be disregarded and will have no effect on the outcome of the vote.

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AUDIT COMMITTEE REPORT

As required by its written charter, which sets forth its responsibilities and duties, the Audit Committee reviewed and discussed with management our audited financial statements as of and for the year ended September 30, 2023.

The Audit Committee reviewed and discussed with representatives of Grant Thornton LLP, our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee has also received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP its independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended September 30, 2023 for filing with the Securities and Exchange Commission.

The Audit Committee has also reviewed and discussed the fees paid to Grant Thornton LLP during the last fiscal year for audit and non-audit services, which are set forth below under “Fees of Independent Registered Public Accounting Firm” and has considered whether the provision of the non-audit services is compatible with maintaining Grant Thornton LLP’s independence and concluded that it is.

The Audit Committee Louis J. Grabowsky (Chairman) James W. Sight Kevin F. Sullivan Michelle L. Taylor
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PROPOSAL 4 – RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Summary

We are asking the stockholders to ratify the Audit Committee’s appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending September 30, 2024. The Audit Committee is directly responsible for appointing the Company’s independent registered public accounting firm. Although the Company is not required to submit this matter to its stockholders for approval, the Board of Directors believes that its stockholders should have the opportunity to express their view regarding the appointment of the Company’s independent registered public accounting firm. The Audit Committee is not bound by the outcome of this vote but will consider these voting results when selecting the Company’s independent auditor for fiscal year 2024.

Grant Thornton LLP has audited our financial statements annually since 2006. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he desires to do so and will be available to answer appropriate questions from stockholders.

FEES OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The aggregate fees billed by Grant Thornton LLP for services rendered in respect of fiscal 2023 and fiscal 2022 are set forth below:

Type of Fee	Fiscal 2023	Fiscal 2022
Audit Fees	$3,484,592	$3,354,059
Audit-Related Fees	$719,950	$1,153,159
Tax Fees	—	—
All Other Fees	—	—

The audit-related fees set forth above for fiscal 2023 and fiscal 2022 relate primarily to stand-alone audits for our Home and Building Products segment and our Consumer and Professional Products segment.

Our Audit Committee has determined that the services provided by Grant Thornton LLP are compatible with maintaining the independence of Grant Thornton LLP as our independent registered public accounting firm.

Pre-Approval Policy

Our Audit Committee has adopted a statement of principles with respect to the pre-approval of services provided by the independent registered public accounting firm. In accordance with this statement of principles, all non-prohibited services to be provided by the independent registered public accounting firm are to be approved by the Audit Committee in advance pursuant to a proposal from such independent registered public accounting firm and a request by management for approval.

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Vote Required

The ratification of the appointment of Grant Thornton LLP requires the vote of a majority of the shares present in person or by proxy and entitled to vote on the matter at the Annual Meeting once a quorum is present. Abstentions will be counted and will have the same effect as a vote against the proposal.

The ratification of the independent registered public accounting firm is considered a “routine” matter as to which, under applicable NYSE rules, a broker will have discretionary authority to vote if instructions are not received from the client at least 10 days prior to the Annual Meeting (so-called “broker non-votes”). Accordingly, at our meeting, these shares will be counted as voted by the brokerage firm with respect to this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

We have adopted a written policy that requires the review and pre-approval of all potential transactions valued at greater than $50,000 in which we or any of our directors, executive officers, stockholders owning greater than 5% of any class of our securities, or any of their immediate family members, participates or otherwise has a certain level of affiliation or interest. The policy also sets forth certain processes and procedures for the Company to monitor and identify related party transactions. The Audit Committee is responsible for evaluating and authorizing any transaction with a value greater than $120,000, although any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction in question. The Chief Executive Officer is responsible for evaluating and authorizing any transaction with a value between $50,000 and $120,000, unless the Chief Executive Officer is a related person with respect to the transaction under review, in which case the Audit Committee shall be responsible for such evaluation and possible authorization.

The factors to be considered in determining whether or not to authorize a transaction brought to the attention of the Audit Committee or the Chief Executive Officer under this policy include the following:

•	the terms of the transaction, and whether the terms are no less favorable to us than would be obtained in the transaction were entered into with a party other than a related person

•	the price or other consideration involved

•	the benefits to us

•	the availability of other sources for the product or service that is the subject of the transaction

•	the timing of the transaction

•	the potential impact of the transaction on a director’s independence

•	any other factors deemed relevant

Travis W. Cocke, a director of Griffon, is the Founder, Chief Investment Officer and Managing Member of Voss Capital, LLC. On January 8, 2023, Griffon entered into a Cooperation Agreement with Voss, a shareholder that beneficially owns approximately 6.3% of our common stock, pursuant to which, among other things, Griffon agreed to appoint Mr. Cocke to the Board effective January 9, 2023 and nominate Mr. Cocke for election at the 2023 Annual Meeting of Stockholders. The Cooperation Agreement contains customary standstill restrictions, voting commitments, and other provisions restricting certain conduct and activities during the cooperation period, as specified in the Cooperation Agreement. The cooperation period generally continues for successive one-year periods so long as Mr. Cocke consents to be, and is, renominated for election to the Board at the annual meeting of shareholders. Upon such renomination, the cooperation period continues until at least the date (the “Cooperation Period Extension Date”) that is fifteen days prior to the end of the period during which stockholders can submit nominations for the election of directors at the next succeeding annual meeting of shareholders. Since Mr. Cocke has been renominated (with his consent) for election to the Board at the 2024 Annual Meeting of Shareholders, the cooperation period will continue until at least December 20, 2024. Should Mr. Cocke not be renominated for election at a future annual meeting of shareholders (or not consent to such renomination), the cooperation period will end five days after he ceases to be a member of the Board, but not prior to the then current Cooperation Period Extension Date.

On September 5, 2023, Griffon purchased (the “Voss Share Repurchase”) 400,000 shares of its common stock that was beneficially owned by two separately managed accounts of which a Voss affiliate is the investment manager (the “Selling Shareholders”), in a private transaction to facilitate redemptions by investors in the Selling Shareholders. The purchase price per share was $41.8656, for an aggregate purchase price of $16,746,240, and represented a 2% discount from $42.72, the price of Griffon’s common stock at the close of trading on September 1, 2023. In accordance with our related party transaction policy, the Audit Committee approved the Voss Share Repurchase. The Voss Share Repurchase did not create any ongoing obligations between Griffon and Voss, and was consummated under our Board authorized share repurchase program.

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Except (a) pursuant to the Cooperation Agreement and in connection with Mr. Cocke’s appointment to the Board, and (b) for the Voss Share Repurchase, there have been no transactions or arrangements between Griffon and any of the Voss parties. Additional information pertaining to the Cooperation Agreement between Griffon and Voss can be found on page 16 of this Proxy Statement. In addition, a summary of the Cooperation Agreement is included in a Form 8-K filed with the U.S. Securities and Exchange Commission on January 9, 2023, with the full Cooperation Agreement filed as an exhibit to the Form 8-K.

FINANCIAL STATEMENTS

A copy of our Annual Report to Stockholders, including financial statements, for the fiscal year ended September 30, 2023 has been made available to all stockholders as of the Record Date. Stockholders are referred to the report for financial and other information about us, but such report is not incorporated in this Proxy Statement and is not a part of the proxy soliciting material.

MISCELLANEOUS INFORMATION

Matters to be Considered at the Meeting

The Board of Directors does not intend to present to the meeting any matters not referred to in the form of proxy. If any proposal not set forth in this Proxy Statement should be presented for action at the meeting, and is a matter which should come before the meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting them.

Cost of Solicitation

The cost of soliciting proxies in the accompanying form, which we estimate to be $25,000, will be paid by us. In addition to solicitations by mail, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to their principals, and we may reimburse them for their expenses in so doing. To the extent necessary in order to assure sufficient representation, our officers and regular employees may request the return of proxies personally, by telephone or other means. The extent to which this will be necessary depends entirely upon how promptly proxies are received, and stockholders are urged to submit their proxies without delay.

Delivery of Documents to Stockholders Sharing an Address

If you are the beneficial owner, but not the record holder, of shares of Griffon stock, your broker, bank or other nominee may deliver only one copy of the Notice of Internet Availability of Proxy Materials (and this Proxy Statement and our 2023 Annual Report, if you have elected to receive paper copies) to multiple stockholders who share an address, unless that nominee has received contrary instructions from one or more of the stockholders. We will deliver promptly, upon written or oral request, a separate copy of the Notice of Internet Availability of Proxy Materials (and of this Proxy Statement and our 2023 Annual Report, if applicable) to a stockholder at a shared address to which a single copy of the documents was delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit this request in writing to EQ Document Solutions, c/o DFX Logistics, 1 United Lane, Teterboro, NJ 07608, or by calling (888) 776-9962. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and who wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareowners at the shared address in the future.

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Deadline for Submission of Stockholder Proposals for the 2025 Annual Meeting

Proposals of stockholders intended to be presented at the 2025 Annual Meeting of Stockholders pursuant to SEC Rule 14a-8 must be received at our principal office not later than October 1, 2024 to be included in the proxy statement for that meeting.

In addition, our by-laws require that we be given advance notice of stockholder nominations for election to the Board of Directors and of other matters which stockholders wish to present for action at an annual meeting of stockholders. The required notice must be delivered to the Secretary of the Company at our principal offices not less than 75 days and not more than 105 days prior to the anniversary date of the immediately preceding annual meeting of stockholders. These requirements are separate from and in addition to the SEC requirements that a stockholder must meet in order to have a stockholder proposal included in our proxy statement.

Pursuant to our by-laws, if notice of any stockholder proposal is received prior to December 5, 2024 or after January 4, 2025, the notice will be considered untimely and we will not be required to present such proposal at the 2025 Annual Meeting. If the Board of Directors chooses to present a proposal submitted prior to December 5, 2024 or after January 4, 2025 at the 2025 Annual Meeting, then the persons named in proxies solicited by the Board of Directors for the 2025 Annual Meeting may exercise discretionary voting power with respect to such proposal.

In addition to satisfying the foregoing requirements pursuant to our by-laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than January 19, 2025.

We will provide without charge to any stockholder as of the record date copies of our Annual Report on Form 10-K, Corporate Governance Guidelines, Code of Business Conduct and Ethics and charters of any committee of the Board of Directors upon written request delivered to Seth L. Kaplan, Secretary, at our offices at 712 Fifth Avenue, 18th Floor, New York, New York 10019. These materials may also be found on our website at www.griffon.com.

By Order of the Board of Directors

SETH L. KAPLAN
Senior Vice President, General Counsel and Secretary

Dated: January 29, 2024

New York, New York

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Appendix A

Griffon Corporation and Subsidiaries

Reconciliation of Income (loss) from continuing operations to Adjusted income from continuing operations (in thousands)

	For the Years Ended September 30,
	2023	2022	2021	2020	2019
	(in thousands)
Income (loss) from continuing operations	$77,617	$(287,715)	$70,302	$41,444	$25,470
Adjusting items:
Restructuring charges	92,468	16,782	21,418	13,669	—
Gain on sale of buildings	(12,655)	—	—	—	—
Debt extinguishment, net	437	4,529	—	7,925	—
Acquisition costs	—	9,303	—	2,960	—
Strategic review — retention and other	20,225	9,683	—	—	—
Special dividend ESOP charges	15,494	10,538	—	—	—
Proxy expenses	2,685	6,952	—	—	—
Acquisition contingent consideration	—	—	—	(1,733)	(1,646)
Fair value step—up of acquired inventory sold	—	5,401	—	—	—
Goodwill and intangible asset impairments	109,200	517,027	—	—	—
Tax impact of normalized items(1)	(57,925)	(76,627)	(5,287)	(5,584)	313
Discrete and other certain tax provisions	175	3,913	3,245	966	1,786
Adjusted income from continuing operations	$247,721	$219,786	$89,678	$59,647	$25,923

(1)	Tax impact for the above reconciling adjustments from GAAP to non-GAAP Income from continuing operations and the related EPS is determined by comparing the Company’s tax provision, including the reconciling adjustments, to the tax provision excluding such adjustments.

Griffon Corporation and Subsidiaries

Reconciliation of Earnings per Share from Continuing Operations to Adjusted Earnings per Share from Continuing Operations

	2023	2022	2021	2020	2019
Earnings (loss) per common share from continuing operations	$1.42	$(5.57)	$1.32	$0.92	$0.59
Adjusting items, net of tax:
Anti-dilutive share impact(2)	—	0.24	—	—	—
Restructuring charges	1.26	0.23	0.30	0.23	—
Gain on sale of buildings	(0.18)	—	—	—	—
Debt extinguishment, net	0.01	0.06	—	0.14	—
Acquisition costs	—	0.15	—	0.05	—
Strategic review – retention and other	0.28	0.13	—	—	—
Special dividend ESOP charges	0.22	0.15	—	—	—
Proxy expenses	0.04	0.10	—	—	—
Acquisition contingent consideration	—	—	—	(0.03)	(0.03)
Fair value step-up of acquired inventory sold	—	0.07	—	—	—
Goodwill and intangible asset impairments	1.49	8.43	—	—	—
Discrete and certain other tax provisions	—	0.07	0.06	0.02	0.04
Adjusted earnings per share from continuing operations or Core EPS	$4.54	$4.07	$1.68	$1.33	$0.60
Weighted-average shares outstanding	54,612	53,966	53,369	45,015	42,888

Note:	Due to rounding, the sum of earnings per share and adjusting items, net of tax, may not equal adjusted earnings per common share.

(2)	In fiscal 2022, loss from continuing operations is calculated using basic shares on the face of the income statement. Per share impact of using diluted shares represents the impact of converting from the basic shares used in calculating earnings per share from the loss from continuing operations to the diluted shares used in calculating earnings per share from the adjusted income from continuing operations.

Griffon Corporation and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow
(in thousands)

	FY 2023	FY 2022	FY 2021	FY 2020
Net cash provided by (used in) operating activities - continuing operations	$431,765	$59,240	$69,808	$106,888
Acquisition of property, plant and equipment	(63,604)	(42,488)	(36,951)	(41,168)
Proceeds from the sale of property, plant and equipment	20,961	90	237	352
Free cash flow	$389,122	$16,842	$33,094	$66,072
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Appendix B

GRIFFON CORPORATION

AMENDED AND RESTATED 2016 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the Griffon Corporation Amended and Restated 2016 Equity Incentive Plan (the “Plan”) is to attract, motivate and retain selected employees, consultants and non-employee directors for the Company and its subsidiaries, to provide such persons with incentives and rewards for superior performance and to better align the interests of such persons with the interests of the Company’s stockholders.

2. Definitions. As used in this Plan, the following terms shall be defined as set forth below:

2.1. “Award” means any Performance Shares, Performance Units, Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares, Dividend Equivalents or Other Stock-Based Awards granted under the Plan.

2.2. “Award Agreement” means an agreement, certificate, resolution or other form of writing or other evidence approved by the Committee that sets forth the terms and conditions of an Award. An Award Agreement may be in an electronic medium, or may be limited to a notation on the Company’s books or records, but shall be signed by a representative of the Company and the Participant unless otherwise approved by the Committee.

2.3. “Base Price” means the price used as the basis for determining the Spread upon the exercise of Stock Appreciation Right.

2.4. “Board” means the Board of Directors of the Company.

2.5. “Cause” means, (a) if the applicable Participant is party to an effective employment, consulting, severance or similar agreement with the Company or any of its Subsidiaries, the meaning of such term as defined therein; (b) if the applicable Participant is not a party to an effective employment, consulting, severance or similar agreement or if no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, “Cause” shall have the same meaning as such term is defined in the applicable Award Agreement; and (c) if the applicable Participant is not a party to any effective employment, consulting, severance or similar agreement or no definition of “Cause” is set forth in the applicable employment, consulting, severance or similar agreement, and no definition of “Cause” is set forth in the applicable Award Agreement, “Cause” shall mean (i) engaging in (A) willful or gross misconduct or (B) willful or gross neglect; (ii) failing to adhere to the directions of superiors or the Board or the written policies and practices of the Company or its Subsidiaries or affiliates; (iii) the commission of a felony or a crime involving any of the following: moral turpitude, dishonesty, breach of trust or unethical business conduct; or the commission of any crime involving the Company or its Subsidiaries or affiliates; (iv) fraud, misappropriation or embezzlement; (v) a material breach of the Participant’s employment agreement (if any) with the Company or its Subsidiaries or affiliates; (vi) acts or omissions constituting a material failure to perform substantially and adequately the duties assigned to the Participant; (vii) any illegal act detrimental to the Company or its Subsidiaries or affiliates; or (viii) repeated failure to devote substantially all of the Participant’s business time and efforts to the Company if required by the Participant’s employment agreement.

2.6. “Change in Control” means, after the Effective Date:

(i) the acquisition, directly or indirectly, by a “person” (within the meaning of Section 13(d)(3) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 20% of the combined voting power of the voting securities of the

Company entitled to vote generally in the election of directors (the “Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (a) any acquisition by or from the Company or any Subsidiary, or by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary, (b) any acquisition by an individual who as of the Effective Date is a member of the Board, (c) any acquisition by any underwriter in any firm commitment underwriting of securities to be issued by the Company, or (d) any acquisition by any corporation (or other entity) if, immediately following such acquisition, 65% or more of the then outstanding shares of common stock (or other equity unit) of such corporation (or other entity) and the combined voting power of the then outstanding voting securities of such corporation (or other entity), are beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who, immediately prior to such acquisition, were the beneficial owners of the then outstanding Shares and the Voting Securities in substantially the same proportions, respectively, as their ownership immediately prior to the acquisition of the Shares and Voting Securities; or

(ii) the consummation of the sale or other disposition of all or substantially all of the assets of the Company, other than to a wholly-owned Subsidiary or to a holding company of which the Company is a direct or indirect wholly owned subsidiary prior to such transaction; or

(iii) the consummation of a reorganization, merger or consolidation of the Company, other than a reorganization, merger or consolidation, which would result in the Voting Securities outstanding immediately prior to the transaction continuing to represent (whether by remaining outstanding or by being converted to voting securities of the surviving entity) 65% or more of the Voting Securities or the voting power of the voting securities of such surviving entity outstanding immediately after such transaction; or

(iv) the consummation of a plan of complete liquidation or substantial dissolution of the Company; or

(v) the following individuals cease for any reason to constitute a majority of the Board: individuals who, as of the Effective Date, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved and recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

(vi) the sale, transfer, assignment, distribution or other disposition by the Company and/ or one of its Subsidiaries, in one transaction, or in a series of related transactions within any period of 18 consecutive calendar months (including, without limitation, by means of the sale, transfer, assignment, distribution or other disposition of the capital stock of any Subsidiary or Subsidiaries), of assets which account for an aggregate of 50% or more of the consolidated revenues of the Company and its Subsidiaries, as determined in accordance with U.S. generally accepted accounting principles, for the fiscal year most recently ended prior to the date of such transaction (or, in the case of a series of transactions as described above, the first such transaction); provided, however, that no such transaction shall be taken into account if substantially all the proceeds thereof (whether in cash or in kind) are used after such transaction in the ongoing conduct by the Company and/or its Subsidiaries of the business conducted by the Company and/ or its Subsidiaries prior to such transaction.

Notwithstanding Sections 2.6(i) through 2.6(vi) above, in the case of a distribution under the Plan of an amount which is subject to Section 409A of the Code, a “Change in Control” shall not be deemed to have occurred unless an event has occurred which constitutes a “change in control event” as defined under Section 409A of the Code.

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2.7. “Code” means the Internal Revenue Code of 1986, as amended from time to time and the regulations and other guidance issued thereunder.

2.8. “Committee” means the Compensation Committee of the Board. The Committee shall have at least two members. Each member of the Committee shall be a “non-employee director” as defined in Rule 16b-3 under the Exchange Act and, if applicable, shall meet the independence requirements of the applicable stock exchange, quotation system or other self-regulatory organization on which the Shares are traded. Notwithstanding the foregoing, solely with respect to the granting of Awards to Non-employee Directors, “Committee” shall mean the full Board.

2.9. “Company” means Griffon Corporation, a Delaware corporation, or any successor corporation.

2.10. “Consultant” means an individual who renders services to the Company or a Subsidiary as a consultant, advisor or independent contractor.

2.11. “Deferral Period” means the period of time during which Deferred Shares are subject to deferral limitations under Section 9.

2.12. “Deferred Shares” means an Award pursuant to Section 9 of the right to receive Shares at the end of a specified Deferral Period.

2.13. “Dividend Equivalent” means a right awarded under Section 11.3 to receive (or have credited) the equivalent value of dividends paid on Shares.

2.14. “Effective Date” has the meaning provided in Section 22.

2.15. “Employee” means any person, including an officer, employed by the Company or a Subsidiary.

2.16. “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

2.17. “Fair Market Value” means, on any given date, unless otherwise determined by the Committee, the closing sale price reported as having occurred on the New York Stock Exchange (or other principal exchange or market on which the Shares are traded or listed) on such date, or, if no sale was made on such date on such principal exchange or market, on the last preceding day on which the Shares were traded or listed.

2.18. “Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

2.19. “Incentive Stock Option” means any Option which meets the requirements of Section 422 of the Code and which is designated as an Incentive Stock Option by the Committee in the Award Agreement, and if the Committee does not designate an Option as an Incentive Stock Option in the Award Agreement, it shall not be treated as an incentive stock option hereunder.

2.20 “Named Executive Officer” shall mean, at any point in time, any officer of the Company (i) who was identified as a “Named Executive Officer” (as such term is defined in Item 402 of Regulation S-K promulgated under the Securities Act of 1933, as amended) in the most recent Proxy Statement of the Company, or (ii) who is expected to be identified as a “Named Executive Officer” in the Proxy Statement of the Company to be filed with respect to the then current fiscal year of the Company.

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2.21. “Non-employee Director” means a member of the Board who is not an Employee.

2.22. “Nonqualified Stock Option” means an Option that is not intended to qualify as an Incentive Stock Option.

2.23. “Option” means any option to purchase Shares granted under Section 6.

2.24. “Optionee” means the person so designated in an agreement evidencing an outstanding Option.

2.25. “Option Price” means the purchase price per share payable upon the exercise of an Option.

2.26 “Original Adoption Date” means January 29, 2016, the original date of adoption of the Plan.

2.27. “Other Stock-Based Award” means an Award granted pursuant to Section 9A.

2.28. “Participant” means an Employee, Non-employee Director or Consultant who is selected by the Committee to receive an Award, provided that only Employees may receive grants of Incentive Stock Options.

2.29. “Performance Objectives” means the performance objectives established in the sole discretion of the Committee for Participants who are eligible to receive Awards under the Plan. Performance Objectives may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or the Subsidiary, division, department or function within the Company or Subsidiary in which the Participant is employed. Performance Objectives may be measured on an absolute or relative basis. Relative performance may be measured by a group of peer companies or by a financial market index. Any Performance Objectives may be one or more of the following, or any other metric selected by the Committee: specified levels of or increases in the Company’s, a division’s or a Subsidiary’s return on capital, equity or assets; earnings measures/ ratios (on a gross, net, pre-tax or post-tax basis), including basic earnings per share, diluted earnings per share, total earnings, operating earnings, earnings growth, earnings before interest and taxes and earnings before interest, taxes, depreciation and amortization; net economic profit (which is operating earnings minus a charge to capital); net income; operating income; sales; sales growth; gross margin; direct margin; Share price (including but not limited to growth measures and total stockholder return); operating profit; per period or cumulative cash flow (including but not limited to operating cash flow and free cash flow) or cash flow return on investment (which equals net cash flow divided by total capital); inventory turns; financial return ratios; market share; balance sheet measurements such as receivable turnover; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; strategic innovation; customer or employee satisfaction; the consummation of one or more acquisitions of a certain size as measured by one or more of the financial criteria listed above in this Section 2.29; individual objectives; and any combination of the foregoing. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which it conducts its business, or other events or circumstances, render any Performance Objective unsuitable, the Committee may modify such Performance Objective or the related minimum acceptable level of achievement, in whole or in part, as the Committee deems appropriate and equitable.

2.30. “Performance Period” means a period of time established under Section 5 within which the Performance Objectives relating to Awards are to be achieved.

2.31. “Performance Share” means a bookkeeping entry that records the equivalent of one Share awarded pursuant to Section 5.

2.32. “Performance Unit” means a bookkeeping entry that records a unit equivalent to $1.00 awarded pursuant to Section 5.

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2.33. “Restricted Shares” mean Shares granted under Section 8 subject to a substantial risk of forfeiture.

2.34. “Restricted Stock Unit” means the right granted under Section 8 to receive, on the date of settlement, one Share or an amount equal to the Fair Market Value of one Share. Restricted Stock Units may be settled in cash, Shares or any combination thereof; provided, however, that unless otherwise provided in an Award Agreement, Restricted Stock Units shall be settled in Shares.

2.35. “Shares” means shares of the Common Stock of the Company, $.25 par value, or any security into which Shares may be converted by reason of any transaction or event of the type referred to in Section 14.

2.36. “Spread” means, in the case of a Stock Appreciation Right, the amount by which the Fair Market Value on the date when any such right is exercised exceeds the Base Price specified in such right.

2.37. “Stock Appreciation Right” means a right granted under Section 7.

2.38. “Subsidiary” means a corporation or other entity in which the Company owns or controls directly or indirectly at least 50 percent of the total combined voting power represented by all classes of stock issued by such corporation, or in the case of a noncorporate entity, at least 50% of the profits or capital interests in such entity, at the time of such grant.

3. Shares Available Under the Plan.

3.1. Reserved Shares. Subject to adjustment as provided in Section 14, the maximum number of Shares that may be (a) issued upon the exercise or settlement of Options or Stock Appreciation Rights, (b) issued as Restricted Shares and released from substantial risk of forfeiture, (c) issued in payment of Deferred Shares or Performance Shares, (d) issued in settlement of Restricted Stock Units, (e) issued in payment of Dividend Equivalents or (f) issued in connection with Other Stock-Based Awards, shall not in the aggregate exceed 6,250,000 Shares plus any shares that were reserved for issuance as of the Original Adoption Date, or underlying awards outstanding as of the Original Adoption Date that were subsequently cancelled or forfeited, under the Griffon Corporation 2011 Equity Incentive Plan, as amended. Such Shares may be Shares of original issuance, Shares held in Treasury, or Shares that have been reacquired by the Company. In addition:

(i) To the extent any Shares covered by an Award are not issued to a Participant (or, if applicable, his heir, legatee or permitted transferee) because the Award is forfeited or cancelled, such Shares shall not be deemed to have been issued for purposes of determining the maximum number of Shares available for issuance under the Plan; provided that Shares covered by an Award shall not again be made available for issuance or delivery under the Plan if such shares are (a) tendered to, or withheld by, the Company in payment of an Option Price, (b) tendered to, or withheld by, the Company to satisfy any tax withholding obligation, (c) covered by a Stock Appreciation Right or other Award and not issued upon the settlement of such Award, or (d) purchased by the Company in the open market with cash proceeds delivered to the Company by a Participant in payment of the Option Price in connection with the exercise of an Option.

(ii) Shares issued under the Plan in settlement, assumption or substitution of outstanding awards (or obligations to grant future awards) under the plans or arrangements of another entity shall not reduce the maximum number of Shares available for issuance under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company acquiring another entity (or an interest in another entity).

3.2. ISO Maximum. In no event shall the number of Shares issued upon the exercise of Incentive Stock Options exceed 600,000 Shares, subject to adjustment as provided in Section 14.

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3.3. Maximum Annual Award. No Participant may receive Awards (including performance-based Awards) in the aggregate in any one fiscal year, subject to adjustment as provided in Section 14, representing more than: (i) 2,000,000 Shares underlying Options; and (ii) 1,000,000 Shares underlying Performance Shares, Performance Units, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Deferred Shares, Dividend Equivalents and Other Stock-Based Awards.

4. Plan Administration.

4.1. Committee Administration. This Plan shall be administered by the Committee. The interpretation and construction by the Committee of any provision of this Plan or of any Award Agreement and any determination by the Committee pursuant to any provision of this Plan or any such agreement, notification or document, shall be final and conclusive. No member of the Committee shall be liable to any person for any such action taken or determination made, other than one made in bad faith.

4.2. Committee Powers. The Committee shall have full authority to interpret the Plan; to establish and amend rules and regulations relating to the Plan; to select the Participants and determine the type of Awards to be made to Participants, the number of shares subject to Awards and the terms, conditions, restrictions and limitations of Awards; and to make all other determinations as are necessary or advisable for the administration of the Plan.

4.3. Committee Delegation. The Committee may delegate to one or more officers of the Company the authority to grant Awards to Participants who are not subject to the requirements of Section 16 of the Exchange Act or Section 162(m) of the Code and the rules and regulations thereunder, provided that the Committee shall have fixed the total number of Shares subject to such grants. Any such delegation shall be subject to the limitations of Section 157(c) of the Delaware General Corporation Law. The Committee may revoke any such allocation or delegation at any time for any reason with or without prior notice.

5. Performance Shares and Performance Units. The Committee may authorize grants of Performance Shares and Performance Units, which shall vest and become payable to the Participant upon the achievement of specified Performance Objectives during a specified Performance Period, upon such terms and conditions as the Committee may determine in accordance with the following provisions:

5.1. Terms and Conditions of Performance Share/Performance Unit Awards. Each grant shall specify the number of Performance Shares or Performance Units to which it pertains. The Performance Period with respect to each Performance Share or Performance Unit shall commence on the Grant Date and may be subject to earlier termination in the event of a Change in Control or other similar transaction or event. Each grant shall specify the Performance Objectives that are to be achieved by the Participant. Each grant may specify in respect of the specified Performance Objectives a minimum acceptable level of achievement below which no payment shall be made and may set forth a formula for determining the amount of any payment to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

5.2. Payment of Performance Shares and Units. Each grant shall specify the time and manner of payment of Performance Shares or Performance Units that shall have been earned, and shall be paid by the Company in Shares.

5.3. Maximum Payment. Subject to Section 3.4 of the Plan, any grant of Performance Shares may specify that the number of Shares payable with respect thereto may not exceed a maximum number of Shares specified by the Committee on the Grant Date.

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5.4. Adjustment of Performance Objectives. The Committee may adjust Performance Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Grant Date that are unrelated to the performance of the Participant and result in distortion of the Performance Objectives or the related minimum acceptable level of achievement.

5.5. Performance Shares and Performance Units Granted to a Named Executive Officer. In the case of an Award of Performance Shares or Performance Units granted to a Names Executive Officer, the following provisions shall apply in addition to, and where necessary, in lieu of, other provisions of the Plan, including the provisions of Sections 5.1 through 5.4:

(i) The Committee shall designate in its sole discretion which Named Executive Officers shall be Participants for a Performance Period within the earlier of the (a) first 90 days of such Performance Period and (b) the lapse of 25% of such Performance Period.

(ii) The Committee shall establish in writing within the earlier of the (a) first 90 days of a Performance Period and (b) the lapse of 25% of the Performance Period, and in any event, while the outcome is substantially uncertain, (x) Performance Objectives for the Performance Period, and (y) in respect of such Performance Objectives, a minimum acceptable level of achievement below which no Award shall be made, and an objective formula or other method for determining the Award to be made if performance is at or above such minimum acceptable level but falls short of the maximum achievement of the specified Performance Objectives.

(iii) Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Objectives for the Performance Period have been achieved and, if so, calculate and certify in writing the amount of the applicable Awards earned for the period based upon the Performance Objectives and the related formulas or methods as determined pursuant to Section 5.5(ii). The Committee shall then determine the actual number of Shares issuable under each Participant’s Award for the Performance Period, and, in doing so, may reduce or eliminate the amount of the Award, as permitted in the Award Agreement. In no event shall the Committee have the authority to increase Award amounts to any Named Executive Officer.

(iv) Subject to Section 20.2, Awards granted for a Performance Period shall, if applicable, be settled within 60 days after completion of the certification described in Section 5.5(iii).

5.6. Other Awards. Any grant of an Award under Sections 6, 7, 8, 9 or 9A and/or the vesting or exercise thereof, may be further conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of this Section 5 regarding Performance Shares and Performance Units.

6. Options. The Committee may from time to time authorize grants of Options to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

6.1. Number of Shares. Each grant shall specify the number of Shares to which it pertains.

6.2. Option Price. Each grant shall specify an Option Price per Share, which shall be equal to or greater than the Fair Market Value per Share on the Grant Date; provided that in the case of any Incentive Stock Option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, the Option Price shall not be less than 110% of the Fair Market Value of a Share on the date of grant.

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6.3. Consideration. Each grant shall specify the form of consideration to be paid in satisfaction of the Option Price and the manner of payment of such consideration, which may include (i) cash in the form of currency or check or other cash equivalent, in each such case as is acceptable to the Company, (ii) subject to approval by the Committee, nonforfeitable, unrestricted Shares owned by the Optionee, or shares underlying the Option being exercised, (iii) any other legal consideration that the Committee may deem appropriate on such basis as the Committee may determine in accordance with this Plan, or (iv) any combination of the foregoing.

6.4. Broker Assisted Exercise. To the extent such program is permitted by the Company and permitted by applicable law, rule or regulations, the Option Price may be satisfied from the proceeds of a sale through a bank or broker on the date of exercise of some or all of the Shares to which the exercise relates pursuant to a broker assisted exercise program provided by such bank or broker.

6.5. Exercise Period. No Option granted may be exercised more than ten years after the Grant Date; provided that in the case of any Incentive Stock Option granted to a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Subsidiary, such Option may not be exercised more than five years after the Grant Date.

6.6. Disqualifying Dispositions of ISOs. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition (as defined in Section 421(b) of the Code) of any Shares acquired pursuant to the exercise of such Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an Incentive Stock Option as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

7. Stock Appreciation Rights. The Committee may also authorize grants to Participants of Stock Appreciation Rights. A Stock Appreciation Right is the right of the Participant to receive from the Company an amount, which, shall be determined by the Committee and shall be expressed as a percentage (not exceeding 100 percent) of the Spread at the time of the exercise of such right. Any grant of Stock Appreciation Rights shall be upon such terms and conditions as the Committee may determine in accordance with the following provisions:

7.1. Payment in Shares. Any amount payable upon the exercise of a Stock Appreciation Right shall be paid by the Company in Shares. Any grant may specify that the number of Shares payable upon the exercise of a Stock Appreciation Right shall not exceed a maximum number of Shares specified by the Committee on the Grant Date.

7.2. Exercise Period. Any grant may specify (a) a waiting period or periods before Stock Appreciation Rights shall become exercisable and (b) permissible dates or periods on or during which Stock Appreciation Rights shall be exercisable; provided that no Stock Appreciation Right granted may be exercised more than ten years after the Grant Date. A grant may specify that a Stock Appreciation Right may be exercised only in the event of a Change in Control or other similar transaction or event.

7.3. Base Price. Each grant shall specify in respect of each Stock Appreciation Right a Base Price per Share, which shall be equal to or greater than the Fair Market Value of such Share on the Grant Date.

7.4. Deemed Exercise. The Committee may provide that a Stock Appreciation Right shall be deemed to be exercised at the close of business on the scheduled expiration date of such Stock Appreciation Right if at such time the Stock Appreciation Right by its terms remains exercisable and, if so exercised, would result in a payment of Shares to the holder of such Stock Appreciation Right.

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8. Restricted Shares and Restricted Stock Units. The Committee may also authorize grants to Participants of Restricted Shares and Restricted Stock Units upon such terms and conditions as the Committee may determine in accordance with the following provisions:

8.1. Transfer of Shares. Each grant of Restricted Shares shall constitute an immediate transfer of the ownership of Shares to the Participant in consideration of the performance of services, subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 10. Each grant of Restricted Shares may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value of such Shares on the Grant Date.

8.2. Restricted Stock Units. Restricted Stock Units are solely a device for the measurement and determination of the amounts to be paid to a Participant under the Plan. Restricted Stock Units do not constitute Shares and shall not be treated as (or as giving rise to) property or as a trust fund of any kind. The right of any Participant in respect of an Award of Restricted Stock Units shall be no greater than the right of any unsecured general creditor of the Company. Each Award Agreement with respect to Restricted Stock Units shall specify the duration of the period of time and conditions under which such Award may be forfeited to the Company. Unless otherwise provided in an Award Agreement, vested Restricted Stock Units shall be settled within 30 days after the applicable vesting date.

9. Deferred Shares. The Committee may authorize grants of Deferred Shares to Participants upon such terms and conditions as the Committee may determine in accordance with the following provisions:

9.1. Deferred Transfer of Shares. Each grant shall constitute the agreement by the Company to issue or transfer Shares to the Participant in the future in consideration of the performance of services, subject to the fulfillment during the Deferral Period of such conditions as the Committee may specify.

9.2. Consideration. Each grant may be made without additional consideration from the Participant or in consideration of a payment by the Participant that is less than the Fair Market Value of such Shares on the Grant Date.

9A. Other Stock-Based Awards. The Committee may authorize grants to Participants of Awards, other than those described in Sections 5 through 9, that are based on, related to, or are in some form of, Shares (“Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form and have such conditions as the Committee shall determine from time to time, including, without limitation, to whom such Other Stock-Based Awards shall be made, the number of Shares to be awarded thereunder (or underlying such Award), and whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares.

10. Vesting.

10.1. In General. Each grant of Options and Stock Appreciation Rights shall specify the period of continuous employment by the Company or any Subsidiary, or service to the Company or any Subsidiary (and in the case of a Non-employee Director, service on the Board), of the Participant that is necessary before such Options or Stock Appreciation Rights, or installments thereof, shall become exercisable. Each grant of Restricted Shares shall specify the period during which such Restricted Shares shall be subject to a “substantial risk of forfeiture” within the meaning of Code Section 83, each grant of Restricted Stock Units shall specify the period during which such Restricted Stock Units shall be subject to forfeiture, and each grant of Deferred Shares shall specify the Deferral Period to which such Deferred Shares shall be subject. Each grant of such Award may provide for the earlier exercise of rights, termination of a risk of forfeiture or termination of a Deferral Period in the event of a Change in Control or similar transaction or event. Notwithstanding anything in the Plan to the contrary, no Award shall be granted with a vesting period that is shorter than one year.

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10.2. Restrictions on Transfer of Restricted Shares. Each grant of Restricted Shares shall provide that, during the period for which a substantial risk of forfeiture is to continue, the transferability of the Restricted Shares shall be prohibited or restricted in the manner and to the extent prescribed by the Committee on the Grant Date. Such restrictions may include, without limitation, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Shares to a continuing substantial risk of forfeiture in the hands of any transferee.

11. Dividends, Dividend Equivalents, and Other Ownership Rights.

11.1. Restricted Shares. Except as otherwise determined by the Committee, an Award of Restricted Shares shall entitle the Participant to voting and other ownership rights during the period for which a substantial risk of forfeiture exists. Notwithstanding the foregoing, any dividends or other distributions that, but for this sentence, would have become payable with respect to such Restricted Shares during the period in which such substantial risk of forfeiture exists shall not be paid to the Participant unless and until such substantial risk of forfeiture lapses.

11.2. Deferred Shares and Performance Shares. Unless otherwise determined by the Committee, during the applicable Deferral Period or the Performance Period, as the case may be, the Participant shall not have any right to transfer any rights under an Award of Deferred Shares or Performance Shares, shall not have any voting rights or other rights of ownership in the Deferred Shares or Performance Shares. Without limiting the foregoing, a Participant shall not be eligible to receive any dividends or other distributions payable on such Deferred Shares or Performance Shares during the applicable Deferral Period or the Performance Period, as the case may be.

11.3. Dividend Equivalents. In connection with the grant of any Award other than Options, Stock Appreciation Rights or Restricted Shares, the Committee may, in its sole discretion, provide that Dividend Equivalents be paid to Participants based on the regular cash dividends declared on Shares, to be credited as of the dividend payment dates, during the period between the date such Award is granted and the date such Award vests, as determined by the Committee. Dividend Equivalents that would otherwise become payable with respect to an Award during the period in which such Award is subject to forfeiture shall not be paid to the Participant unless and until such risk of forfeiture lapses. Unless otherwise provided in an Award Agreement, Dividend Equivalents shall be paid in cash contemporaneously with the settlement of the Shares to which such Dividend Equivalents relate. The Committee may impose such other conditions on the grant, vesting and payment of a Dividend Equivalent as it deems appropriate in its discretion.

11.4. No Dividends or Dividend Equivalents on Unvested Awards. Notwithstanding anything to the contrary in the Plan, any dividends, Dividend Equivalents, or other distributions that, but for this sentence, would have become payable with respect to any Award (including without limitation Awards referred to in Sections 11.1, 11.2 and 11.3) during the period in which a substantial risk of forfeiture exists shall not be paid to the Participant unless and until such substantial risk of forfeiture lapses.

12. Transferability.

12.1. Transfer Restrictions. Except as provided in Section 12.2, no Award granted shall be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights shall be exercisable during a Participant’s lifetime only by the Participant or, in the event of the Participant’s legal incapacity, by his or her guardian or legal representative acting in a fiduciary capacity on behalf of the Participant under state law. Any attempt to transfer an Award in violation of this Plan shall render such Award null and void.

12.2. Limited Transfer Rights. The Committee may expressly provide in an Award Agreement (or an amendment to an Award Agreement) that a Participant may transfer such Award (other than an Incentive Stock Option), in whole or in part, to a spouse or lineal descendant (a “Family Member”), a trust for the exclusive benefit of Family Members, a partnership or other entity in which all the beneficial owners are Family Members,

B-10

or any other entity affiliated with the Participant that may be approved by the Committee. Subsequent transfers of Awards shall be prohibited except in accordance with this Section 12.2. All terms and conditions of the Award, including without limitation provisions relating to termination of the Participant’s employment or service with the Company or a Subsidiary, shall continue to apply following a transfer made in accordance with this Section 12.2. In order for a transfer to be effective, a Participant must agree in writing prior to the transfer on a form provided by the Company to pay any and all payroll and withholding taxes due upon exercise of the transferred Option. In addition, prior to the exercise of a transferred Option by a transferee, arrangements must be made by the Participant with the Company for the payment of all payroll and withholding taxes. Finally, the Company shall be under no obligation to provide a transferee with any notice regarding the transferred Awards held by the transferee upon forfeiture or any other circumstance.

12.3. Restrictions on Transfer. Any Award granted may provide that all or any part of the Shares that are (a) to be issued or transferred by the Company upon the exercise of Options or Stock Appreciation Rights, upon termination of the Deferral Period applicable to Deferred Shares or upon payment under any grant of Performance Shares or Performance Units, or (b) no longer subject to the substantial risk of forfeiture and restrictions on transfer referred to in Section 10, shall be subject to further restrictions upon transfer, including restrictions relating to any minimum Share ownership requirements imposed by the Company with respect to a Participant.

13. Award Agreement. Each grant under the Plan shall be evidenced by an Award Agreement, which shall describe the subject Award, state that the Award is subject to all of the terms and conditions of this Plan and contain such other terms and provisions as the Committee may determine consistent with this Plan.

14. Adjustments. The Committee shall make or provide for appropriate adjustments in the (a) number of Shares covered by outstanding Options, Stock Appreciation Rights, Deferred Shares, Restricted Shares, Restricted Stock Units, Performance Shares, Dividend Equivalents and Other Stock-Based Awards granted hereunder, (b) prices per Share applicable to such Options and Stock Appreciation Rights, and (c) kind of Shares covered thereby (including Shares of another issuer), as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of Participants that otherwise would result from (x) any stock dividend, stock split, combination or exchange of Shares, recapitalization or other change in the capital structure of the Company, (y) any merger, consolidation, spin-off, spin-out, split-off, split-up, reorganization, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities, or (z) any other corporate transaction or event having an effect similar to any of the foregoing. Moreover, in the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. The Committee may also make or provide for such adjustments in each of the limitations specified in Section 3 as the Committee in its sole discretion may in good faith determine to be appropriate in order to reflect any transaction or event described in this Section 14. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

15. Fractional Shares. The Company shall not be required to issue any fractional Shares pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement thereof in cash.

16. Withholding Taxes. The Company shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment taxes required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of any taxes required and/or permitted by law to be withheld from an Award by (i) withholding from any payment of Shares due as a result of such Award a number of Shares having a Fair Market Value, as determined by the Company, equal to the minimum amount of such required withholding taxes and/or (ii) permitting the Participant to deliver to the Company Shares having a Fair Market Value, as determined by the Committee, equal to all or any portion of such taxes.

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17. Certain Terminations of Employment, Hardship and Approved Leaves of Absence. In the event of termination of employment by reason of death, disability, normal retirement, early retirement with the consent of the Committee, other termination of employment or a leave of absence that is approved by the Committee, or in the event of hardship or other special circumstances that are approved by the Committee, of a Participant who holds an Option or Stock Appreciation Right that is not immediately and fully exercisable, any Restricted Shares or Restricted Stock Units as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, any Deferred Shares as to which the Deferral Period is not complete, any Performance Shares or Performance Units that have not been fully earned, any Shares that are subject to any transfer restriction pursuant to Section 12.3, or any Other Stock-Based-Award that is subject to any similar limitations or restrictions, the Committee may, in its sole discretion, take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any Award and providing for post-termination exercise periods with respect to any Option or Stock Appreciation Right; provided that in the case of any Award subject to Section 409A of the Code, the Committee shall not take any action pursuant to this Section 17 unless such action is permissible under Section 409A of the Code and the regulations thereunder. Notwithstanding the foregoing or anything else contained in this Plan to the contrary, except in the case of a Participant’s death or disability or as otherwise permitted by Section 21, the Committee shall not have the authority to accelerate the vesting, exercise, or payment of any Award or the Performance Period of any Award.

18. Termination for Cause. A Participant who is terminated for Cause shall, unless otherwise determined by the Committee, immediately forfeit, effective as of the date the Participant engages in such conduct, all unexercised, unearned, and/or unpaid Awards, including, but not by way of limitation, Awards earned but not yet paid or exercised, all unpaid dividends and all interest, if any, accrued on the foregoing.

19. Foreign Participants. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals, or who are employed by or perform services for the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose, provided that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

20. Amendments and Other Matters.

20.1. Plan Amendments. This Plan may be amended from time to time by the Board, but no such amendment shall: (a) increase any of the limitations specified in Section 3, other than to reflect an adjustment made in accordance with Section 14, (b) change the class of persons eligible to receive grants of Awards or the types of Awards available under the Plan, or (c) increase the benefits to Participants under the Plan, in any such case without the further approval of the stockholders of the Company. The Board shall also condition any amendment on the approval of the stockholders of the Company if such approval is necessary with respect to the applicable listing or other requirements of a national securities exchange or other applicable laws, policies or regulations, and the Board may condition any amendment on the approval of the stockholders of the Company if such approval is deemed advisable to comply with such requirements.

20.2. Award Deferrals. An Award Agreement may provide that payment of any Award, dividend, or any portion thereof, may be deferred by a Participant until such time as the Committee may establish, provided that no Award of any Option or a Stock Appreciation Right shall be permitted to be deferred and further provided that such deferral is made in accordance with the requirements of Section 409A of the Code. All such deferrals shall

B-12

be accomplished by the delivery of a written, irrevocable election by the Participant prior to the time established by the Committee in accordance with the requirements of Section 409A of the Code for such purpose, on a form provided by the Company. Deferred Awards may also be credited with interest, at such rates to be determined by the Committee.

20.3. Conditional Awards. To the extent permitted under Section 409A of the Code, the Committee may condition the grant of any Award or combination of Awards on the surrender or deferral by the Participant of his or her right to receive a cash bonus or other compensation otherwise payable by the Company or any Subsidiary to the Participant.

20.4. Repricing Prohibited. No Award may be repriced, replaced, regranted through cancellation, or modified, directly or indirectly, without the approval of the stockholders of the Company, provided that nothing herein shall prevent the Committee from taking any action provided for in Section 14.

20.5. Underwater Option Buyouts Prohibited. Without the approval of the stockholders of the Company, the Company shall not cancel, or acquire in exchange for cash or other property, any Underwater Option. An Option shall be deemed to be an “Underwater Option” on any given date if, and only if, on such date, the Option Price in respect of such Option is greater than the Fair Market Value on such date; provided that nothing herein shall prevent the Committee or the Board from taking any action provided for in Section 14 or 21.3. In no event shall this Section 20.5 be construed to apply to “issuing or assuming a stock option in a transaction to which Section 424(a) applies,” within the meaning of Section 424 of the Code.

20.6. Amendments to Awards. Subject to the requirements of Section 20.4, the Committee may at any time unilaterally amend any unexercised, unearned, or unpaid Award, including, but not by way of limitation, Awards earned but not yet paid, to the extent it deems appropriate (including for the purposes of compliance with local laws and regulations or to avoid costly government filings); provided, however, that except to the extent that the Committee determines that an amendment is necessary to avoid a penalty tax under Section 409A of the Code, any such amendment which, in the opinion of the Committee, is materially adverse to the Participant shall require the Participant’s consent.

20.7. No Employment Right. This Plan shall not confer upon any Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary and shall not interfere in any way with any right that the Company or any Subsidiary would otherwise have to terminate any Participant’s employment or other service at any time.

20.8. Compliance with Section 409A of the Code. Notwithstanding any other provision of the Plan to the contrary, (a) to the extent that any payment of or in connection with an Award constitutes a payment under a “non-qualified deferred compensation plan,” as defined in Section 409A of the Code, such payment shall be made in compliance with Section 409A of the Code and (b) any adjustment of Shares or prices per Share or substitution of Awards pursuant to Section 14 and any modification of Awards pursuant to Section 17 shall not cause the affected Award to violate the requirements of Section 409A of the Code.

21. Change in Control. Except as otherwise provided at the time of grant in an Award Agreement relating to a particular Award and subject to the requirements of Section 14, if a Change in Control occurs, then:

21.1. If a Participant is terminated without Cause within two years following such Change in Control, the Participant’s Restricted Shares, Restricted Stock Units, Deferred Shares, Performance Shares, Performance Units, Dividend Equivalents or Other Stock-Based Awards that were forfeitable shall, unless otherwise determined by the Committee prior to the occurrence of the Change in Control, become nonforfeitable and, to the extent applicable, be converted into Shares.

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21.2. If a Participant is terminated without Cause within two years following such Change in Control, the Participant’s unexercised Option or Stock Appreciation Right, whether or not exercisable on the date of such Change in Control, shall thereupon be fully exercisable and may be exercised, in whole or in part.

21.3. Notwithstanding Sections 21.1 and 21.2, in the event of a Change in Control, the Committee may in its discretion cancel any outstanding Awards and (i) pay to the holders thereof the cash value of such Awards based upon the price per Share received or to be received by other stockholders of the Company in such Change of Control or (b) arrange for substitute awards to be granted to the holders thereof, denominated in the equity of the acquirer or an affiliate thereof, provided such substitute awards substantially preserve the value of the substituted Awards.

21.4. If a Change in Control occurs during the term of one or more Performance Periods for which the Committee has granted Performance Shares, Performance Units or any other performance-based Awards pursuant to the provisions of Section 5, then, upon the occurrence of such Change in Control, (a) the term of each such Performance Period (hereinafter a “current Performance Period”) shall immediately terminate and (b) for each current Performance Period and each completed Performance Period for which the Committee has not on or before the occurrence of the Change in Control made a determination as to whether and to what degree the Performance Objectives for such period have been attained, the applicable Performance Objectives shall be deemed to have been attained at one hundred percent (100%) of the applicable target level or, if no target level is specified, at such level as shall result in the Participant’s being entitled to receive one hundred percent (100%) of the Award previously granted to him for each such Performance Period; subject in each case to the Participant’s continued service with the Company or its Subsidiaries until the original expiration date of the applicable Performance Period or the original applicable date on which the restrictions applicable to the Award were to lapse, as the case may be (except that upon a termination of the Participant’s employment within 24 months after a Change of Control (i) by the Company without Cause or (ii) as a result of the Participant’s death, the Participant’s Award will immediately vest and the restrictions shall lapse).

21.5. Upon a Change in Control, any Awards deferred by a Participant under Section 20.2, but for which he or she has not received payment as of such date, shall be paid after the occurrence of the Change in Control but no later than the 90th day following such Change in Control.

21.6. Notwithstanding any provision of this Section 21, in the case of any Award subject to Section 409A of the Code, such Award shall vest and be settled only in accordance with the terms of the applicable Award Agreement and the Committee shall only be permitted to use discretion to the extent that such discretion would be permitted under Section 409A of the Code.

22. Effective Date. This Plan shall become effective on the date it is approved by the stockholders of the Company (the “Effective Date”). All Awards shall be governed in accordance with the terms and conditions of the Plan in effect on the date of their respective Award Agreements.

23. Termination. This Plan shall terminate on the tenth anniversary of the earlier of the date on which the Plan was adopted or the Effective Date, and no Award shall be granted after such date; provided that such termination of the Plan shall not have any impact on Awards previously granted that remain outstanding at the time of such termination.

24. Savings Clause. This Plan is intended to comply in all aspects with applicable laws and regulations. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under applicable law and regulation, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all applicable laws so as to foster the intent of the Plan.

B-14

25. Arbitration of Disputes. Any and all disputes arising out of or relating to the Plan or any Award Agreement (or breach thereof) shall be resolved exclusively through binding arbitration in the State of New York in accordance with the rules of the American Arbitration Association then in effect.

26. Regulatory Approvals and Listings. Notwithstanding anything contained in this Plan to the contrary, the Company shall have no obligation to issue or deliver certificates of Shares evidencing Awards or any other Award resulting in the payment of Shares prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Shares to listing on the stock exchange or market on which the Shares may be listed, and (iii) the completion of any registration or other qualification of said Shares under any state or federal law or ruling of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable. The Committee may, from time to time, impose additional restrictions upon an Award, including but not limited to, restrictions regarding tax withholdings and restrictions regarding the Participant’s ability to exercise Awards under the Company’s broker-assisted stock option exercise program.

27. No Right, Title, or Interest in Company Assets. No Participant shall have any rights as a stockholder of the Company as a result of participation in the Plan until the date of issuance of a stock certificate in his or her name, and, in the case of Restricted Shares, such rights are granted to the Participant under the Plan. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company. All of the Awards granted under the Plan shall be unfunded.

28. No Guarantee of Tax Consequences. Notwithstanding any other provision of the Plan, no person connected with the Plan in any capacity, including, but not limited to, the Company and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, shall be applicable with respect to the tax treatment of any Award, any amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment shall apply to or be available to a Participant on account of participation in the Plan, or that any of the foregoing amounts shall not be subject to the 20% penalty tax and interest under Section 409A of the Code.

29. Governing Law. The validity, construction and effect of this Plan and any Award hereunder shall be determined in accordance with the laws of the State of Delaware.

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AMENDMENT NO. 1

GRIFFON CORPORATION AMENDED AND RESTATED
2016 EQUITY INCENTIVE PLAN

WITNESSETH:

WHEREAS, Griffon Corporation (the “Company”) adopted the Griffon Corporation Amended and Restated 2016 Equity Incentive Plan (the “Plan”) to attract, motivate and retain selected employees, consultants and non-employee directors for the Company and its subsidiaries, to provide such persons with incentives and rewards for superior performance and to better align the interests of such persons with the interests of the Company’s stockholders as further described therein, and

WHEREAS, the Company desires to amend the Plan to increase the number of shares available under the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Subject to and effective upon stockholder approval, the shares available under the Plan pursuant to Section 3.1 shall be increased by 2,600,000 shares.

2. Except as specifically provided in and modified by this amendment, the Plan is in all other respects hereby ratified and confirmed and references to the Plan shall be deemed to refer to the Plan as modified by this amendment.

To record the adoption of this Amendment No. 1 to the Plan, Griffon Corporation has caused its authorized officer to affix its corporate name this 15th day of January, 2024.

GRIFFON CORPORATION

By:	/s/ Seth L. Kaplan
Name: Seth L. Kaplan
Title: Senior Vice President
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ANNUAL MEETING OF SHAREHOLDERS OF

GRIFFON CORPORATION

March 20, 2024

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K
are available at http://www.astproxyportal.com/ast/03170

Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

21303003003000000000	1	032024
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR the election of directors.

1. ELECTION OF THE FOLLOWING NOMINEES:

NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ Henry A. Alpert
¡  Jerome L. Coben
¡  Travis W. Cocke
¡  H. C. Charles Diao
¡  Louis J. Grabowsky
¡  Lacy M. Johnson
¡  Ronald J. Kramer
¡  General Victor Eugene Renuart
¡  James W. Sight
¡  Samanta Hegedus Stewart
¡  Kevin F. Sullivan
¡  Michelle L. Taylor
¡ Cheryl L. Turnbull

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

The Board of Directors recommends a vote FOR the advisory resolution on the compensation of our executive officers as disclosed in the Proxy Statement.
		FOR	AGAINST	ABSTAIN
2.	Approval of the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.	☐	☐	☐

The Board of Directors recommends a vote FOR the approval of Amendment No. 1 to the Amended and Restated 2016 Equity Incentive Plan to increase the number of shares available for future awards.

		FOR	AGAINST	ABSTAIN
3.	Approval of Amendment No. 1 to the Griffon Corporation Amended and Restated 2016 Equity Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote FOR ratification of Grant Thornton LLP.

		FOR	AGAINST	ABSTAIN
4.	Ratification of the selection by our audit committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2024.	☐	☐	☐

5.	Upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

GRIFFON CORPORATION

March 20, 2024

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, Proxy Statement, Proxy Card and Annual Report on Form 10-K
are available at http://www.astproxyportal.com/ast/03170

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

21303003003000000000	1	032024

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends a vote FOR the election of directors.

1. ELECTION OF THE FOLLOWING NOMINEES:

NOMINEES:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	¡ Henry A. Alpert
¡  Jerome L. Coben
¡  Travis W. Cocke
¡  H. C. Charles Diao
¡  Louis J. Grabowsky
¡  Lacy M. Johnson
¡  Ronald J. Kramer
¡  General Victor Eugene Renuart
¡  James W. Sight
¡  Samanta Hegedus Stewart
¡  Kevin F. Sullivan
¡  Michelle L. Taylor
¡ Cheryl L. Turnbull

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

The Board of Directors recommends a vote FOR the advisory resolution on the compensation of our executive officers as disclosed in the Proxy Statement.
		FOR	AGAINST	ABSTAIN
2.	Approval of the resolution approving the compensation of our executive officers as disclosed in the Proxy Statement.	☐	☐	☐

The Board of Directors recommends a vote FOR the approval of Amendment No. 1 to the Amended and Restated 2016 Equity Incentive Plan to increase the number of shares available for future awards.

		FOR	AGAINST	ABSTAIN
3.	Approval of Amendment No. 1 to the Griffon Corporation Amended and Restated 2016 Equity Incentive Plan.	☐	☐	☐

The Board of Directors recommends a vote FOR ratification of Grant Thornton LLP.

		FOR	AGAINST	ABSTAIN
4.	Ratification of the selection by our audit committee of Grant Thornton LLP to serve as our independent registered public accounting firm for fiscal year 2024.	☐	☐	☐

5.	Upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE DATE, SIGN AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE

Signature of Shareholder	Date:	Signature of Shareholder	Date:
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

GRIFFON CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS
March 20, 2024

As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.

The undersigned hereby appoints RONALD J. KRAMER and SETH L. KAPLAN, or either of them, attorneys and Proxies with full power of substitution in each of them, in the name and stead of the undersigned to vote as Proxy all the stock of the undersigned in GRIFFON CORPORATION, a Delaware corporation, at the Annual Meeting of Stockholders scheduled to be held on March 20, 2024 and any postponements or adjournments thereof.

THE SHARES REPRESENTED HEREBY SHALL BE VOTED BY PROXIES, OR ANY OF THEM, AS SPECIFIED AND, IN THEIR DISCRETION, UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS FOR PROPOSALS 1, 2, 3 AND 4 AND IN THE DISCRETION OF THE PROXYHOLDERS ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

(Continued and to be signed on the reverse side.)

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